EXHIBIT 10.42

EXECUTION

FOURTH AMENDED AND RESTATED

FINANCING AGREEMENT AND GUARANTY

among

FiberMark, Inc.

(as Guarantor)

FiberMark Durable Specialties, Inc.,

FiberMark Filter and Technical Products, Inc.

FiberMark Office Products, LLC

and

FiberMark DSI Inc.

(as Borrowers and Guarantors)

The CIT Group/Business Credit, Inc.

The CIT Group/Equipment Financing, Inc.

Such other Lenders that may become

signatory hereto

(as Lenders)

and

The CIT Group/Business Credit, Inc.

(as Agent for the Lenders)

Dated as of January 31, 2002

FOURTH AMENDED AND RESTATED FINANCING AGREEMENT AND GUARANTY dated as of January 31, 2002, among FiberMark, Inc. (“FiberMark”), a Delaware corporation, FiberMark Durable Specialties, Inc. (“FiberMark Durable”), a Delaware corporation, FiberMark Filter and Technical Products, Inc. (“FiberMark Filter”), a Delaware corporation, FiberMark Office Products, LLC (“FiberMark Office”), a Vermont limited liability company, and FiberMark DSI Inc. (“DSI”), a New York corporation, The CIT Group/Business Credit, Inc. (“CITBC”), a New York corporation, with offices located at 1211 Avenue of the Americas, New York, New York, The CIT Group/Equipment Financing, Inc. (“CITEF,” and together with CITBC, the “Initial Lenders”), a New York Corporation, with offices located at 1540 West Fountainhead Parkway, Tempe, Arizona  85282, the other lenders that may, subsequent to the date hereof, purchase from the Initial Lenders a portion of their rights and obligations under this Fourth Amended and Restated Financing Agreement and Guaranty pursuant to, and in accordance with, Section 14.07 hereof (CITBC, CITEF and such other lenders each individually a “Lender” and collectively the “Lenders”), and CITBC as agent for the Lenders (in such capacity, together with its successors or assigns in such capacity, the “Agent”).  FiberMark Durable, FiberMark Filter, FiberMark Office and DSI are referred to as a “Borrower” and collectively as the “Borrowers”.  FiberMark, FiberMark Durable, FiberMark Filter, FiberMark Office and DSI and each Acquired Entity are referred to herein as a “Guarantor” and collectively as the “Guarantors”.  The Guarantors and the Borrowers are referred to herein collectively as the “Obligors”.

PRELIMINARY STATEMENTS

1.  References.  Reference is made to the Third Amended and Restated Financing Agreement and Guaranty dated as of September 30, 1999 among FiberMark, FiberMark Durable, FiberMark Filter, FiberMark Office, CITBC, CITEF, each of the other Lenders signatory thereto and CITBC as Agent for the Lenders as amended by a letter agreement dated October 28, 1999 (as so amended, the “September 1999 Agreement”).

2.  Amendment and Restatement.  To the extent this Fourth Amended and Restated Financing Agreement and Guaranty amends the September 1999 Agreement, the September 1999 Agreement is amended, and to the extent this Fourth Amended and Restated Financing Agreement and Guaranty restates the September 1999 Agreement, the September 1999 Agreement is restated, with the effect that this Fourth Amended and Restated Financing Agreement and Guaranty amends and restates the September 1999 Agreement in its entirety.  The intent of the parties is that this Fourth Amended and Restated Financing Agreement and Guaranty continue in effect the credit facilities heretofore provided under the September 1999 Agreement, on the amended and restated terms set forth herein.  No novation of the obligations outstanding under the September

1999 Agreement is intended to be effected, or shall be deemed to have occurred, by reason of the execution and delivery hereof.  All obligations accrued under the September 1999 Agreement and unpaid as of the Closing Date shall continue outstanding as obligations under this Fourth Amended and Restated Financing Agreement and Guaranty.

The Borrowers desire that the Lenders extend credit as provided herein, and the Lenders are prepared to extend such credit.  Accordingly, the Borrowers, the Guarantors, the Lenders and the Agent agree as follows:

ARTICLE I.           DEFINITIONS, ACCOUNTING TERMS AND RULES OF CONSTRUCTION

Section 1.01.  Defined Terms.  As used in this Fourth Amended and Restated Financing Agreement and Guaranty the following terms have the following meanings (terms defined in the singular to have the same meanings when used in the plural and vice versa):

1996 Indenture means the Indenture dated as of October 15, 1996, among FiberMark, Inc. (formerly known as Specialty Paperboard, Inc.), the Guarantors (as defined therein) and the Trustee (as defined therein) pursuant to which the 1996 Senior Notes are issued, as amended, modified or supplemented from time to time.

1996 Indenture Limit means (a) the sum of (i) eighty-five percent (85%) of the net book value of the accounts receivable of FiberMark and the Restricted Subsidiaries (as defined in the 1996 Indenture), determined in accordance with the provisions of the 1996 Indenture, and (ii) fifty percent (50%) of the net book value of the inventory of FiberMark and such Restricted Subsidiaries, determined in accordance with the provisions of the 1996 Indenture, less (b) any required permanent repayments of principal hereunder that are accompanied by a permanent reduction in the aggregate Lender Loan Commitments.

1996 Senior Notes means the “Securities” issued pursuant to the terms and provisions of, and as defined in, the 1996 Indenture.

2001 Indenture means the Indenture dated as of April 18, 2001, among FiberMark, Inc., the Guarantors (as defined therein) and the Trustee (as defined therein) pursuant to which the 2001 Senior Notes are issued, as amended, modified or supplemented from time to time.

2001 Senior Notes means the “Securities” issued pursuant to the terms and provisions of, and as defined in, the 2001 Indenture.

Account Debtor means each Person obligated to pay on an Account Receivable.

Accounts shall mean all of an Obligor’s now existing and future:  (a) Accounts Receivable (whether or not specifically listed on schedules furnished to the Agent), and any and all instruments, documents, contract rights, chattel paper, investment property, letters of credit, letter-of-credit rights, money and general intangibles, including, without limitation, all accounts, created by or arising from all of the Obligor’s sales of goods or rendition of services to its customers, (b) unpaid seller’s rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (c) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (d) reserves and credit balances arising hereunder; (e) guarantees or other supporting obligations in respect of, or collateral for, any of the foregoing; (f) insurance policies or rights relating to any of the foregoing; and (g) cash and non–cash proceeds of any and all the foregoing.

Accounts Receivable means any right to payment for goods sold by or services rendered by an Obligor, including all accounts arising from sales or rendition of services made under any of the Obligor’s trade names or styles, or through any of the Obligor’s divisions; regardless of how such right is evidenced, whether secured or unsecured, or now existing or hereafter arising.

Acquired Entity shall mean (x) any Person acquired by any Obligor hereunder by way of (i) the purchase of stock or assets of such Person and all or a portion of the consideration paid for such stock or assets is paid directly or indirectly with the proceeds of the Revolving Credit Loans or (ii) consolidation or merger of such Person with or into any Obligor or (y) any entity formed to acquire the assets or stock of another Person and all or a portion of the consideration paid for such stock or assets is paid directly or indirectly with the proceeds of the Revolving Credit Loans.

Acquired Indebtedness means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary or at the time it merges or consolidates with any Obligor or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary or such acquisition, merger or consolidation.

Additional Costs shall have the meaning specified in Section 3.17.

Affected Loans shall have the meaning specified in Section 3.20.

Affiliate means with respect to any designated Person, any Person which, directly or indirectly, controls or is controlled by or is under common control with such designated Person.  For purposes of this definition, “control”, “controlled by” and “under common control with”, as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

Agent means The CIT Group/Business Credit, Inc., or any successor thereof, acting as agent for Lenders pursuant to this Financing Agreement.

Anniversary Date shall mean each September 30, commencing September 30, 2002.

Applicable Brattleboro Collateral Value shall mean, at any time, the excess of (a) (i) until the Net Realizable Valuation has been delivered to the Agent, $25,000,000, or (ii) once the Net Realizable Valuation has been delivered to the Agent, the lesser of (A) $25,000,000 and (B) 50% of the Net Realizable Value, over (b) the product of $893,000 and the number of Quarterly Payment Dates that have occurred after the Closing Date.

Applicable Lending Office means, for each of the Lenders, the lending office of such Lender (or of an Affiliate of such Lender) designated as such for such Type of Loan on the signature page hereto or in the applicable Assignment and Acceptance Agreement or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to Agent and the Borrowers as the office by which its Revolving Credit Loans of such Type are to be made and maintained.

Applicable Margin means the relevant “Applicable Margin”, determined in accordance with Schedule 1.01 based on the Leverage Ratio as of the date of determination.

Approvals and Permits means any permits, variance, permission, authorization, consent, approval, license, franchise, ruling, permit, tariff, rate, certification, exemption, or registration issued by any Governmental Authority which is required to be obtained in accordance with applicable Law in connection with the ownership, operation, construction, or maintenance of its property.

Assignment and Acceptance shall have the meaning ascribed to such term in Section 14.07.

Assignment of Claims Act shall mean 31 United States Code Annotated Section 3727 and all amendments and supplements thereto and all rules and regulations promulgated thereunder.

Availability shall mean:

(a)           Through September 30, 2002, the excess of

(i)            the lesser of (A) the Borrowing Base, and (B) the Revolving Credit Facility, over

(ii)           the sum of (A) the outstanding aggregate amount of all outstanding Obligations of all the Borrowers taken together, and (B) the Availability Block; and

(b)           After September 30, 2002, the excess of

(i)            the lesser of (A) the Borrowing Base, and (B) the Revolving Credit Facility, over

(ii)           the outstanding aggregate amount of all outstanding Obligations of all the Borrowers taken together;

Availability Block shall mean, at any time:

(a)           the sum of (i) twenty-five percent (25%) of the Net Collateral Availability from A/R and Inventory, plus (ii) 50% of Brattleboro Collateral Availability; or

(b)           if cumulative Consolidated EBITDA for the period commencing January 1, 2002, determined as of the end of the then-most-recently-ended fiscal quarter, is less than fifty percent (50%) of the cumulative Consolidated EBITDA for such period set forth in the then-current Projections, the sum of (i) thirty-seven and one-half percent (37.5%) of Net Collateral Availability from A/R and Inventory, plus (ii) seventy-five percent (75%) of Brattleboro Collateral Availability.

Board of Directors shall mean, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

Board of Governors means the Board of Governors of the Federal Reserve Bank or any entity succeeding to any or all of its functions.

Board Resolution shall mean, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Agent.

Borrowing Base means at any time an amount equal to the lesser of:

(a)           the sum of

(i)            ninety percent (90%) of then outstanding Eligible Accounts Receivable; and

(ii)           (A) until the earlier of the date that is forty-five (45) days after the Closing Date and the date that the initial Net Inventory Liquidation Valuation is delivered to the Agent, sixty percent (60%) of Eligible Inventory, and (B) after such date, the lesser of (1) sixty percent (60%) of Eligible Inventory, and (2) eighty-five percent (85%) of the Net Inventory Liquidation Value; and

(iii)          the Brattleboro Collateral Availability; and

(b)           the 1996 Indenture Limit.

Borrowing Base Certificate  means a Certificate substantially in the form of Exhibit H, certified by an officer of FiberMark, with respect to the Borrowing Base.

Brattleboro Collateral shall mean all of FiberMark Office’s present and future right, title and interest in and to the Equipment and the Real Estate, whether now owned or hereafter acquired; and, to the extent not otherwise included, all proceeds and products of any and all of the foregoing, in whatever form (including, but not limited to, accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, oil, gas or other minerals before extraction, and general intangibles).

Brattleboro Collateral Availability shall mean (a) until the earlier of the date that is forty-five (45) days after the Closing Date and the date that the initial Net Realizable Valuation is delivered to the Agent, the Applicable Brattleboro Collateral Value, and (b) after such date, the lesser of (i) the Applicable Brattleboro Collateral Value and the Net Realizable

Value (and, until the Net Realizable Valuation has been delivered to the Agent, the Net Realizable Value, for purposes of this definition, shall be zero).

Business Day shall mean (a) for all purposes other than those covered by clause (b) below, any day that CITBC and The Chase Manhattan Bank are open for business excluding Saturday, Sunday and any day that either is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are closed and (b) with respect to all notices, determinations, fundings and payments in connection with the Libor Rate, any date that is a Business Day as described in clause (a) above that is also a day for trading by and between banks in dollar deposits in the applicable interbank Libor market.

Capital Lease means any lease of property (real or personal or mixed) which, in accordance with GAAP, would be required to be capitalized on a balance sheet of the lessee.

Capitalized Lease Obligations shall mean, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligation at any date shall be capitalized amount of such obligations at such date, determined in accordance with GAAP.

Chase Manhattan Bank Rate shall mean the rate of interest from time to time announced by The Chase Manhattan Bank at its principal office in the City of New York.  (The prime rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers).

Chase Manhattan Bank Rate Loans shall mean all or any portion of the Revolving Credit Loans for which any Borrower has elected to use the Chase Manhattan Bank Rate for interest rate calculations.

CITBC means The CIT Group/Business Credit, Inc., a New York corporation, and its successors.

CITEF means The CIT Group/Equipment Financing, Inc., a New York corporation, and its successors.

Closing Date means the date upon which the conditions set forth in Section 2.01 shall have been fulfilled to the satisfaction of the Agent.

Code means The Internal Revenue Code of 1986, as thereafter amended.

Collateral shall mean, collectively, (i) all of each Obligor’s right, title and interest, whether now owned or hereafter acquired, in and to all present and future Accounts and Inventory, wherever located, including all rights under all permits granted in favor of FiberMark Office relating to its facility in Brattleboro, Vermont; and, to the extent not otherwise included, all proceeds and products of any and all of the foregoing, in whatever form (including, but not limited to, accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, oil, gas or other minerals before extraction, and general intangibles); and (ii) the Brattleboro Collateral.

Collateral Management Fee shall mean the sum of Fifty Thousand Dollars ($50,000) which shall be paid to the Agent for its own account in accordance with Section 6.03 of this Financing Agreement to offset the expenses and costs of the Agent in connection with record keeping, periodic examinations, analyzing and evaluating the Collateral.

Consolidated Debt shall mean all Indebtedness of FiberMark and its Subsidiaries, determined on a consolidated basis, other than obligations in respect of the deferred purchase price of property or services.

Consolidated EBITDA  shall mean, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of FiberMark and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense and (C) the excess of (1) Consolidated Non-cash Charges for such period over (2) any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for FiberMark and its Subsidiaries in accordance with GAAP.

Consolidated Fixed Charge Coverage Ratio shall mean the ratio of (i) Consolidated EBITDA during the four full fiscal quarters (the “Four Quarter Period”) ending (A) for the purposes of Section 10.01, on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”), or (B) for purposes of Section 11.02, on any date during the term of this Financing Agreement, to (ii) Consolidated Fixed Charges for the Four Quarter Period.  In addition to and without limitation of the foregoing, in determining the Consolidated Fixed Charge Coverage Ratio for purposes of Section 10.01, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act of 1933, as amended) basis for the period of such calculation to (1) the incurrence or repayment of any Indebtedness of FiberMark or any of its Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (2) any Asset Sales (as defined in either Indenture) or Asset Acquisitions (as defined in either Indenture) (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of FiberMark or one of its Subsidiaries (including any Person who becomes an Acquired Entity as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.  If FiberMark or any of its Subsidiaries directly or indirectly guarantee Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if FiberMark or any such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.  Furthermore, in calculating “Consolidated Fixed Charges” for purposes of Section 10.01, in determining the denominator (but not the numerator) of the “Consolidated Fixed Charge Coverage Ratio”, (I) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest in such Indebtedness in effect on the Transaction Date; (II) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, an eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; (III) notwithstanding clause (I) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements, and (IV) there shall be added an amount equal to the aggregate obligations with respect to all Operating Leases of the Obligors in effect as of the Transaction Date (and, if applicable, after giving effect to the Operating Lease being entered into) that are scheduled to become due and payable within the twelve-month period commencing on the Transaction Date.

Consolidated Fixed Charges shall mean, with respect to FiberMark for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock (as defined in either Indenture) of FiberMark (other than dividends paid in Qualified Capital Stock paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal, plus (iii) scheduled payments in respect of the principal of all Indebtedness of FiberMark and its Subsidiaries for such period, including that portion of Capitalized Lease Obligations for such period attributable to principal amortization in accordance with GAAP (it being understood that amortization in respect of the Brattleboro Collateral shall not be deemed to constitute payments in respect of the principal of Indebtedness), plus (iv) all federal, state and foreign income taxes incurred by FiberMark and its Subsidiaries for such period, determined on a cash basis, plus (v) all Capital Expenditures for such period, to the extent not paid with the proceeds of Indebtedness.

Consolidated Interest Expense shall mean, with respect to FiberMark for any period, the sum of, without duplication:  (i) the aggregate of the interest expense of FiberMark and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount, (b) the net costs under Interest Swap Obligations, (c) the capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by FiberMark and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

Consolidated Net Income shall mean, with respect to FiberMark, for any period, the aggregate net income (or loss) of FiberMark and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (without duplication) (a) after-tax gains or losses from Asset Sales or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains or losses, (c) the net income (or loss) of any Person acquired in a “pooling of interests” transaction accrued prior to the date it becomes a Subsidiary or is merged or consolidated with FiberMark or any Subsidiary, (d)

the net income (but not loss) of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Subsidiary, except to the extent of cash dividends or distributions paid to FiberMark or to a Subsidiary by such Person, (f) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (g) in the case of a successor to FiberMark by consolidation or merger or as a transferee of FiberMark’s assets, any net income of the successor corporation prior to such consolidation, merger or transfer of assets, (h) currency translation adjustments, and (i) non-cash charges, incurred in each case on a one-time basis, relating to plant closures (including but not limited to Fitchburg, Massachusetts).

Consolidated Net Worth shall mean, at any time, the excess of Consolidated Total Assets over Consolidated Total Liabilities, but excluding the effects on such calculation of (a) currency translation adjustments, and (b) non-cash charges, incurred in each case on a one-time basis, relating to plant closures (including but not limited to Fitchburg, Massachusetts).

Consolidated Non-cash Charges shall mean, with respect to FiberMark, for any period, the aggregate depreciation, amortization and other non-cash expenses of FiberMark and its Subsidiaries reducing Consolidated Net Income of FiberMark for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

Consolidated Total Assets shall mean, at any time, the total assets of FiberMark and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

Consolidated Total Liabilities shall mean, at any time, the total liabilities of FiberMark and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

Continue, Continuation and Continued shall refer to the continuation pursuant to Section 6.01 hereof of a Libor Rate Loan as a Libor Rate Loan from one Libor Rate Period to the next Libor Rate Period.

Convert, Conversion and Converted shall refer to a conversion pursuant to Section 6.01 hereof of Chase Manhattan Bank Rate Loans into Libor Rate Loans or Libor Rate Loans into Chase Manhattan Bank Rate Loans, each of which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

Corporate Obligors means each of FiberMark, FiberMark Durable, FiberMark Filter and DSI.

Customarily Permitted Liens shall mean:

(a)  Liens of local, provincial, or state authorities for franchise or other like taxes provided the aggregate amounts secured by such Liens shall not exceed One Hundred Thousand Dollars ($100,000) in the aggregate outstanding at any one time;

(b)  statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other like Liens imposed by Law, created in the ordinary course of business and for amounts not yet due or which are the subject of a Good Faith Contest;

(c)  deposits made (and the Liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of Indebtedness), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; and

(d)  easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate and which are listed in Schedule B of the title insurance policy delivered to the Agent herewith; provided, however, that in no event shall any Environmental Lien be deemed to be a Customarily Permitted Lien.

Default shall mean any event specified in Section 12.01 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

Default Rate of Interest shall mean a rate of interest per annum equal to the sum of: (a) four percent (4%) plus (b) the Chase Manhattan Bank Rate, which the Agent shall be entitled to charge each Borrower on all Obligations of such Borrower due the Lenders and not paid by such Borrower.

Depository Accounts shall mean those accounts designated by the Agent for the deposit of proceeds of Collateral, in each case, at the

Agent’s election, owned by, and in the name of, the Agent or over which the Agent otherwise has “control” within the meaning of the UCC.

Documentation Fee shall mean (a) the sum intended to compensate the Agent (for its own account) for the use of the Agent’s internal or outside counsel and facilities in documenting, in whole or in part, the initial transaction solely on behalf of the Lenders, exclusive of Out-Of-Pocket Expenses, which sum shall be included as part of the Loan Facility Fee due and payable in accordance with Section 6.03 of this Financing Agreement, and (b) the Agent’s standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

Dollars and $ means lawful money of the United States of America.

Domestic Subsidiary shall mean any Subsidiary that is originated under the laws of any State, as such term is defined in the UCC.

Domestic EBITDA  shall mean, for any period, Consolidated EBITDA, as determined for such period, adjusted to eliminate the effects of including the results of any Subsidiary other than a Domestic Subsidiary.

DSI means FiberMark DSI Inc., a New York corporation, and its successors.

DSI Guarantors means each of FiberMark, FiberMark Durable, FiberMark Filter and FiberMark Office.

DSI Obligations shall mean all loans and advances made or to be made by the Lenders or by the Agent on behalf of the Lenders to DSI or to others for DSI’s account; any and all indebtedness and obligations which may at any time be owing by DSI to the Agent or the Lenders howsoever arising, whether now in existence or incurred by DSI from time to time hereafter; whether secured by pledge, Lien upon or security interest in any of DSI’s assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether DSI is liable to the Lenders and/or the Agent for such indebtedness as principal, surety, endorser, guarantor or otherwise.  DSI Obligations shall also include indebtedness owing to the Lenders and/or the Agent by DSI under this Financing Agreement or under any other agreement or arrangement now or hereafter entered into between DSI and the Lenders; indebtedness or obligations incurred by, or imposed on, the Lenders and/or the Agent, as a result of environmental claims (other than as a result of actions of the Lenders or the Agent) arising out of any DSI’s operation, premises or waste disposal practices or sites; DSI’s liability to the Lenders and/or the Agent as maker or endorser on any promissory note or other instrument for the payment of money; DSI’s liability to the Lenders and/or the Agent under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Lenders and/or the Agent may make or issue to others for DSI’s account, including any accommodation extended with respect to applications for letters of credit, the Lenders’ and/or the Agent’s acceptance of drafts or the Lenders’ and/or the Agent’s endorsement of notes or other instruments for DSI’s account and benefit.

Eligible Accounts Receivable shall mean the gross amount of each Obligor’s Accounts Receivable that conform to the warranties contained herein and at all times continue to be acceptable to the Agent in the exercise of its reasonable business judgment, less, without duplication, the sum of:

(a)  any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding); and

(b)  reserves for:

(i)  sales to the United States of America or to any agency, department or division thereof except where assignment of all resulting accounts receivable due or to become due under a particular contract is made by any Obligor to the Agent and the Agent is satisfied that all requirements for compliance with the Assignment of Claims Act and/or other applicable statutes, rules, or regulations have been fulfilled;

(ii)  foreign sales other than sales (A) secured by stand–by letters of credit (in form and substance satisfactory to the Agent) issued or confirmed by, and payable at, banks having a place of business in the United States of America and payable in United States currency, (B) covered by policies of foreign credit insurance that are in form and substance satisfactory to the Agent  and are issued by one or more insurance carriers that are fully acceptable to the Agent, and are assigned to the Agent with the Agent named as loss payee thereunder or (C) to customers residing in Canada provided such sales otherwise comply with all of the other criteria for eligibility hereunder, are payable in U.S. Dollars and all such sales do not exceed Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate at any one time;

(iii)  accounts that remain unpaid more than ninety (90) days from invoice date;

(iv)  contras;

(v)  sales to any Affiliate of an Obligor;

(vi)  bill and hold (deferred shipment) or consignment sales;

(vii)  sales to any customer which is (w) insolvent, (x) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (y) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts or (z) in the Agent’s reasonable business judgment, financially unacceptable to the Agent or has a credit rating unacceptable to the Agent;

(viii)  all sales to any customer if fifty percent (50%) or more of either (x) all outstanding invoices or (y) the aggregate dollar amount of all outstanding invoices, are unpaid more than ninety (90) days from invoice date;

(ix)  any other reasons deemed necessary by the Agent in its reasonable business judgment and which are customary either in the commercial finance industry or in the lending practices of the Agent or the Lenders; and

(x)  an amount representing, historically, returns, discounts, claims, credits and allowances.

Eligible Inventory shall mean the gross amount of each Obligor’s Inventory that conforms to the warranties contained herein and which at all times continues to be acceptable to the Agent in the exercise of its reasonable business judgment, less any (i) work-in-process, (ii) supplies (other than raw material), (iii) goods not present in the United States of America, (iv) goods returned or rejected by the customers of such Obligor (other than goods that are undamaged and resalable in the normal course of business), (v) goods to be returned to the suppliers of such Obligor, (vi) goods in transit to third parties (other than the agents or warehouses of such Obligor), (vii) goods that are obsolescent, and (viii) goods, located at a place identified on Schedule 5.04 that is not one of the Excluded Premises, that are moved to one or more of the Excluded Premises, or that are otherwise located at an Excluded Premises (unless they are returned, or moved to, to a place identified on Schedule 5.04 that is not one of the

Excluded Premises), and less any reserves required by the Agent in its reasonable discretion for special order goods, market value declines and bill and hold (deferred shipment) or consignment sales; provided, however, that (without limiting the requirement that Inventory, to qualify as “Eligible Inventory”, must satisfy each of the other components of this definition):  no Inventory located at premises that are subject to a Warehouse Lease identified on Schedule 5.04 that is included on Schedule 2.01 as of the Closing Date shall constitute “Eligible Inventory” until such time as an appropriate landlord’s waiver or warehouse acknowledgment is received by Agent with respect to such premises.

Employee Benefit Plan means any plan, agreement, arrangement or commitment which is an employee benefit plan, as defined in Section 3(3) of ERISA, maintained by any Obligor, or any ERISA Affiliate or with respect to which such Obligor, or any ERISA Affiliate at any relevant time has any liability or obligation to contribute.

Environmental Discharge means any spill, emission, leaking, pumping, injection, deposit, dispersal, leaching, migration, disposal, discharge or release or threatened release of Hazardous Materials into the indoor or outdoor environment or into or out of any property, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water or groundwater.

Environmental Law means any applicable Law relating to human health or safety or the environment and any terms and conditions of any Approvals or Permits issued thereunder, including, without limitation, Laws relating to noise or to Environmental Discharges or to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling or remediation of Hazardous Materials or to the transfer of industrial or manufacturing facilities or property.

Environmental Lien means any Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by, such Governmental Authority in response to, an Environmental Discharge.

Environmental Notice means any written complaint, order, claim, citation, letter, inquiry, notice or other written communication from any Person (a) relating to any Obligor’s compliance with or liability or potential liability under any Environmental Law, (b) relating to the occurrence or presence of or exposure to or possible or threatened or alleged occurrence or presence of or exposure to Environmental Discharges or Hazardous Materials at, to, or from any of Obligor’s past, present or future locations or facilities or Real Estate or at, to or from any other location or facility including, without limitation: (i) the existence of any contamination or possible or threatened contamination at any such location or facility or the Real Estate; and (ii) Remedial Action in connection with any Environmental Discharge or Hazardous Materials at any such location or facility or Real Estate or any part thereof; or (c) relating to any violation or alleged violation of any Environmental Law by any Obligor, the Real Estate, or any prior owner of operator of the Real Estate.

Equipment shall mean all currently owned or hereafter acquired interest of FiberMark Office in all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, now or at any time hereafter located at the Real Estate (all of which shall continue to constitute “Equipment”, regardless of its removal from the Real Estate, unless the Agent expressly releases its security interest therein), together with (a) all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, (b) all software and intellectual property used in connection with the foregoing or that is necessary for the operation of the foregoing in the ordinary course and in a manner that is safe and that complies with applicable law; and (c) all proceeds and products of the foregoing, of whatever sort.

ERISA means the Employee Retirement Income Security Act of 1974, as thereafter amended.

ERISA Affiliate means any entity required to be aggregated with any Obligor under Section 414(b), (c), (m) or (o) of the Code.

Event(s) of Default shall have the meaning provided for in Section 12.01 of this Financing Agreement.

Excluded Premises shall mean those premises (including warehouses) owned or leased by any Obligor, or occupied by any third-party processor of Inventory of any Obligor, that are set forth on Schedule 2.01 (but subject to the condition, noted thereon, that only such premises as to which no landlord’s waiver or warehouse acknowledgment, as the case may be, has been received by the date that is 60 days after the Closing Date shall constitute Excluded Premises), as amended by Agent from time to time to reflect Agent’s receipt or non-receipt, or the lapse or termination, of any landlord’s waiver, warehouse acknowledgment, third party processor acknowledgment or filing or other measure required to create or maintain a first perfected security interest and Lien in favor of Agent in the Collateral kept, stored or processed at the relevant location or otherwise to protect Agent’s and Lenders’ interest therein.

Executive Officers shall mean the Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Executive Vice President(s), Senior Vice President(s), and Secretary of FiberMark.

Facility Fee shall mean the fee payable by the Borrowers to the Initial Lenders in the amount of One Hundred Thousand Dollars ($100,000), which fee shall be deemed fully earned, nonrefundable and due on the Closing Date.

FiberMark means FiberMark, Inc., a Delaware corporation, and its successors.

FiberMark Durable means FiberMark Durable Specialties, Inc., a Delaware corporation, and its successors.

FiberMark Durable Guarantors means each of FiberMark, FiberMark Filter, FiberMark Office, DSI and each Acquired Entity.

FiberMark Filter means FiberMark Filter and Technical Products, Inc., a Delaware corporation and its successors.

FiberMark Filter Guarantors means each of FiberMark, FiberMark Durable, FiberMark Office, DSI and each Acquired Entity.

FiberMark Guarantors means each of FiberMark Durable, FiberMark Filter, FiberMark Office, FiberMark DSI and each Acquired Entity.

FiberMark Office means FiberMark Office Products, LLC, a Vermont limited liability company, and its successors.

FiberMark Office Guarantors means each of FiberMark, FiberMark Durable, FiberMark Filter, DSI and each Acquired Entity.

FiberMark Durable Obligations shall mean all loans and advances made or to be made by the Lenders or by the Agent on behalf of the Lenders to FiberMark Durable or to others for FiberMark Durable’s account; any and all indebtedness and obligations which may at any time be owing by FiberMark Durable to the Agent or the Lenders howsoever arising, whether now in existence or incurred by FiberMark Durable from time to time hereafter; whether secured by pledge, Lien upon or security interest in any of FiberMark Durable’s assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether FiberMark Durable is liable to the Lenders and/or the Agent for such indebtedness as principal, surety, endorser, guarantor or otherwise.  FiberMark Durable Obligations shall also include indebtedness owing to the Lenders and/or the Agent by FiberMark Durable under this Financing Agreement or under any other agreement or arrangement now or hereafter entered into between FiberMark Durable and the Lenders; indebtedness or obligations incurred by, or imposed on, the Lenders and/or the Agent, as a result of environmental claims (other than as a result of actions of the Lenders or the Agent) arising out of any FiberMark Durable’s operation, premises or waste disposal practices or sites; FiberMark Durable’s liability to the Lenders and/or the Agent as maker or endorser on any promissory note or other instrument for the payment of money; FiberMark Durable’s liability to the Lenders and/or the Agent under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Lenders and/or the Agent may make or issue to others for FiberMark Durable’s account, including any accommodation extended with respect to applications for letters of credit, the Lenders’ and/or the Agent’s acceptance of drafts or the Lenders’ and/or the Agent’s endorsement of notes or other instruments for FiberMark Durable’s account and benefit.

FiberMark Filter Obligations shall mean all loans and advances made or to be made by the Lenders or by the Agent on behalf of the Lenders to FiberMark Filter or to others for FiberMark Filter’s account; any and all indebtedness and obligations which may at any time be owing by FiberMark Filter to the Agent or the Lenders howsoever arising, whether now in existence or incurred by FiberMark Filter from time to time hereafter; whether secured by pledge, Lien upon or security interest in any of FiberMark Filter’s assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether FiberMark Filter is liable to the Lenders and/or the Agent for such indebtedness as principal, surety, endorser, guarantor or otherwise.  FiberMark Filter Obligations shall also include indebtedness owing to the Lenders and/or the Agent by FiberMark Filter under this Financing Agreement or under any other agreement or arrangement now or hereafter entered into between FiberMark Filter and the Lenders; indebtedness or obligations incurred by, or imposed on, the Lenders and/or the Agent, as a result of environmental claims (other than as a result of actions of the Lenders or the Agent) arising out of any FiberMark Filter’s operation, premises or waste disposal practices or sites; FiberMark Filter’s liability to the Lenders and/or the Agent as maker or endorser on any promissory note or other instrument for the payment of money; FiberMark Filter’s liability to the Lenders and/or the Agent under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Lenders and/or the Agent may make or issue to others for FiberMark Filter’s account, including any accommodation extended with respect to applications for letters of credit, the Lenders’ and/or the Agent’s acceptance of drafts or the Lenders’ and/or the Agent’s endorsement of notes or other instruments for FiberMark Filter’s account and benefit.

FiberMark Obligations shall mean all loans and advances made or to be made by the Lenders or by the Agent on behalf of the Lenders to FiberMark or to others for FiberMark’s account; any and all indebtedness and obligations which may at any time be owing by FiberMark to the Agent or the Lenders howsoever arising, whether now in existence or incurred by FiberMark from time to time hereafter; whether secured by pledge, Lien upon or security interest in any of FiberMark’s assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether FiberMark is liable to the Lenders and/or the Agent for such indebtedness as principal, surety, endorser, guarantor or otherwise.  FiberMark Obligations shall also include indebtedness owing to the Lenders and/or the Agent by FiberMark under this Financing Agreement or under any other agreement or arrangement now or hereafter entered into between FiberMark and the Lenders; indebtedness or obligations incurred by, or imposed on, the Lenders and/or the Agent, as a result of environmental claims (other than as a result of actions of the Lenders or the Agent) arising out of any FiberMark’s operation, premises or waste disposal practices or sites; FiberMark’s liability to the Lenders and/or the Agent as maker or endorser on any promissory note or other instrument for the payment of money; FiberMark’s liability to the Lenders and/or the Agent under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Lenders and/or the Agent may make or issue to others for FiberMark’s account, including any accommodation extended with respect to applications for letters of credit, the Lenders’ and/or the Agent’s acceptance of drafts or the Lenders’ and/or the Agent’s endorsement of notes or other instruments for FiberMark’s account and benefit.

FiberMark Office Obligations shall mean all loans and advances made or to be made by the Lenders or by the Agent on behalf of the Lenders to FiberMark Office or to others for FiberMark Office’s account; any and all indebtedness and obligations which may at any time be owing by FiberMark Office to the Agent or the Lenders howsoever arising, whether now in existence or incurred by FiberMark Office from time to time hereafter; whether secured by pledge, Lien upon or security interest in any of FiberMark Office’s assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether FiberMark Office is liable to the Lenders and/or the Agent for such indebtedness as principal, surety, endorser, guarantor or otherwise.  FiberMark Office Obligations shall also include indebtedness owing to the Lenders and/or the Agent by FiberMark Office under this Financing Agreement or under any other agreement or arrangement now or hereafter entered into between FiberMark Office and the Lenders; indebtedness or obligations incurred by, or imposed on, the Lenders and/or the Agent, as a result of environmental claims (other than as a result of actions of the Lenders or the Agent) arising out of any FiberMark Office’s operation, premises or waste disposal practices or sites; FiberMark Office’s liability to the Lenders and/or the Agent as maker or endorser on any promissory note or other instrument for the payment of money; FiberMark Office’s liability to the Lenders and/or the Agent under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Lenders and/or the Agent may make or issue to others for FiberMark Office’s account, including any accommodation extended with respect to applications for letters of credit, the Lenders’ and/or the Agent’s acceptance of drafts or the Lenders’ and/or the Agent’s endorsement of notes or other instruments for FiberMark Office’s account and benefit.

Financing Agreement means this Fourth Amended and Restated Financing Agreement and Guaranty.

Fiscal Year shall mean each period from January 1 to December 31.

GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply.

German Subsidiaries means Subsidiaries of FiberMark that are organized under the laws of the Federal Republic of Germany.

Good Faith Contest means the contest of an item if: (a) the item is diligently contested in good faith by appropriate proceedings timely instituted; (b) adequate reserves are established with respect to the contested item; (c) during the period of such contest, the enforcement of the contested item is effectively stayed; and (d) the failure to pay or comply with the contested item during the period of such contest could not result in a Material Adverse Change.

Governmental Authority means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Guarantors means all of FiberMark, FiberMark Durable, FiberMark Filter, FiberMark Office, DSI and each Acquired Entity.

Guaranty Obligations shall mean, all obligations of any Guarantor as guarantor of the obligations of a Borrower or other Guarantor under this Financing Agreement.  Guarantor Obligations shall also include indebtedness owing to the Lenders and/or the Agent by any Guarantor under this Financing Agreement or under any other agreement or arrangement now or hereafter entered into between such Guarantor and the Lenders.

Hazardous Materials means any pollutants, contaminants, toxic or hazardous substances or wastes, chemicals, radioactive material, medical wastes or special waste, including, without limitation, asbestos fibers and friable asbestos, polychlorinated biphenyls, and petroleum or hydrocarbon-based products, derivatives wastes, or breakdown, constituent or decomposition products thereof.

Indebtedness shall mean at any date:

(a)  indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations);

(b)  obligations as lessee under Capital Leases (and, for purposes of determining whether any Obligor may enter into an Operating Lease, obligations as lessee under Operating Leases);

(c)  reimbursement obligations under letters of credit issued for the account of any Person;

(d)  all reimbursement obligations arising under bankers’ or trade acceptances;

(e)  all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase any of the items included in this definition, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss;

(f)  all obligations secured by any Lien on property owned by such Person, whether or not the obligations have been assumed; and

(g)  all obligations under any agreement providing for a swap, ceiling rates, ceiling and floor rates, contingent participation or other hedging mechanisms with respect to interest payable on any of the items described in this definition.

Indenture means the 1996 Indenture or the 2001 Indenture.

Initial Lenders means CITBC and CITEF.

Insolvency means, at any particular time, a Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.

Interest Swap Obligations means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

Inventory of an Obligor shall mean all of such Obligor’s currently owned or hereafter acquired interests in all merchandise, inventory and goods held for sale or lease or to be furnished under contracts of service, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production - from raw materials through work-in-process to finished goods - and all proceeds and products of the foregoing, of whatever sort.

Law means any treaty, foreign, federal, state or local statute, law, rule, regulation, ordinance, order, code, policy, or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent decree or judgment.

Lender(s) shall mean CITBC, CITEF each Assignee which becomes a Lender pursuant to Section 14.07 hereof, and their respective successors.

Lender Loan Commitment shall mean, with respect to each Lender’s making of the Revolving Credit Loans, the obligation of such Lender to make Revolving Credit Loans under this Financing Agreement up to the aggregate principal amount outstanding at any time equal to the sum of its Revolving Credit Commitment and its Pro Rata Share of the Overadvance Availability.

Lender Party shall mean the Agent and each of the Lenders.

Leverage Ratio shall mean, at any date, the ratio of (a) Consolidated Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of FiberMark then most recently ended.

Libor Period shall mean a thirty (30) day, sixty (60) day, or ninety (90) day interest period with respect to Libor Rate Loans, as selected by a Borrower.

Libor Rate shall mean, at any time of determination, the then highest prevailing London Interbank Offered Rate paid in London on thirty (30) day, sixty (60) day, or ninety (90) day dollar deposits from other banks as published two (2) days prior to the commencement of the applicable interest period, under “Money Rate,” in the New York City edition of The Wall Street Journal or if there is no such publication or statement therein as to a Libor Rate, then in any publication used in the New York City financial community which was published two (2) days prior to the commencement of the applicable interest period.

Libor Rate Loans shall mean that portion of the Revolving Credit Loans with respect to which a Borrower has elected to use the Libor Rate for the interest rate calculations.

Libor Rate Prepayment Premium shall mean, for any payment of principal of any Libor Rate Loan prior to the end of an applicable interest period, an amount computed pursuant to the following formula:

(R - T) x P x D

360

R =                              interest rate applicable to the Libor Rate Loan

T =                              effective interest rate per annum at which any readily marketable bonds or other obligations of the United States, selected at the Agent’s sole discretion, maturing on or near the last day of the then applicable interest period for such Libor Rate Loan and in approximately the same principal amount as such Libor Rate Loan, can be purchased by the Agent on the day of such prepayment of principal

P =                               the amount of principal prepaid

D =                             the number of days remaining in the Libor Period as of the date of such prepayment

The applicable Borrower shall pay such amount within five (5) business days of presentation by the Agent to such Borrower of a statement setting forth the amount and the Agent’s calculation thereof pursuant hereto, which statement shall be conclusive on such Borrower absent manifest error.

Lien means any mortgage, pledge, hypothecation, security interest, collateral assignment, Lien (statutory or other), or other security interest or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction (except any such filing that is expired or that relates to an operating lease)).

Loan Documents shall mean each of this Financing Agreement, the Revolving Credit Notes, and the Security Documents.

Material Adverse Change means (a) a material adverse change in the status of the business, results of operations, condition (financial or otherwise), prospects, profitability, assets, operations, or property of an Obligor, or (b) any event or occurrence of whatever nature which could have a material adverse effect on an Obligor’s ability to perform its obligations under the Loan Documents.

Moody’s means Moody’s Investors Service, Inc. and any successor thereto which provides credit ratings.

Mortgage shall mean, collectively, the Mortgage Agreement(s), in form and substance satisfactory to the Agent, between FiberMark Office and the Agent pursuant to which FiberMark Office grants to the Agent or to the Agent’s designee for the ratable benefit of the Lenders, a first mortgage in the Real Estate to secure the Obligations, as amended, modified or supplemented from time to time.

Net Collateral Availability from A/R and Inventory means the sum of the components of the Borrowing Base relating to Eligible Accounts and Eligible Inventory, determined in accordance with paragraphs (a) and (b) of the definition of that term.

Net Inventory Liquidation Percentage means the percentage of the net book value of the Inventory of the Obligors that could be realized, net of the expenses of liquidation, in an orderly liquidation of such Inventory, as reported in the Net Inventory Liquidation Valuation.

Net Inventory Liquidation Valuation means, at any time, the then-most recent appraisal, in form and substance satisfactory to the Agent, conducted by an appraiser satisfactory to the Agent, of (a) the liquidation value of the Inventory of each of the Obligors, determined net of the expenses of liquidation and on the basis of an orderly liquidation of such Inventory and (b) the percentage of the net book value of such Inventory that could be realized, net of the expenses of liquidation, in an orderly liquidation of such Inventory.

Net Inventory Liquidation Value means, at any time, the (a) the net book value of the Inventory of the Obligors, determined in a manner consistent with that used to determine the 1996 Indenture Limit, times (b) the Net Inventory Liquidation Percentage.

Net Realizable Valuation means, at any time, the then-most recent appraisal, in form and substance satisfactory to the Agent, conducted by an appraiser satisfactory to the Agent, of the realizable value, on a going-concern basis, of the Brattleboro Collateral, determined net of the expenses of sale.

Net Realizable Value means the net realizable value, on a going-concern basis, of the Brattleboro Collateral, as reflected in the Net Realizable Valuation.

Non-Excluded Taxes shall have the meaning specified in Section 3.16.

Notice of Borrowing shall mean a Revolving Credit Notice of Borrowing.

Obligations shall mean collectively the FiberMark Obligations, FiberMark Durable Obligations, FiberMark Filter Obligations, FiberMark Office Obligations and DSI Obligations.

Obligors means all of FiberMark, FiberMark Durable, FiberMark Filter, FiberMark Office, DSI and each Acquired Entity.

Officer’s Certificate shall mean a certificate signed in the name of each Obligor by (i) with respect to FiberMark, FiberMark Filter, FiberMark Durable and DSI, its President, Vice President, Controller or Treasurer, and (ii) with respect to FiberMark Office, FiberMark (by FiberMark’s President, Vice President, Controller or Treasurer).

Operating Leases shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

Other Taxes shall have the meaning specified in Section 3.16.

Out-of-Pocket Expenses shall mean all of the Lenders’ and the Agent’s present and future expenses incurred relative to this Financing Agreement, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, all costs and expenses incurred by the Agent in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on the Agent due to “insufficient funds” of deposited checks and the Agent’s standard fee relating thereto, local counsel fees, title insurance premiums, real estate survey costs, fees and taxes relative to the filing of financing statements, costs of preparing and recording mortgages/deeds of trust against the Real Estate and all expenses, costs and fees set forth in Section 3.17 of this Financing Agreement.

Overadvance shall have the meaning specified in Section 3.03.

Overadvance Availability has the meaning specified in Section 3.03.

PBGC means Pension Benefit Guaranty Corporation.

Pension Plan means any Employee Benefit Plan which is an employee pension benefit plan as defined in Section 3(2) of ERISA.

Permitted Encumbrances shall mean:

(a)  Liens expressly permitted, or consented to, by the Agent;

(b)  Customarily Permitted Liens;

(c)  Liens granted the Agent by an Obligor;

(d)  Liens of judgment creditors provided such Liens do not exceed, in the aggregate, at any time, Two Hundred Fifty Thousand Dollars ($250,000) (other than Liens bonded or insured to the reasonable satisfaction of the Agent);

(e)  Liens for taxes not yet due and payable or which are the subject of a Good Faith Contest and which Liens are not x) other than with respect to Real Estate, senior to the Liens of the Agent or y) for taxes due the United States of America; provided, however, that in no event shall any Environmental Lien be deemed to be a Permitted Encumbrance;

(f)  Liens granted by any Obligor on any of its assets other than (i) the Brattleboro Collateral, (ii) such Obligor’s Accounts, (iii) such Obligor’s Inventory, or (iv) such Obligor’s equity interest, direct or indirect, in any of its Subsidiaries, other than in non-Domestic Subsidiaries acquired after the date of this Financing Agreement that own neither x) any equity interest in a Domestic Subsidiary of any Obligor, y) any equity interest in a non-Domestic Subsidiary of any Obligor owned as of the date of this Financing Agreement, nor z) any property described in any of the preceding clauses (i) through (iii) of this paragraph (f) that has been, or is, acquired from an Obligor; and

(g)  Purchase Money Liens.

Permitted Indebtedness shall mean:

(a)  Indebtedness incurred in the ordinary course of business for raw materials, supplies, property, equipment, services, taxes or labor or otherwise;

(b)  Indebtedness of FiberMark which is subordinated to the prior payment and satisfaction of FiberMark’s Obligations to the Lenders by means of a subordination agreement or similar instrument, in each case in form and substance satisfactory to the Lenders;

(c)  deferred taxes and other expenses incurred in the ordinary course of business;

(d)  Indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to the Lenders or otherwise disclosed to the Lenders in writing on or prior to the date of execution of this Financing Agreement;

(e)  the 1996 Senior Notes;

(f)  the 2001 Senior Notes; and

(g)  Indebtedness secured by Purchase Money Liens.

Permitted Investments means:

(a)  direct obligations of the United States of America or any agency thereof backed by the full faith and credit of the United States of America with maturities of one (1) year or less from the date of acquisition;

(b)  commercial paper with maturities of two hundred seventy (270) days or less of (a) a Lender or any parent of a Lender, or (b) a domestic issuer rated at least “P-1” by Moody’s or “A-1” by S&P; and

(c)  certificates of deposit with maturities of one (1) year or less from the date of acquisition issued by (i) any Lender, or (ii) any commercial bank operating within the United States of America whose outstanding long-term debt is rated at least “A” by Moody’s or “A” by S&P.

Person means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

Prepayment Fee shall mean the fee payable to the Agent for the ratable benefit of the Lenders in accordance with, and pursuant to, the provisions of Section 3.10 of this Financing Agreement.

Projections means (a) initially, the projections attached hereto as Exhibit I, and (b) upon delivery by the Borrowers of the projections required to be delivered pursuant to Section 9.01(i) of this Financing Agreement, such new projections.

Pro Rata Share means, for purposes of this Financing Agreement and with respect to each Lender, in the case of the Revolving Credit Loans and the Unused Line Fees and the Overadvances, a fraction, the numerator of which is such Lender’s Revolving Credit Commitment and the denominator of which is the total of all the Lenders’ Revolving Credit Commitments.

Purchase Money Liens shall mean Liens on any item of equipment acquired by an Obligator after the Closing Date, provided that (a) each such Lien shall attach only to the property to be acquired, (b) a description of the property so acquired is furnished to the Agent, and (c) the debt incurred in connection with such acquisitions shall not exceed, in the aggregate for all Obligors, Five Hundred Thousand Dollars ($500,000) in any Fiscal Year.

Qualified Capital Stock shall mean capital stock other than any capital stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or (ii) is redeemable at the sole option of the holder thereof on or prior to the latest of (A) the final maturity date of the 1996 Senior Notes, (b) the final maturity date of the 2001 Senior Notes, and (c) the Revolving Credit Commitment Termination Date then in effect.

Quarterly Payment Date means each March 31, June 30, September 30 and December 31, commencing with the first such date to occur after the Closing Date.

Real Estate shall mean the fee and/or leasehold interests in the real property of FiberMark Office located at Brattleboro, Vermont.

Regulatory Change means, with respect to any Lender, any change after December 31, 2000 in United States federal, state, municipal or foreign Laws (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Lender of or under any United States, federal, state, municipal or foreign Laws or regulations (whether or not having the force of

Law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

Remedial Action means action required to (a) clean up, remove, treat or in any other way address Hazardous Materials in the indoor or outdoor environment; (b) prevent an Environmental Discharge or minimize any further Environmental Discharge; or (c) investigate and determine if a remedial response is needed, design such a response or conduct post-remedial investigation, monitoring operation, maintenance or care.

Reorganization means with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

Reportable Event means an event described in Section 4043(b) of ERISA or in the regulations thereunder (other than those events as to which the thirty (30) day notice period is waived under Subsections .13, .14, .15, .18, ..19 or .20 of PBGC Regulation Section 2615).

Required Lenders shall mean, on the date calculation of Required Lenders is made, the Lenders having Revolving Credit Commitments to lend at least sixty six and two thirds percent (66 2/3%) of the Revolving Credit Loans hereunder; provided that for so long as there are only two Lenders (each of them an Initial Lender or an assignee of the entire Pro Rata Share of the Revolving Credit Facility initially owned by one of the Initial Lenders), each of which has a 50% Pro Rata Share, Required Lenders shall mean CITBC and any assignee of CITBC’s entire Pro Rata Share of the Revolving Credit Facility.

Restricted Payment shall mean (a) any dividend or distribution (other than dividends or distributions payable in Qualified Capital Stock of FiberMark or to an Obligor) on or in respect of shares of an Obligor’s capital stock to holders of such capital stock, (b) purchase, redemption, or other acquisition or retirement for value of any capital stock of an Obligor or any warrants, rights or options to purchase or acquire shares of any class of such capital stock (other than from another Obligor), or (c) loan or advance to any Person or purchase or other acquisition of any capital stock, assets, obligations or other securities of, or any capital contribution to, or other investment, or acquisition of any interest, in, any Person (other than Permitted Investments or investments effected pursuant to Section 9.10).

Restricted Payment Conditions shall mean, with respect to any proposed Restricted Payment, that (a) both at the time of such Restricted Payment and immediately after giving effect thereto, (i) no

Default or Event of Default shall have occurred and be continuing; (ii) the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 10.01, and (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to October 15, 1996 (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the FiberMark) does not exceed the sum of: (A) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of FiberMark subsequent to October 15, 1996 and on or prior to the date the Restricted Payment occurs (the “Reference Date”) (treating such period as a single accounting period); plus (B) 100% of the aggregate net cash proceeds received by FiberMark from any Person (other than a Subsidiary of FiberMark) from the issuance and sale subsequent to October 15, 1996 and on or prior to the Reference Date of Qualified Capital Stock of FiberMark; plus (C) without duplication of any amounts included in clause (iii)(B) above, 100% of the aggregate net cash proceeds of any equity contribution received by FiberMark from a holder of FiberMark’s capital stock (excluding, in the case of clauses (iii)(B) and (C), any net cash proceeds from a Public Equity Offering (as defined in the 1996 Indenture) to the extent used to redeem either the 1996 Senior Notes or (if required under the terms of the 2001 Indenture in connection with such Public Equity Offering) the 2001 Senior Notes; and (b) after giving effect to such proposed Restricted Payment, there remains at least $12,500,000 of Availability.

Revolving Credit Commitment shall mean, subject to the effect of any assignment pursuant to Section 14.07, for each Lender, the amount set forth opposite its name below:

Lender	Pro Rata Share of Revolving Credit Facility	Amount of Revolving Credit Commitment
CITBC	50%	$30,000,000
CITEF	50%	$30,000,000

Revolving Credit Commitment Termination Date shall mean September 30, 2005, provided, however, the Borrowers and the Lenders agree that such date shall be automatically extended for an additional year on such date or on each subsequent anniversary date thereof unless and until at least sixty (60) days prior to any such date Borrowers or the Lenders shall have given the other notice in writing that such date shall not be so extended.

Revolving Credit Facility shall mean Sixty Million Dollars ($60,000,000).

Revolving Credit Limit has the meaning specified in Section 3.01.

Revolving Credit Loans shall have the meaning specified in Section 3.01.

Revolving Credit Note shall have the meaning specified in Section 3.02.

Revolving Credit Notice of Borrowing shall have the meaning specified in Section 3.12.

S&P means Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc. or any successor thereto which provides credit ratings.

Security Documents means the Mortgage and any other security agreement granting a Lien on any assets of an Obligor to secure such Obligor’s Obligations.

Security Interest shall have the meaning specified in Section 5.03.

Settlement Date shall mean the date each week on which the Agent and the Lenders shall settle amongst themselves so that the Agent shall not have, as Agent, any money at risk and on such Settlement Date each of the Lenders shall have its Pro Rata Share of all outstanding Revolving Credit Loans, based upon its Revolving Credit Commitment.  Notwithstanding the previous sentence, upon the occurrence of an Event of Default or a continuing decline or increase of the Revolving Credit Loans or other Obligations, the Agent may, at its discretion, elect to settle its and the Lenders’ accounts more often than weekly.

Solvency Certificate means a certificate in substantially the form of Exhibit E, to be delivered by each Obligor pursuant to the terms of this Financing Agreement.

Solvent means, when used with respect to any Person, that (a) the fair value of the property of such Person, on a going concern basis, is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person, (b) the present fair salable value of the assets of such Person, on a going concern basis, is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.  Contingent liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Specialty Hong Kong shall mean Specialty Paperboard (Hong Kong) Limited, a Hong Kong corporation, and its successors.

Specialty Japan shall mean Specialty Paperboard Kabushiki Kaisha, a Japanese corporation, and its successors.

Subsidiary shall mean, as to any Person, a corporation or other entity of which securities or other ownership interest having ordinary voting power (other than stock or such interest having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other persons performing similar functions for such corporation or other entity are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

Transferee shall have the meaning specified in Section 14.03.

Type of any Loan shall mean a Chase Manhattan Bank Rate Loan or a Libor Rate Loan or both or either of the foregoing, all as the context may require.

UCC shall mean the Uniform Commercial Code as from time to time, in effect in the State of New York.

Unused Line Fee shall mean the aggregate fee due to the Agent for the ratable benefit of the Lenders at the end of each quarter for each Lender Loan Commitment, determined by multiplying the difference between the Revolving Credit Facility and the average daily amount of the outstanding Revolving Credit Loans for such quarter by the applicable rate set forth on Schedule 1.01 for the number of days in said quarter.

Section 1.02.  Computation of Time Periods.  In this Financing Agreement unless otherwise specified, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

Section 1.03.  Accounting Principles and Terms.  Except as otherwise provided in this Financing Agreement, (a) all computations and determinations as to financial matters, and all financial statements to be delivered under this Financing Agreement, shall be made or prepared in accordance with GAAP and (b) all accounting terms used in this Financing Agreement shall have the meaning ascribed to such terms by such principles.

Section 1.04.  Rules of Construction.  When used in this Financing Agreement:  (a) “or” is not exclusive; (b) a reference to a Law includes any amendment or modification to such Law; (c) a reference to a Person includes its permitted successors and permitted assigns; and (d) unless otherwise provided for in this Financing Agreement, a reference to an agreement, instrument or document shall include such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and as permitted by the Loan Documents.

ARTICLE II.          CONDITIONS PRECEDENT

Section 2.01.  Conditions Precedent to Initial Revolving Credit Loan.  The obligation of the Lenders to make an initial Revolving Credit Loan is subject to the condition precedent that (1) the Agent shall have received each of the following documents, in form and substance satisfactory to the Agent and its counsel, and (2) each of the following other requirements shall have been fulfilled:

(a)  Evidence of Due Organization and all Corporate Actions by the Corporate Obligors.  A certificate of the Secretary or Assistant Secretary of each Corporate Obligor, dated the Closing Date, attesting to the certificate of incorporation and bylaws of such Corporate Obligor and all amendments thereto and to all corporate actions taken by such Corporate Obligor, including resolutions of its board of directors authorizing the execution, delivery and performance of the Loan Documents and each other document to be delivered pursuant to the Loan Documents.

(b)  Incumbency and Signature Certificate of each Corporate Obligor.  A certificate of the Secretary or Assistant Secretary of each Corporate Obligor, dated as of the Closing Date, certifying the names and true signatures of the officers of such Corporate Obligor authorized to sign the Loan Documents, and the other documents to be delivered pursuant to the Loan Documents.

(c)  Good Standing Certificates of each Corporate Obligor.  A certificate, dated reasonably near the Closing Date, from the Secretary of State (or other appropriate official) of the jurisdiction of incorporation of such Corporate Obligor certifying as to the due incorporation and good standing of such Corporate Obligor and certificates, dated reasonably near the Closing Date, from the Secretary of State (or other appropriate official) of each other jurisdiction where such Corporate Obligor is required to be qualified to conduct business, certifying that such Corporate Obligor is duly qualified to do such business and is in good standing in such state.

(d)  Evidence of Due Organization and all Actions by FiberMark Office.  A certificate of the Manager of FiberMark Office, dated the Closing Date, attesting to the certificate of formation and operating agreement of FiberMark Office and all amendments thereto and to all actions taken by FiberMark Office, including resolutions of its managers and members, taken by FiberMark Office, including resolutions of its managers and members, authorizing the execution, delivery and performance of the Loan Documents and each other document to be delivered pursuant to the Loan Documents.

(e)  Incumbency and Signature Certificate of FiberMark Office.  A certificate of the Manager of FiberMark Office, dated as of the Closing Date, certifying the names and true signatures of the Persons authorized to sign the Loan Documents for FiberMark Office, and the other documents to be delivered pursuant to the Loan Documents.

(f)  Good Standing Certificates of FiberMark Office.  A certificate, dated reasonably near the Closing Date, from the Secretary of State (or other appropriate official) of the jurisdiction of formation of FiberMark Office certifying as to the due formation and good standing of FiberMark Office and certificates, dated reasonably near the Closing Date, from the Secretary of State (or other appropriate official) of each other jurisdiction where FiberMark Office is required to be qualified to conduct business, certifying that FiberMark Office is duly qualified to do such business and is in good standing in such state.

(g)  Revolving Credit Notes.  A Revolving Credit Note duly executed by each Borrower.

(h)  [RESERVED]

(i)  Lien Searches.  The Agent shall have received tax, judgment, and Uniform Commercial Code searches satisfactory to the Agent for all locations presently occupied or used by each Obligor.

(j)  UCC Filings.  Any documents (including without limitation, financing statements) required, or reasonably requested by the Agent (including, without limitation, in lieu initial financing statements in the state of organization of each Obligor) to be filed in order to create, in favor of the Agent for the ratable benefit of the Lenders, a first and exclusive perfected security interest (except for Permitted Encumbrances) in the Collateral with respect to which a security interest may be perfected by a filing under the Uniform Commercial Code shall have been properly filed in each office in each jurisdiction required in order to create in favor of the Agent for the ratable benefit of the Lenders a perfected Lien on the Collateral.  The Agent shall have received acknowledgement copies of all such filings (or, in lieu thereof, the Agent shall have received other evidence satisfactory to the Agent that all such filings have been made); and the Agent shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

(k)  Casualty Insurance.  FiberMark shall have delivered to the Agent evidence satisfactory to the Lenders that casualty insurance policies listing the Agent as loss payee or mortgagee, as the case may be, for the Brattleboro, Vermont property and for the Inventory of each Obligor, are in full force and effect, all as set forth in Section 9.07 of this Financing Agreement.

(l)  Examination and Verification.  The Agent shall have completed to the satisfaction of the Lenders an examination and verification of the Accounts, Inventory, books and records of each Obligor.

(m) Approvals and Permits.  Evidence satisfactory to the Agent that all Approvals and Permits required for the operation of the business of each Obligor are in effect.

(n)  Solvency Certificates.  Solvency Certificates duly executed by each Obligor.

(o)  Landlord’s Waiver(s).  From each landlord of any premises occupied by any Obligor, other than Excluded Premises, premises listed on Schedule 2.01 as of the Closing Date or other premises at which no Eligible Inventory is located, a landlord’s waiver waiving any Lien such landlord has on any of the Inventory of any Obligor pursuant to an agreement in form and substance satisfactory to the Lenders.

(p)  Warehouse Documents.  From each public warehouse in which Inventory of any Obligor is stored, other than Excluded Premises, premises listed on Schedule 2.01 as of the Closing Date or another warehouse at which no Eligible Inventory is stored, an acknowledgement in form and substance acceptable to the Lenders concerning the Lenders’ security interest in such Inventory.

(q)  Third Party Processor Letters.  Except as set forth on Schedule 2.01, the Agent shall have received, from each third party processor of Inventory of any Obligor, an acknowledgement in form and substance acceptable to the Lenders concerning the Lenders’ security interest in such Inventory.

(r)  Fees and Expenses.  Payment in full to the Agent and the Lenders of all fees and Out-of-Pocket Expenses (to the extent requested by the Agent) required to be paid to the Agent pursuant to the terms and conditions of this Financing Agreement; and payment in full of all other fees required to be paid in accordance with the terms of the Loan Documents.

(s)  Opinions of Counsel.  Favorable opinions of counsel to the Obligors in substantially the forms attached hereto collectively as Exhibit F.

(t)  Due Diligence.  Satisfactory completion of all reasonable due diligence items the Agent deems necessary, including but not limited to (1) interviews with key customers and any other Persons material to the operation of each Obligor’s business; (2) review of actual and potential liabilities of each Obligor under Environmental Laws or in connection with Environmental Discharges relating to all past and present real estate, properties and operations of each Obligor and their respective predecessors, and (3) review of the ability of the non-Domestic Subsidiaries of FiberMark to repatriate funds to the United States.

(u)  Repatriation of Funds.  The non-Domestic Subsidiaries of FiberMark shall be able, without violating any applicable law, rule or regulation or any of their corporate charter documents, to repay to FiberMark, in the United States, in respect of outstanding intercompany advances, an aggregate amount equal to at least $30,000,000.

(v)  Officer’s Certificate.  The following statements shall be true and Agent shall have received an Officer’s Certificate stating that:

(i)  The representations and warranties contained in this Financing Agreement and in each of the other Loan Documents are correct on and as of the date of this Financing Agreement, as though made on and as of such date; and

(ii)  No Default or Event of Default has occurred and is continuing.

(w) Mortgage.  FiberMark Office shall have executed and delivered an amendment to each document comprising the Mortgage, in substantially the form attached hereto collectively as Exhibit D, and caused such amendment to be recorded in the real property records of Brattleboro, Vermont.

(x)  Title Insurance.  There shall have been delivered to the Agent an ALTA lender’s title insurance policy with respect to the Mortgage, or an appropriate endorsement to the existing title insurance policy, indicating that the Mortgage, as amended, secures that portion of the Obligations equal to at least Twenty-Five Million Dollars ($25,000,000), without an exclusion from coverage for creditors’ rights and with “last dollar,” “revolving credit” and “comprehensive” endorsements and such other endorsements as the Agent deems appropriate, issued by a title insurance company approved by the Agent and containing no exception to coverage based on matters an accurate survey would show and no other exceptions to coverage that are not approved by the Agent.

(y)  Disbursement Authorizations.  Each Borrower shall have delivered to the Agent all information necessary for the Agent to issue wire transfer instructions on behalf of such Borrower for the initial Revolving Credit Loan and subsequent Revolving Credit Loans to be made to it under this Financing Agreement, including, but not limited to, disbursement authorizations in form acceptable to the Agent.

(z)  Additional Documentation.  Such other approvals, opinions or documents as the Agent or any Lender shall reasonably request.

Section 2.02.  Conditions Precedent to Each Revolving Credit Loan.  The obligations of the Lenders to make each Revolving Credit Loan (including the initial Revolving Credit Loans under this Financing Agreement), shall be subject to the further conditions precedent that on the date of providing such Revolving Credit Loan:

(a)           The following statements shall be true:

(i)                                     all of the representations and warranties contained in this Financing Agreement and in each of the other Loan Documents are correct on and as of the date of providing such Revolving Credit Loan as though made on and as of such date; and

(ii)                                  no Default or Event of Default has occurred and is continuing, or could result from providing such Revolving Credit Loan; and

(b)                                 The Agent shall have received such other approvals, opinions or documents as the Agent or any Lender may reasonably request.

Section 2.03.  Deemed Representation.   Each delivery of a Notice of Borrowing requesting a Revolving Credit Loan shall constitute a representation and warranty that the statements contained in Section 2.02 are true and correct both on the date of such delivery of the Notice of Borrowing and as of the date of the providing of such Revolving Credit Loan.

ARTICLE III.         AMOUNT AND TERMS OF THE REVOLVING CREDIT LOANS.

Section 3.01.  Revolving Credit Loans.  Subject to the terms and conditions of this Financing Agreement, each Lender severally agrees to make loans (together with all “Revolving Credit Loans,” as defined in, and made pursuant to, the September 1999 Agreement that remain outstanding as of the Closing Date, “Revolving Credit Loans”) to each Borrower from time to time during the period from the Closing Date to the Revolving Credit Commitment Termination Date, provided that, subject to Section 3.03, (a) the amount of each Revolving Credit Loan does not exceed the then effective Availability, and (b) the aggregate principal amount of all Revolving Credit Loans outstanding at any time does not exceed the lesser of:  (i) the Revolving Credit Facility or (ii) the then effective Borrowing Base (“Revolving Credit Limit”).  Within the limits of the Revolving Credit Limit, each Borrower may borrow, make a payment pursuant to Section 3.10, and reborrow under this Section 3.01.  The Revolving Credit Loans may be outstanding as Chase Manhattan Bank Rate Loans or Libor Loans.  Each Type of Revolving Credit Loan of each Lender shall be made and maintained at such Lender’s Applicable Lending Office for such Type of Loan.  Each “Revolving Credit Loan,” as defined in, and made pursuant to, the September 1999 Agreement that remains outstanding as of the Closing Date, shall constitute a “Revolving Credit Loan” for purposes of this Financing Agreement (including, without limitation, for purposes of determining Availability).

Section 3.02.  Revolving Credit Note.  All Revolving Credit Loans made by each Lender under this Financing Agreement shall be evidenced by, and repaid with interest in accordance with, a promissory note of the applicable Borrower in substantially the form of Exhibit A hereto, in the principal amount equal to such Lender’s Lender Loan Commitment, payable to such Lender for the account of its Applicable Lending Office and maturing as to principal on the Revolving Credit Commitment Termination Date (the “Revolving Credit Note”).  Each Lender is hereby authorized by each Borrower to endorse on the schedule attached to the Revolving Credit Note of such Borrower held by it the unpaid principal balance and type, as of the Closing Date, of each Revolving Credit Loan that constitutes a continuation of an obligation outstanding under the 1999 Agreement as of the Closing Date, the date of making each Revolving Credit Loan, the amount of each Revolving Credit Loan, the type of the Revolving Credit Loan and each Conversion, Continuation and payment of principal amount received by such Lender for the account of its Applicable Lending Office of its Revolving Credit Loans, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding balance of the Revolving Credit Loans made by such Lender; provided, however, that the failure to make such notation with respect to any Revolving Credit Loan or Conversion, Continuation or payment shall not limit or otherwise affect the Obligations of the applicable Borrower under this Financing Agreement or the Revolving Credit Note of such Borrower held by such Lender.  Each Lender agrees that prior to any assignment of any of such Revolving Credit Notes it will endorse the schedule attached to its Revolving Credit Note.  All outstanding principal on the Revolving Credit Loans shall be due and payable on the Revolving Credit Commitment Termination Date.

Section 3.03.  Overadvances.  The Agent may, on behalf of the Lenders, make a Revolving Credit Loan in excess of the Availability or the Revolving Credit Facility (“Overadvances”) in  either case, up to an aggregate amount outstanding at any time of Three Million Dollars ($3,000,000) (“Overadvance Availability”); provided that the Agent and the Lenders shall not be obligated to make any Overadvances hereunder and any Overadvance made by the Agent in excess of Availability or the Revolving Credit Facility shall be in the sole and absolute discretion of the Agent subject to payment in the amount of such Overadvances or to any additional terms the Agent deems necessary.  In the event that the Agent makes Overadvances on behalf of the Lenders, each Lender severally agrees to make a Revolving Credit Loan equal to its Pro Rata Share of all Overadvances.

Section 3.04.  Information Relating to Accounts.  In furtherance of the continuing assignment and security interest in each Obligor’s Accounts, each Obligor will, upon the creation of Accounts, execute and deliver to the Agent in such form and manner as the Agent may reasonably require, solely for the Agent’s convenience in maintaining records of collateral, such confirmatory schedules of Accounts as the Agent may reasonably request, and such other appropriate reports designating, identifying and describing the Accounts as the Agent may reasonably require.  In addition, upon the Agent’s request, such Obligor shall provide the Agent and each of the Lenders with copies of agreements with, or purchase orders from, the Obligor’s customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other collateral as the Agent may reasonably require.  Failure to provide the Agents or any of the Lenders with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein.  Each Obligor hereby authorizes the Agent to regard its printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of such Obligor’s authorized officers or agents.

Section 3.05.  Representations Relating to Accounts.  Each Obligor hereby represents and warrants that (a) each Account of such Obligor is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by such Obligor in the ordinary course of its business; (b) the goods and inventory being sold and the Accounts created are the exclusive property of such Obligor and are not and shall not be subject to any Lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; (c) the invoices evidencing such Accounts are in the name of such Obligor; and (d) the customers of such Obligor have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business of which such Obligor has advised the Agent pursuant to Section 3.07.  Each Obligor confirms to the Lenders that any and all taxes or fees relating to its business, its sales, the Accounts of such Obligor or goods relating thereto, are its sole responsibility and that same will be paid by such Obligor or when due and that none of said taxes or fees represent a lien on or claim against the Accounts.  Each Obligor also warrants and represents that it is a duly and validly existing corporation or limited liability company and is qualified in all states and provinces where the failure to so qualify would have an adverse effect on the business of such Obligor or the ability of such Obligor to enforce collection of Accounts due from customers residing in such locations.  Each Obligor agrees to maintain such books and records regarding Accounts as the Agent may reasonably require and agrees that the books and records of such Obligor will reflect the Lenders’ interest in the Accounts of such Obligor.  All of the books and records of such Obligor will be available to the Agent and the Lenders at normal business hours, including any records handled or maintained for such Obligor by any other company or entity.

Section 3.06.  Collection of Accounts.  Until the Agent has advised an Obligor to the contrary after the occurrence of an Event of Default, such Obligor may and will enforce, collect and receive all amounts owing on the Accounts of such Obligor for the Lenders’ benefit and on the Lenders’ behalf, but at such Obligor’s expense; such privilege shall terminate automatically upon the institution by or against such Obligor of any proceeding under any bankruptcy or insolvency law or, at the election of the Agent, upon the occurrence of any other Event of Default and until such Event of Default is waived.  Any checks, cash, notes or other instruments or property received by such Obligor with respect to any Accounts of such Obligor shall be held by such Obligor in trust for the Lenders, separate from such Obligor’s own property and funds, and, following establishment of the Depository Accounts (but subject to the immediately following paragraph), immediately turned over to the Agent for the ratable benefit of the Lenders with proper assignments or endorsements by deposit to the Depository Accounts.  All amounts received by the Agent in payment of Accounts of an Obligor will be credited to such Obligor’s accounts upon the Agent’s receipt of “collected funds” at the Agent’s bank account in New York, New York on the Business Day of receipt if received no later than 1:00 p.m. (New York time) or on the next succeeding Business Day if received after 1:00 p.m. (New York time).  No checks, drafts or other instrument received by the Agent shall constitute final payment to the Agent or the Lenders unless and until such instruments have actually been collected.

On or before March 31, 2002, and at all times thereafter, (1) each Obligor shall have established a system of lock box accounts, satisfactory to the Agent, for the collection of such Obligor’s Accounts for deposit into the Depository Account of such Obligor and shall have taken all steps necessary to insure that all Accounts Receivable of such Obligor are delivered to the Depository Account of such Obligor, and (2) the Agent, each institution at which a Depository Account is maintained (herein the “Depository Banks”), and, unless the Agent is the Depository Bank’s customer with respect to such Depository Account, each Obligor having an interest in such Depository Account, shall have executed and delivered an agreement pursuant to which such Depository Bank has agreed, if instructed by the Agent as permitted hereunder, to remit funds collected and to be collected in the Depository Account to an account specified by the Agent or otherwise in accordance with the Agent’s instructions, without any further consent of any Obligor.  It is hereby agreed between the Agent and each Obligor that until either (i)  the Availability is Five Million Dollars ($5,000,000) or less or (ii) there is then a Default or Event of Default, the Agent shall permit such Obligor to instruct the Depository Banks to transfer any funds in the Depository Accounts to their respective operating accounts or such other accounts located in the United States (other than payroll accounts) as such Obligor may designate.  If either (i) Availability is Five Million Dollars ($5,000,000) or less or (ii) there is then a Default or an Event of Default, the Agent shall have the right to immediately, without notice to an Obligor, instruct such Depository Banks to remit funds collected and to be collected in the Depository Accounts to an account specified by the Agent and with respect to the disposition of any and all funds collected or to be collected in such Depository Accounts.

Section 3.07.  Notice Regarding Accounts.  Each Obligor agrees to notify each of the Lenders promptly of any matters materially affecting the value, enforceability or collectibility of any Account of such Obligor and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods.  Each Obligor agrees that it shall issue credit memoranda promptly (with duplicates to the Agent upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances, and may continue to do so until the Agent has notified such Obligor that an Event of Default has occurred and that all future credits or allowances are to be made only after the Agent’s prior written approval.  Upon the occurrence of an Event of Default and until such time as such Event of Default is waived and on notice from the Agent, each Obligor agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by such Obligor, marked with the Agent’s name and held by such Obligor for the Agent’s account as owner and assignee for the ratable benefit of the Lenders.

Section 3.08.  Borrowers’ Accounts.  The Agent shall maintain a separate account on its books in each Borrower’s name in which each Borrower will be charged with Revolving Credit Loans made by the Agent on behalf of the Lenders to it or for such Borrower’s account, and with any other Obligations of each such Borrower, including any and all costs, expenses and reasonable attorney’s fees which the Lenders and/or the Agent may incur in connection with the exercise by or for the Agent or the Lenders of any of the rights or powers herein conferred upon the Agent or in the prosecution or defense of any action or proceeding to enforce or protect any rights of the Agent or the Lenders in connection with this Financing Agreement or the Collateral assigned hereunder, or any Obligations owing to the Lenders and/or the Agent by such Borrower.  The applicable Borrower will be credited with all amounts received by the Agent from such Person or from others for such Person’s account, including, as above set forth, all amounts received by the Agent in payment of assigned Accounts and such amounts will be applied to payment of the Obligations.  In no event shall prior recourse to any Accounts or other security granted to or by any Borrower be a prerequisite to the Agent’s right to demand payment of any Obligation.  Further, it is understood that the Lenders and the Agent shall have no obligation whatsoever to perform in any respect any of such Obligor’s contracts or obligations relating to its Accounts.

After the end of each month, the Agent shall promptly send each Borrower a statement showing the accounting for the charges,

Revolving Credit Loans and other transactions occurring between the Agent and such Borrower during that month.  The monthly statements shall be deemed correct and binding upon such Borrower and shall constitute an account stated among such Borrower, the Lenders and the Agent unless the Agent receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

Section 3.09.  Application of Payments.  Notwithstanding anything to the contrary contained in this Article 3 or elsewhere in this Financing Agreement, the Agent shall apply all amounts received by it in payment of Accounts or Obligations of the applicable Borrower to Chase Manhattan Bank Rate Revolving Credit Loans of such Borrower prior to any application to other Types of Revolving Credit Loans of such Borrower; provided, however, (a) upon the occurrence of an Event of Default or (b) in the event the aggregate amount of outstanding Revolving Credit Loans of the Borrowers which are Libor Rate Loans exceeds the Borrowing Base, the Agent may apply all such amounts received by it to the payment of Obligations in such manner and in such order as the Agent may elect in its reasonable business discretion.  In the event that any such amounts are applied to Revolving Credit Loans of any Borrower which are Libor Rate Loans, such application shall be treated as a prepayment of such loans of such Borrower and the Agent shall be entitled to the Libor Rate Prepayment Premium with respect thereto.

Section 3.10.  Prepayments.  Subject to the limitation noted below, any Borrower may prepay its Revolving Credit Loans upon at least one (1) Business Day’s notice to Agent in the case of Chase Manhattan Bank Rate Loans, and at least three (3) Business Day’s notice to Agent in the case of Libor Rate Loans, in whole or in part with accrued interest to the date of such prepayment on the amount prepaid, provided that (a) each partial prepayment shall be in the case of a Libor Rate Loan, in a principal amount of not less than One Million Dollars ($1,000,000) and integral multiples of One Hundred Thousand Dollars ($100,000); and (b) Libor Rate Loans prepaid on any Business Day other than the last day of the Libor Rate Period applicable for such Loan shall require such Borrower to pay the Libor Rate Prepayment Premiums.

In the event that the Borrowers shall cause the Revolving Credit Facility to be cancelled effective as of any date prior to the then-current Revolving Credit Commitment Termination Date and FiberMark or any Borrower shall obtain an alternative commitment from another lender for financing, all Borrowers shall prepay all Revolving Credit Loans in whole with accrued interest to the date of such cancellation and in addition, unless such cancellation is in connection with (i) an offering of senior notes registered under the Securities Exchange Act of 1934, as amended, or (ii) an Asset Acquisition (as defined in either Indenture), the Borrowers shall pay to the Agent, for the ratable account of each Lender, a fee (“Prepayment Fee”) in the amount of 1% of the Revolving Credit Facility.

To the extent the outstanding principal amount of all the Revolving Credit Loans taken together exceeds the Borrowing Base, the Borrowers shall prepay such Revolving Credit Loans in an amount equal to the excess of the aggregate outstanding principal amount of Revolving Credit Loans over the then effective Borrowing Base.

Section 3.11.  Funding of Revolving Credit Loans.  The Agent, for the account of the Lenders, shall disburse all Revolving Credit Loans and shall handle all collections of Collateral and repayment of Obligations.  It is understood that for purposes of Revolving Credit Loans and for purposes of this Section 3.11, the Agent is using the funds of the Initial Lenders.

On each Settlement Date, the Agent and the Lenders shall each remit to the other, in immediately available funds, all amounts necessary so as to ensure that, as of such Settlement Date,  each Lender shall have its Pro Rata Share of all outstanding Revolving Credit Loans in accordance with its Lender Loan Commitment.

The Agent shall forward to each Lender, at the end of each month, a copy of the account statement rendered by the Agent to each Borrower.

Section 3.12.  Notice and Manner of Borrowing.  With regard to each Revolving Credit Loan, the applicable Borrower shall deliver to the Agent and, if required by the Agent, with a copy to each Lender, a written or telegraphic or facsimile notice substantially in the form of Exhibit B hereto (effective upon receipt) (“Revolving Credit Notice of Borrowing”) not later than 12:00 noon (New York time) on the day of making each Chase Manhattan Bank Rate Revolving Credit Loan and at least three (3) Business Days prior to the date of any Libor Rate Revolving Credit Loan.  Each Revolving Credit Notice of Borrowing must specify: (a) the date of such Revolving Credit Loan; (b) the amount of such Revolving Credit Loan; (c) the initial Type or Types which will comprise the requested Revolving Credit Loan and (d) in the case of a Libor Rate Revolving Credit Loan, the initial Libor Rate Period applicable thereto.  The Agent will promptly notify each Lender of receipt by the Agent of a Revolving Credit Notice of Borrowing and of the contents thereof.

Section 3.13.  Obligations of Agent and Lenders.  Each Lender is solely responsible for its Pro Rata Share of each Revolving Credit Loan and neither Agent nor any Lender shall be responsible for, nor assume any obligations for, the failure of any Lender to make available its

Pro Rata Share of any such Revolving Credit Loans.  Should any Lender refuse to make available its Revolving Credit Loans, then each of the other Lenders may, but without obligation to do so, increase, unilaterally, its portion of the Revolving Credit Loans in which event the applicable Borrower shall be so obligated to such other Lender.

Nothing contained herein shall be deemed to obligate the Agent to make available to the Borrowers the full amount of a requested Revolving Credit Loan when the Agent has not received any Lender’s Pro Rata Share of such Revolving Credit Loan or if the Agent otherwise has any notice that any of the Lenders will not advance its Pro Rata Share thereof.  The Agent, for the account of the Lenders, shall disburse all Revolving Credit Loans and shall handle all collections of Collateral and repayment of Obligations.  It is understood that for purposes of Revolving Credit Loans and for purposes of this Article 3 and prior to settlement among the Lenders on any Settlement Date the Agent is using the funds of the Initial Lenders.

Unless the Agent shall have been notified in writing by any Lender prior to any advance to a Borrower that such Lender will not make the amount which would constitute its share of the borrowing on such date available to the Agent, the Agent may assume that such Lender shall make such amount available to the Agent on a Settlement Date, and the Agent may, in reliance upon such assumption, make available to such Borrower for the benefit of such Borrower a corresponding amount.  Absent such notice each Lender’s commitment shall be absolute and unconditional and such Lender shall reimburse the Agent its Pro Rata Share of such borrowing upon demand.  A certificate of the Agent submitted to any Lender with respect to any amount owing under this subsection shall be conclusive, absent manifest error.  If such Lender’s Pro Rata Share of such borrowing is not in fact made available to the Agent by such Lender on the Settlement Date, the Agent shall be entitled to charge the applicable Borrower’s account with any such amount with interest thereon at the rate per annum applicable to Revolving Credit Loans hereunder, on demand, from the applicable Borrower without prejudice to any rights which the Agent may have against such Lender hereunder.  Nothing contained in this subsection shall relieve any Lender which has failed to make available its Pro Rata Share of any borrowing hereunder from its obligation to do so in accordance with the terms hereof.  Nothing contained herein shall be deemed to obligate the Agent to make available to the applicable Borrower the full amount of a requested advance when the Agent has not received any Lender’s Pro Rata Share of such Revolving Credit Loan or if the Agent has any notice that any of the Lenders will not advance its Pro Rata Share thereof.

Section 3.14.  Minimum Amounts.  The amount of all Revolving Credit Loans borrowed on any given day and the aggregate amount of all Revolving Credit Loans with the same interest rate after giving effect to the conversions and continuations provided for in Section 6.01 shall, in the case of Libor Rate Loans, be in an amount at least equal to One Million Dollars ($1,000,000) or a greater amount which is an integral multiple of One Hundred Thousand Dollars ($100,000) (Libor Rate Loans having different Libor Rate Periods outstanding at the same time shall be deemed separate Loans for purposes of the foregoing, one for each Libor Rate Period).  There shall be no minimum amount of principal applicable to a conversion or continuation of a Chase Manhattan Bank Rate Loan.

Section 3.15.  Use of Proceeds.  The proceeds of the Revolving Credit Loans shall be used by the applicable Borrower (i) for its working capital and general corporate purposes, and (ii) to make loans to any Obligor for working capital purposes; provided, however, that proceeds of Revolving Credit Loans may be used to pay all or a portion of the consideration for the acquisition of stock or assets of another Person only if each of the Restricted Payment Conditions is satisfied with respect to such acquisition.  No Borrower will, directly or indirectly, use any Revolving Credit Loan proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulations T, U or X of the Board of Governors or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

Section 3.16.  Taxes.  Any and all payments by each Borrower made hereunder shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of any of the Lenders on the receipt or accrual of stated principal and interest payments by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof or in which such Lender maintains an office or conducts business (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Non-Excluded Taxes”).  If any Borrower shall be required by Law to withhold or deduct any Non-Excluded Taxes from or in respect of any sum payable hereunder, (a) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.16) Lender receives an amount equal to the sum it would have received had no such deductions been made, (b) such Borrower shall make such deductions, and (c) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

In addition, each Borrower jointly and severally agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise under the laws of the United States of America or the State of New York or any other taxing authority from any payment made hereunder or from the execution or delivery or otherwise with respect to this Financing Agreement or any other Loan Document (hereinafter referred to an “Other Taxes”).

Each Borrower shall jointly and severally indemnify each Lender for the full amount of Non-Excluded Taxes and Other Taxes (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.16) paid by such Lender or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally asserted.  Payments by a Borrower pursuant to this indemnification shall be made within thirty (30) days from the date a Lender makes written demand therefor.

Within thirty (30) days after the date of any payment of Non-Excluded Taxes or Other Taxes by a Borrower, such Borrower shall furnish to the applicable Lender the original or a certified copy of a receipt evidencing payment thereof.  The applicable Borrower shall compensate the applicable Lender for all losses and expenses sustained by such Lender as a result of any failure by such Borrower to so furnish such copy of such receipt.

Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 3.16 shall survive the payment in full of the Revolving Credit Loans.

Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees, if eligible, to furnish to FiberMark and the Agent, prior to the first Quarterly Payment Date, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from U.S. federal withholding tax on all payments made by the Obligors hereunder) and upon request of FiberMark to provide to FiberMark and the Agent a new Form 4224 or Form 1001 or any successor form thereto (claiming a complete exemption from U.S. federal withholding tax on all payments made by such Person hereunder) if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form.

Section 3.17.  Additional Costs.  The applicable Borrower shall pay directly to the applicable Lender from time to time on demand such amounts as such Lender may determine to be necessary to compensate it for any increased costs which such Lender determines are attributable to its making or maintaining any Libor Rate Loan to such Borrower, or its obligation to convert any Chase Manhattan Bank Rate Loan to a Libor Rate Loan hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Libor Rate Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change which:

(a)  changes the basis of taxation of any amounts payable to such Lender under this Financing Agreement or the Revolving Credit Loans or the Revolving Credit Note in respect of any of such Libor Rate Loans (other than changes in the rate of net income tax imposed on such Lender); or

(b)  imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any Libor Rate Loans or any deposits referred to in the definition of “Libor Rate” in Section 1.01 hereof), or the Lender Loan Commitment of such Lender; or

(c)  imposes any other condition affecting this Financing Agreement or the Revolving Credit Loans or the Revolving Credit Note (or any of such extensions of credit or liabilities).

Without limiting the effect of the provisions of the first paragraph of this Section 3.17, in the event that, by reason of any Regulatory Change, a Lender either (1) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits of other liabilities of such Lender which includes deposits by reference to which the Libor Rate is determined as provided in this Financing Agreement or a category of extensions of credit or other assets of such Lender which includes Revolving Credit Loans based on the Libor Rate or (2) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrowers and the Agent, the obligation of such Lender to make or continue, or to convert Chase Manhattan Bank Rate Loans into, Libor Rate Loans shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 3.20 hereof shall be applicable).

A certificate of any Lender claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder, shall be conclusive in the absence of manifest error.

Section 3.18.  Limitation on Types of Revolving Credit Loans.  Anything herein to the contrary notwithstanding, if, on or prior to the determination of a Libor Rate for any Libor Rate Period:

(a)  The Agent or any of the Lenders determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of “Libor Rate” in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Libor Rate Loans as provided in this Financing Agreement; or

(b)  Any Lender determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of “Libor Rate” in Section 1.01 hereof upon the basis of which the rate of interest for Libor Rate Loans for such Libor Rate Period are to be determined do not adequately cover the cost to such Lender of making or maintaining such Libor Rate Loans for such Libor Rate Period; then Agent shall give the applicable Borrower prompt notice thereof, and so long as such condition remains in effect, such Lenders shall be under no obligation to make such Libor Rate Loans, convert Chase Manhattan Bank Rate Loans into such Libor Rate Loans or continue such Libor Rate Loans and if the applicable Borrower has outstanding Libor Rate Loans shall, on the last day(s) of the then current Libor Rate Period(s) for such outstanding Libor Rate Loans, either prepay such Libor Rate Loans or convert such Libor Rate Loans into a Chase Manhattan Bank Rate Loan in accordance with Section 6.01.

Section 3.19.  Illegality.  Notwithstanding any other provision of this Financing Agreement, in the event that it becomes unlawful for any Lender to honor its obligation to make or maintain Libor Rate Loans hereunder or convert Chase Manhattan Bank Rate Loans into Libor Rate Loans, then such Lender shall promptly notify the Borrowers thereof and such Lender’s obligation to make or continue, or to convert a Chase Manhattan Bank Rate Loan into the affected Libor Rate Loan shall be suspended until such time as such Lender may again make and maintain such Libor Rate Loans (in which case the provisions of Section 3.20 hereof shall be applicable).

Section 3.20.  Treatment of Affected Loans.  If the obligations of a Lender to make or continue a Libor Rate Loan, or to convert Chase Manhattan Bank Rate Loans into Libor Rate Loans are suspended pursuant to Section 3.17 or 3.19 hereof (Libor Rate Loans so affected being herein called “Affected Loans”), such Lender’s Affected Loans shall be automatically converted into Chase Manhattan Bank Rate Loans on the last day(s) of the then current Libor Rate Period(s) for the Affected

Loans (or, in the case of a conversion required by Section 3.17 or 3.19, on such earlier date as such Lender may specify to the Borrowers).

To the extent that such Lender’s Affected Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its Chase Manhattan Bank Rate Loans.  All Revolving Credit Loans which would otherwise be made or continued by Lenders as Libor Rate Loans shall be made or continued instead as Chase Manhattan Bank Rate Loans and all Chase Manhattan Bank Rate Loans of Lenders which would otherwise be converted into Libor Rate Loans shall remain as Chase Manhattan Bank Rate Loans.

Section 3.21.  Adequacy.  If any of the Lenders shall have determined that, after the date hereof, the adoption of any applicable Law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of Law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender’s obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the applicable Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.  A certificate of a Lender claiming compensation under this Section 3.21, shall be conclusive in the absence of manifest error.

ARTICLE IV.         GUARANTY

Section 4.01.  FiberMark Durable Guaranty.  Each FiberMark Durable Guarantor, jointly and severally, hereby irrevocably, absolutely and unconditionally guarantees to each Lender Party and their successors, endorsees, transferees and assigns the prompt and complete payment by FiberMark Durable as and when due and payable (whether at stated maturity or by required prepayment, acceleration, demand or otherwise), of all FiberMark Durable Obligations now existing or hereafter incurred by FiberMark Durable, and agrees to pay on demand any and all expenses (including counsel fees and expenses) which may be paid or incurred by any Lender Party in collecting any or all of FiberMark Durable

Obligations and/or enforcing any rights under this guaranty or under FiberMark Durable Obligations.

Section 4.02.  FiberMark Durable Guarantors’ Guaranty Obligations Unconditional.  Each FiberMark Durable Guarantor hereby jointly and severally guarantees that the FiberMark Durable Obligations will be paid strictly in accordance with the terms of the Loan Documents and other agreements to which FiberMark Durable is a party, regardless of any Law now or hereafter in effect in any jurisdiction affecting any such terms or the rights of any Lender Party with respect thereto.  The obligations and liabilities of each FiberMark Durable Guarantor under this guaranty shall be absolute and unconditional irrespective of: (1) any lack of validity or enforceability of any of the FiberMark Durable Obligations, any Loan Document, or any agreement or instrument relating thereto; (2) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the FiberMark Durable Obligations, or any other amendment or waiver of or consent to any departure from any Loan Document or any other documents or instruments executed in connection with or related to FiberMark Durable Obligations; (3) any exchange or release of, or non-perfection of any Lien on or in, any Collateral, or any release or amendment or waiver of or consent to any departure from any other guaranty, for all or any of the FiberMark Durable Obligations; or (4) any other circumstances which might otherwise constitute a defense available to, or a discharge of, FiberMark Durable or any guarantor in respect of FiberMark Durable Obligations or the FiberMark Durable Guarantors in respect of this guaranty.

This FiberMark Durable Guaranty is a continuing guaranty and shall remain in full force and effect until:  (1) the payment in full and indefeasible satisfaction of all FiberMark Durable Obligations and termination of all Lender Loan Commitments, and (2) the payment of the other expenses to be paid by FiberMark Durable pursuant hereto.  This FiberMark Durable Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment, or any part thereof, of any of the FiberMark Durable Obligations is rescinded or must otherwise be returned by any Lender Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of FiberMark Durable or any Guarantor or otherwise, all as though such payment had not been made.

The obligations and liabilities of FiberMark Durable and each FiberMark Durable Guarantor under this FiberMark Durable Guaranty shall not be conditioned or contingent upon the pursuit by any Lender or any other Person at any time of any right or remedy against FiberMark Durable or any FiberMark Durable Guarantor or any other Person which may be or become liable in respect of all or any part of FiberMark Durable Obligations or against any Collateral or security or guarantee therefor or right of setoff with respect thereto.

FiberMark Durable, and each FiberMark Durable Guarantor, hereby consents that, without the necessity of any reservation of rights against FiberMark Durable or any FiberMark Durable Guarantor and without notice to or further assent by FiberMark Durable or any FiberMark Durable Guarantor, any demand for payment of any of the FiberMark Durable Obligations made by any Lender Party may be rescinded by such Lender Party and any of the FiberMark Durable Obligations continued after such rescission.

Section 4.03.  Waivers.  To the extent permitted by applicable law, FiberMark Durable and each FiberMark Durable Guarantor hereby waives:  (1) promptness and diligence; (2) notice of or proof of reliance by any Lender Party upon this FiberMark Durable Guaranty or acceptance of this FiberMark Durable Guaranty; (3) notice of the incurrence of any FiberMark Durable Obligations by FiberMark Durable or FiberMark Durable Guaranty Obligation by any FiberMark Durable Guarantor or the renewal, extension or accrual of any FiberMark Durable Obligation or FiberMark Durable Guaranty Obligation; (4) notice of any actions taken by any Lender Party, FiberMark Durable, any FiberMark Durable Guarantor or any other party under any Loan Document, or any other agreement or instrument relating to FiberMark Durable Obligations; (5) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of FiberMark Durable Obligations or of the obligations of FiberMark Durable or any FiberMark Durable Guarantor hereunder, the omission of or delay in which, but for the provisions of this Section 4.03, might constitute grounds for relieving FiberMark Durable or any FiberMark Durable Guarantor of its obligations hereunder; and (6) any requirement that any Lender Party protect, secure, perfect or insure any Lien on any property subject thereto or exhaust any right or take any action against FiberMark Durable or any FiberMark Durable Guarantor or any other Person or any Collateral.

Section 4.04.  Subrogation, Etc.  FiberMark Durable, and each FiberMark Durable Guarantor, agrees that it hereby waives and releases, until the payment in full and indefeasible satisfaction of all FiberMark Durable Obligations and the termination of all Lender Loan Commitments, any and all rights of contribution, reimbursement or subrogation that it may acquire in respect of this FiberMark Durable Guaranty, whether arising in respect of or acquired by any payment made hereunder, any setoff or application of funds of FiberMark Durable or any FiberMark Durable Guarantor by any Lender Party or otherwise.

Section 4.05.  FiberMark Filter Guaranty.  Each FiberMark Filter Guarantor, jointly and severally, hereby irrevocably, absolutely and unconditionally guarantees to each Lender Party and their successors, endorsees, transferees and assigns the prompt and complete payment by FiberMark Filter as and when due and payable (whether at stated maturity or by required prepayment, acceleration, demand or otherwise), of all FiberMark Filter Obligations now existing or hereafter incurred by FiberMark Filter, and agrees to pay on demand any and all expenses (including counsel fees and expenses) which may be paid or incurred by any Lender Party in collecting any or all of FiberMark Filter Obligations and/or enforcing any rights under this guaranty or under FiberMark Filter Obligations.

Section 4.06.  FiberMark Filter Guarantors’ Guaranty Obligations Unconditional.  Each FiberMark Filter Guarantor hereby jointly and severally guarantees that the FiberMark Filter Obligations will be paid strictly in accordance with the terms of the Loan Documents and other agreements to which FiberMark Filter is a party, regardless of any Law now or hereafter in effect in any jurisdiction affecting any such terms or the rights of any Lender Party with respect thereto.  The obligations and liabilities of each FiberMark Filter Guarantor under this guaranty shall be absolute and unconditional irrespective of: (1) any lack of validity or enforceability of any of the FiberMark Filter Obligations, any Loan Document, or any agreement or instrument relating thereto; (2) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the FiberMark Filter Obligations, or any other amendment or waiver of or consent to any departure from any Loan Document or any other documents or instruments executed in connection with or related to FiberMark Filter Obligations; (3) any exchange or release of, or non-perfection of any Lien on or in, any Collateral, or any release or amendment or waiver of or consent to any departure from any other guaranty, for all or any of the FiberMark Filter Obligations; or (4) any other circumstances which might otherwise constitute a defense available to, or a discharge of, FiberMark Filter or any guarantor in respect of FiberMark Filter Obligations or the FiberMark Filter Guarantors in respect of this guaranty.

This FiberMark Filter Guaranty is a continuing guaranty and shall remain in full force and effect until:  (1) the payment in full and indefeasible satisfaction of all FiberMark Filter Obligations and the termination of all Lender Loan Commitments, and (2) the payment of the other expenses to be paid by FiberMark Filter pursuant hereto.  This FiberMark Filter Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment, or any part thereof, of any of the FiberMark Filter Obligations is rescinded or must otherwise be returned by any Lender Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of

FiberMark Filter or any Guarantor or otherwise, all as though such payment had not been made.

The obligations and liabilities of FiberMark Filter and each FiberMark Filter Guarantor under this FiberMark Filter Guaranty shall not be conditioned or contingent upon the pursuit by any Lender or any other Person at any time of any right or remedy against FiberMark Filter or any FiberMark Filter Guarantor or any other Person which may be or become liable in respect of all or any part of FiberMark Filter Obligations or against any Collateral or security or guarantee therefor or right of setoff with respect thereto.

FiberMark Filter, and each FiberMark Filter Guarantor, hereby consents that, without the necessity of any reservation of rights against FiberMark Filter or any FiberMark Filter Guarantor and without notice to or further assent by FiberMark Filter or any FiberMark Filter Guarantor, any demand for payment of any of the FiberMark Filter Obligations made by any Lender Party may be rescinded by such Lender Party and any of the FiberMark Filter Obligations continued after such rescission.

Section 4.07.  Waivers.  To the extent permitted by applicable law, FiberMark Filter and each FiberMark Filter Guarantor hereby waives:  (1) promptness and diligence; (2) notice of or proof of reliance by any Lender Party upon this FiberMark Filter Guaranty or acceptance of this FiberMark Filter Guaranty; (3) notice of the incurrence of any FiberMark Filter Obligations by FiberMark Filter or FiberMark Filter Guaranty Obligation by any FiberMark Filter Guarantor or the renewal, extension or accrual of any FiberMark Filter Obligation or FiberMark Filter Guaranty Obligation; (4) notice of any actions taken by any Lender Party, FiberMark Filter, any FiberMark Filter Guarantor or any other party under any Loan Document, or any other agreement or instrument relating to FiberMark Filter Obligations; (5) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of FiberMark Filter Obligations or of the obligations of FiberMark Filter or any FiberMark Filter Guarantor hereunder, the omission of or delay in which, but for the provisions of this Section 4.07, might constitute grounds for relieving FiberMark Filter or any FiberMark Filter Guarantor of its obligations hereunder; and (6) any requirement that any Lender Party protect, secure, perfect or insure any Lien on any property subject thereto or exhaust any right or take any action against FiberMark Filter or any FiberMark Filter Guarantor or any other Person or any Collateral.

Section 4.08.  Subrogation, Etc.  FiberMark Filter, and each FiberMark Filter Guarantor, agrees that it hereby waives and releases, until the payment in full and indefeasible satisfaction of all FiberMark Filter Obligations and the termination of all Lender Loan

Commitments, any and all rights of contribution, reimbursement or subrogation that it may acquire in respect of this FiberMark Filter Guaranty, whether arising in respect of or acquired by any payment made hereunder, any setoff or application of funds of FiberMark Filter or any FiberMark Filter Guarantor by any Lender Party or otherwise.

Section 4.09.  FiberMark Office Guaranty.  Each FiberMark Office Guarantor, jointly and severally, hereby irrevocably, absolutely and unconditionally guarantees to each Lender Party and their successors, endorsees, transferees and assigns the prompt and complete payment by FiberMark Office as and when due and payable (whether at stated maturity or by required prepayment, acceleration, demand or otherwise), of all FiberMark Office Obligations now existing or hereafter incurred by FiberMark Office, and agrees to pay on demand any and all expenses (including counsel fees and expenses) which may be paid or incurred by any Lender Party in collecting any or all of FiberMark Office Obligations and/or enforcing any rights under this guaranty or under FiberMark Office Obligations.

Section 4.10.  FiberMark Office Guarantors’ Guaranty Obligations Unconditional.  Each FiberMark Office Guarantor hereby jointly and severally guarantees that the FiberMark Office Obligations will be paid strictly in accordance with the terms of the Loan Documents and other agreements to which FiberMark Office is a party, regardless of any Law now or hereafter in effect in any jurisdiction affecting any such terms or the rights of any Lender Party with respect thereto.  The obligations and liabilities of each FiberMark Office Guarantor under this guaranty shall be absolute and unconditional irrespective of: (1) any lack of validity or enforceability of any of the FiberMark Office Obligations, any Loan Document, or any agreement or instrument relating thereto; (2) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the FiberMark Office Obligations, or any other amendment or waiver of or consent to any departure from any Loan Document or any other documents or instruments executed in connection with or related to FiberMark Office Obligations; (3) any exchange or release of, or non-perfection of any Lien on or in, any Collateral, or any release or amendment or waiver of or consent to any departure from any other guaranty, for all or any of the FiberMark Office Obligations; or (4) any other circumstances which might otherwise constitute a defense available to, or a discharge of, FiberMark Office or any guarantor in respect of FiberMark Office Obligations or the FiberMark Office Guarantors in respect of this guaranty.

This FiberMark Office Guaranty is a continuing guaranty and shall remain in full force and effect until:  (1) the payment in full and indefeasible satisfaction of all FiberMark Office Obligations and the termination of all Lender Loan Commitments, and (2) the payment of the other expenses to be paid by FiberMark Office pursuant hereto.  This FiberMark Office Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment, or any part thereof, of any of the FiberMark Office Obligations is rescinded or must otherwise be returned by any Lender Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of FiberMark Office or any Guarantor or otherwise, all as though such payment had not been made.

The obligations and liabilities of FiberMark Office and each FiberMark Office Guarantor under this FiberMark Office Guaranty shall not be conditioned or contingent upon the pursuit by any Lender or any other Person at any time of any right or remedy against FiberMark Office or any FiberMark Office Guarantor or any other Person which may be or become liable in respect of all or any part of FiberMark Office Obligations or against any Collateral or security or guarantee therefor or right of setoff with respect thereto.

FiberMark Office, and each FiberMark Office Guarantor, hereby consents that, without the necessity of any reservation of rights against FiberMark Office or any FiberMark Office Guarantor and without notice to or further assent by FiberMark Office or any FiberMark Office Guarantor, any demand for payment of any of the FiberMark Office Obligations made by any Lender Party may be rescinded by such Lender Party and any of the FiberMark Office Obligations continued after such rescission.

Section 4.11.  Waivers.  To the extent permitted by applicable law, FiberMark Office and each FiberMark Office Guarantor hereby waives:  (1) promptness and diligence; (2) notice of or proof of reliance by any Lender Party upon this FiberMark Office Guaranty or acceptance of this FiberMark Office Guaranty; (3) notice of the incurrence of any FiberMark Office Obligations by FiberMark Office or FiberMark Office Guaranty Obligation by any FiberMark Office Guarantor or the renewal, extension or accrual of any FiberMark Office Obligation or FiberMark Office Guaranty Obligation; (4) notice of any actions taken by any Lender Party, FiberMark Office, any FiberMark Office Guarantor or any other party under any Loan Document, or any other agreement or instrument relating to FiberMark Office Obligations; (5) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of FiberMark Office Obligations or of the obligations of FiberMark Office or any FiberMark Office Guarantor hereunder, the omission of or delay in which, but for the provisions of this Section 4.11, might constitute grounds for relieving FiberMark Office or any FiberMark Office Guarantor of its obligations hereunder; and (6) any requirement that any Lender Party protect, secure, perfect or insure any Lien on any property subject thereto or exhaust any right or take any action against FiberMark Office or any FiberMark Office Guarantor or any other Person or any Collateral.

Section 4.12.  Subrogation, Etc.  FiberMark Office, and each FiberMark Office Guarantor, agrees that it hereby waives and releases, until the payment in full and indefeasible satisfaction of all FiberMark Office Obligations and the termination of all Lender Loan Commitments, any and all rights of contribution, reimbursement or subrogation that it may acquire in respect of this FiberMark Office Guaranty, whether arising in respect of or acquired by any payment made hereunder, any setoff or application of funds of FiberMark Office or any FiberMark Office Guarantor by any Lender Party or otherwise.

Section 4.13.  FiberMark Guaranty.  Each FiberMark Guarantor, jointly and severally, hereby irrevocably, absolutely and unconditionally guarantees to each Lender Party and their successors, endorsees, transferees and assigns the prompt and complete payment by FiberMark as and when due and payable (whether at stated maturity or by required prepayment, acceleration, demand or otherwise), of all FiberMark Obligations now existing or hereafter incurred by FiberMark, and agrees to pay on demand any and all expenses (including counsel fees and expenses) which may be paid or incurred by any Lender Party in collecting any or all of FiberMark Obligations and/or enforcing any rights under this guaranty or under FiberMark Obligations.

Section 4.14.  FiberMark Guarantors’ Guaranty Obligations Unconditional.  Each FiberMark Guarantor hereby jointly and severally guarantees that the FiberMark Obligations will be paid strictly in accordance with the terms of the Loan Documents and other agreements to which FiberMark is a party, regardless of any Law now or hereafter in effect in any jurisdiction affecting any such terms or the rights of any Lender Party with respect thereto.  The obligations and liabilities of each FiberMark Guarantor under this guaranty shall be absolute and unconditional irrespective of: (1) any lack of validity or enforceability of any of the FiberMark Obligations, any Loan Document, or any agreement or instrument relating thereto; (2) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the FiberMark Obligations, or any other amendment or waiver of or consent to any departure from any Loan Document or any other documents or instruments executed in connection with or related to FiberMark Obligations; (3) any exchange or release of, or non-perfection of any Lien on or in, any Collateral, or any release or amendment or waiver of or consent to any departure from any other guaranty, for all or any of the FiberMark Obligations; or (4) any other circumstances which might otherwise constitute a defense available to, or a discharge of, FiberMark or any guarantor in respect of FiberMark Obligations or the FiberMark Guarantors in respect of this guaranty.

This FiberMark Guaranty is a continuing guaranty and shall remain in full force and effect until:  (1) the payment in full and indefeasible satisfaction of all FiberMark Obligations and the termination of all Lender Loan Commitments, and (2) the payment of the other expenses to be paid by FiberMark pursuant hereto.  This FiberMark Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment, or any part thereof, of any of the FiberMark Obligations is rescinded or must otherwise be returned by any Lender Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of FiberMark or any Guarantor or otherwise, all as though such payment had not been made.

The obligations and liabilities of FiberMark and each FiberMark Guarantor under this FiberMark Guaranty shall not be conditioned or contingent upon the pursuit by any Lender or any other Person at any time of any right or remedy against FiberMark or any FiberMark Guarantor or any other Person which may be or become liable in respect of all or any part of FiberMark Obligations or against any Collateral or security or guarantee therefor or right of setoff with respect thereto.

FiberMark, and each FiberMark Guarantor, hereby consents that, without the necessity of any reservation of rights against FiberMark or any FiberMark Guarantor and without notice to or further assent by FiberMark or any FiberMark Guarantor, any demand for payment of any of the FiberMark Obligations made by any Lender Party may be rescinded by such Lender Party and any of the FiberMark Obligations continued after such rescission.

Section 4.15.  Waivers.  To the extent permitted by applicable law, FiberMark and each FiberMark Guarantor hereby waives:  (1) promptness and diligence; (2) notice of or proof of reliance by any Lender Party upon this FiberMark Guaranty or acceptance of this FiberMark Guaranty; (3) notice of the incurrence of any FiberMark Obligations by FiberMark or FiberMark Guaranty Obligation by any FiberMark Guarantor or the renewal, extension or accrual of any FiberMark Obligation or FiberMark Guaranty Obligation; (4) notice of any actions taken by any Lender Party, FiberMark , any FiberMark Guarantor or any other party under any Loan Document, or any other agreement or instrument relating to FiberMark Obligations; (5) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of FiberMark Obligations or of the obligations of FiberMark or any FiberMark Guarantor hereunder, the omission of or delay in which, but for the provisions of this Section 4.15, might constitute grounds for relieving FiberMark or any FiberMark Guarantor of its obligations hereunder; and (6) any requirement that any Lender Party protect, secure, perfect or insure any Lien on any property subject thereto or exhaust any right or take any action against FiberMark or any FiberMark Guarantor or any other Person or any Collateral.

Section 4.16.  Subrogation, Etc.  FiberMark, and each FiberMark Guarantor, agrees that it hereby waives and releases, until the payment in full and indefeasible satisfaction of all FiberMark Obligations and the termination of all Lender Loan Commitments, any and all rights of contribution, reimbursement or subrogation that it may acquire in respect of this FiberMark Guaranty, whether arising in respect of or acquired by any payment made hereunder, any setoff or application of funds of FiberMark or any FiberMark Guarantor by any Lender Party or otherwise.

Section 4.17.  DSI Guaranty.  Each DSI Guarantor, jointly and severally, hereby irrevocably, absolutely and unconditionally guarantees to each Lender Party and their successors, endorsees, transferees and assigns the prompt and complete payment by DSI as and when due and payable (whether at stated maturity or by required prepayment, acceleration, demand or otherwise), of all DSI Obligations now existing or hereafter incurred by DSI, and agrees to pay on demand any and all expenses (including counsel fees and expenses) which may be paid or incurred by any Lender Party in collecting any or all of DSI Obligations and/or enforcing any rights under this guaranty or under DSI Obligations.

Section 4.18.  DSI Guarantors’ Guaranty Obligations Unconditional.  Each DSI Guarantor hereby jointly and severally guarantees that the DSI Obligations will be paid strictly in accordance with the terms of the Loan Documents and other agreements to which DSI is a party, regardless of any Law now or hereafter in effect in any jurisdiction affecting any such terms or the rights of any Lender Party with respect thereto.  The obligations and liabilities of each DSI Guarantor under this guaranty shall be absolute and unconditional irrespective of: (1) any lack of validity or enforceability of any of the DSI Obligations, any Loan Document, or any agreement or instrument relating thereto; (2) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the DSI Obligations, or any other amendment or waiver of or consent to any departure from any Loan Document or any other documents or instruments executed in connection with or related to DSI Obligations; (3) any exchange or release of, or non-perfection of any Lien on or in, any Collateral, or any release or amendment or waiver of or consent to any departure from any other guaranty, for all or any of the DSI Obligations; or (4) any other circumstances which might otherwise constitute a defense available to, or a discharge of, DSI or any guarantor in respect of DSI Obligations or the DSI Guarantors in respect of this guaranty.

This DSI Guaranty is a continuing guaranty and shall remain in full force and effect until:  (1) the payment in full and indefeasible satisfaction of all DSI Obligations and the termination of all Lender Loan Commitments, and (2) the payment of the other expenses to be paid by DSI pursuant hereto.  This DSI Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment, or any part thereof, of any of the DSI Obligations is rescinded or must otherwise be returned by any Lender Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of DSI or any Guarantor or otherwise, all as though such payment had not been made.

The obligations and liabilities of DSI and each DSI Guarantor under this DSI Guaranty shall not be conditioned or contingent upon the pursuit by any Lender or any other Person at any time of any right or remedy against DSI or any DSI Guarantor or any other Person which may be or become liable in respect of all or any part of DSI Obligations or against any Collateral or security or guarantee therefor or right of setoff with respect thereto.

DSI, and each DSI Guarantor, hereby consents that, without the necessity of any reservation of rights against DSI or any DSI Guarantor and without notice to or further assent by DSI or any DSI Guarantor, any demand for payment of any of the DSI Obligations made by any Lender Party may be rescinded by such Lender Party and any of the DSI Obligations continued after such rescission.

Section 4.19.  Waivers.  To the extent permitted by applicable law, DSI and each DSI Guarantor hereby waives:  (1) promptness and diligence; (2) notice of or proof of reliance by any Lender Party upon this DSI Guaranty or acceptance of this DSI Guaranty; (3) notice of the incurrence of any DSI Obligations by DSI or DSI Guaranty Obligation by any DSI Guarantor or the renewal, extension or accrual of any DSI Obligation or DSI Guaranty Obligation; (4) notice of any actions taken by any Lender Party, DSI , any DSI Guarantor or any other party under any Loan Document, or any other agreement or instrument relating to DSI Obligations; (5) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of DSI Obligations or of the obligations of DSI or any DSI Guarantor hereunder, the omission of or delay in which, but for the provisions of this Section 4.15, might constitute grounds for relieving DSI or any DSI Guarantor of its obligations hereunder; and (6) any requirement that any Lender Party protect, secure, perfect or insure any Lien on any property subject thereto or exhaust any right or take any action against DSI or any DSI Guarantor or any other Person or any Collateral.

Section 4.20.  Subrogation, Etc.  DSI, and each DSI Guarantor, agrees that it hereby waives and releases, until the payment in full and indefeasible satisfaction of all DSI Obligations and the termination of all Lender Loan Commitments, any and all rights of contribution, reimbursement or subrogation that it may acquire in respect of this DSI Guaranty, whether arising in respect of or acquired by any payment made hereunder, any setoff or application of funds of DSI or any DSI Guarantor by any Lender Party or otherwise.

ARTICLE V.          COLLATERAL

Section 5.01.  (a)  Grant of a Security Interest by FiberMark Office.  As security for the prompt payment in full of all FiberMark Office Obligations, FiberMark Office hereby pledges and grants to the Agent for the ratable benefit of the Lenders a continuing general Lien upon and security interest in all of its right, title and interest in and to each of the following, whether now owned or hereafter acquired, and in all proceeds of any and all of the following, in whatever form (including, but not limited to, accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, oil, gas or other minerals before extraction, and general intangibles):

(1)  Inventory;

(2)  Accounts; and

(3)  the Brattleboro Collateral.

Without limiting the generality of the foregoing, the security interests granted hereunder shall extend and attach to:

(i)  All Collateral which is presently in existence and which is owned by FiberMark Office or in which FiberMark Office has any interest, whether held by FiberMark Office or by others for its account, and, if any Brattleboro Collateral is Equipment, whether FiberMark Office’s interest in such Equipment is as owner or lessee or conditional vendee; and

(ii)  All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Agent or FiberMark Office from FiberMark Office’s customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by FiberMark Office or to the sale, promotion or shipment thereof.

(b)           Grant of a Security Interest by FiberMark.  As security for the prompt payment and performance in full of all of the FiberMark Obligations, FiberMark hereby pledges and grants to the Agent for the ratable benefit of the Lenders a continuing general Lien upon and security interest in all of its right, title and interest in and to each of the following, whether now owned or hereafter acquired, and in all proceeds of any and all of the following, in whatever form (including, but not limited to, accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, oil, gas or other minerals before extraction, and general intangibles):

(1)  Inventory; and

(2)  Accounts.

Without limiting the generality of the foregoing, the security interests granted hereunder shall extend and attach to:

(i)  All Collateral which is presently in existence and which is owned by FiberMark or in which FiberMark has any interest, whether held by FiberMark or by others for its account; and

(ii)  All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Agent or FiberMark from FiberMark’s customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by FiberMark or to the sale, promotion or shipment thereof.

(c)           Grant of a Security Interest by FiberMark Durable.  As security for the prompt payment and performance in full of all of the FiberMark Durable Obligations, FiberMark Durable hereby pledges and grants to the Agent for the ratable benefit of the Lenders a continuing general Lien upon and security interest in all of its right, title and interest in and to each of the following, whether now owned or hereafter acquired, and in all proceeds of any and all of the following, in whatever form (including, but not limited to, accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, oil, gas or other minerals before extraction, and general intangibles):

(1)  Inventory; and

(2)  Accounts.

Without limiting the generality of the foregoing, the security interests granted hereunder shall extend and attach to:

(i)  All Collateral which is presently in existence and which is owned by FiberMark Durable or in which FiberMark Durable has any interest, whether held by FiberMark Durable or by others for its account; and

(ii)  All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Agent or FiberMark Durable from FiberMark Durable’s customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by FiberMark Durable or to the sale, promotion or shipment thereof.

(d)           Grant of a Security Interest by FiberMark Filter.  As security for the prompt payment and performance in full of all of the FiberMark Filter Obligations, FiberMark Filter hereby pledges and grants to the Agent for the ratable benefit of the Lenders a continuing general Lien upon and security interest in all of its right, title and interest in and to each of the following, whether now owned or hereafter acquired, and in all proceeds of any and all of the following, in whatever form (including, but not limited to, accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, oil, gas or other minerals before extraction, and general intangibles):

(1)  Inventory; and

(2)  Accounts.

Without limiting the generality of the foregoing, the security interests granted hereunder shall extend and attach to:

(i)  All Collateral which is presently in existence and which is owned by FiberMark Filter or in which FiberMark Filter has any interest, whether held by FiberMark Filter or others for its account; and

(ii)  All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Agent or FiberMark Filter from FiberMark Filter’s customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by FiberMark Filter or to the sale, promotion or shipment thereof.

(e)           Grant of a Security Interest by DSI.  As security for the prompt payment and performance in full of all of the DSI Obligations, DSI hereby pledges and grants to the Agent for the ratable benefit of the Lenders a continuing general Lien upon and security interest in all of its right, title and interest in and to each of the following, whether now owned or hereafter acquired, and in all proceeds of any and all of the following, in whatever form (including, but not limited to, accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, oil, gas or other minerals before extraction, and general intangibles):

(1)  Inventory; and

(2)  Accounts.

Without limiting the generality of the foregoing, the security interests granted hereunder shall extend and attach to:

(i)  All Collateral which is presently in existence and which is owned by DSI or in which DSI has any interest, whether held by DSI or others for its account; and

(ii)  All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Agent or DSI or DSI’s customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by DSI or to the sale, promotion or shipment thereof.

Section 5.02.  Covenants Regarding Inventory.  Each Obligor agrees to safeguard, protect and hold all Inventory for the Lenders’ account and make no disposition thereof except in the regular course of the business of such Obligor as herein provided.  Until the Agent has given such Obligor notice to the contrary, as provided for below, any Inventory may be sold and shipped by such Obligor to its customers in the ordinary course of such Obligor’s business, on open account and on terms currently being extended by such Obligor to its customers, provided that all proceeds of all sales (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, endorsed, and turned over and delivered to the Agent for the ratable benefit of the Lenders in accordance with Section 3.06 of this Financing Agreement.  The Agent shall have the right to withdraw this permission at any time upon the occurrence of an Event of Default and until such time as such Event of Default is waived, in which event no further disposition shall be made of the Inventory by such Obligor without the Agent’s prior written approval.  Cash sales or sales of Inventory in which a Lien upon, or security interest in, Inventory is retained by such Obligor shall be made by such Obligor only with the approval of the Agent, and the proceeds of such sales or sales of Inventory for cash shall not be commingled with such Obligor’s other property, but shall be segregated, held by such Obligor in trust for the Lenders as the Lenders’ exclusive property, and shall be delivered immediately by such Obligor to the Agent in the identical form received by such Obligor by deposit to the Depository Accounts.  Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in such Obligor’s Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non–cash proceeds of such sale, exchange or disposition.  As to any such sale, exchange or other disposition, the Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

Section 5.03.  Covenants Regarding Equipment.  The Equipment is and will only be used by FiberMark Office in its business and will not be held for sale or lease, or removed from its premises, or otherwise disposed of by FiberMark Office without the prior written approval of the Agent.  FiberMark Office will not sell, transfer, lease or otherwise dispose of any of the Equipment constituting a part of the Brattleboro Collateral, or attempt, offer or contract to do so, except for sales of assets permitted by this Financing Agreement.  Concurrently with any such permitted disposition, the property acquired by a transferee in such disposition shall automatically be released from the security interest created by this Financing Agreement (the “Security Interest”).  It is acknowledged and agreed that notwithstanding any release of property from the Security Interest in accordance with the foregoing provisions of this Section 5.03, the Security Interest shall in any event continue in the proceeds of the Brattleboro Collateral.  The Agent shall promptly execute and deliver (and, when appropriate, shall cause any separate agent, co-agent or trustee to execute and deliver) any releases, instruments or documents reasonably requested by FiberMark Office to accomplish or confirm the release of the Equipment constituting a part of the Brattleboro Collateral provided by this Section 5.03.  Any such release of the Equipment constituting a part of the Brattleboro Collateral provided by the Agent shall specifically describe that portion of the Brattleboro Collateral to be released, shall be expressed to be unconditional and shall be without recourse or warranty (other than a warranty that the Agent has not assigned its rights and interests to any other Person).  FiberMark Office shall pay all of the Agent’s out-of-pocket expenses in connection with any release of the Brattleboro Collateral.

FiberMark Office agrees at its own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the Lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary.  FiberMark Office also agrees to safeguard, protect and hold all Equipment for the Lenders’ account and make no disposition thereof unless FiberMark Office first obtains the prior written approval of the Agent.  Any sale, exchange or other disposition of any Equipment shall only be made by FiberMark Office with the prior written approval of the Agent, and the proceeds of any such sales shall not be commingled with FiberMark Office’s other property, but shall be segregated, held by FiberMark Office in trust for the Lenders as the Lenders’ exclusive property, and shall be delivered immediately by FiberMark Office to the Agent in the identical form received by FiberMark Office by deposit to the Depository Accounts.  Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non–cash proceeds of such sales, exchange or disposition.  As to any such sale, exchange or other disposition, the Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.  Notwithstanding anything hereinabove contained to the contrary, FiberMark Office may sell, exchange or otherwise dispose of obsolete Equipment or Equipment no longer needed in FiberMark Office’s operations, provided, however, that (a) the then book value of the Equipment so disposed of does not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate in any Fiscal Year and (b) the proceeds of such sales or dispositions are delivered to the Agent for the ratable benefit of the Lenders in accordance with the foregoing provisions of this paragraph, except that FiberMark Office may retain and use such proceeds to purchase forthwith replacement Equipment which FiberMark Office determines in its reasonable business judgment to have a collateral value at least equal to the Equipment so disposed of or sold, provided, however, that the aforesaid right shall automatically cease upon the occurrence of an Event of Default which is not waived.

Section 5.04.  Collateral Covenant.  Each Obligor hereby covenants that, except for the Permitted Encumbrances, such Obligor is or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or

Liens in favor of others; that such Obligor will at its expense forever warrant and, at the Lenders’ and/or the Agent’s request, defend the same from any and all claims and demands of any other person other than the Permitted Encumbrances.  Such Obligor will not grant, create or permit to exist, any Lien upon or security interest in the Collateral, or any proceeds thereof, in favor of any other Person other than the holders of the Permitted Encumbrances.

No Obligor will (a) change the location of its principal executive office/chief place of business from that specified in Schedule 5.04 or remove its books and records from the location specified in Schedule 5.04, (b) move the Equipment from the Real Estate, or (c) change its name (including the adoption of any new trade name), identity, corporate structure or jurisdiction of organization, unless, in any of the circumstances described in the immediately preceding clauses (a) through (c), it shall have provided at least thirty (30) days prior written notice to the Agent of any such change in location of its principal executive office/chief place of business, change in name, identity, corporate structure or jurisdiction of organization or jurisdiction or organization or change in location of Inventory or Equipment.  Each Obligor will from time to time notify the Agent of each location at which any amount of the Collateral or such books and records are to be kept, including for temporary processing, storage or similar purposes.  The Obligors shall not permit more than $1,000,000 in aggregate book value of Inventory, regardless of by whom owned, to be kept at a location (or locations) other than a location that is (A) listed under the name of the Obligor that owns such Inventory  on Schedule 5.04 hereto, as amended by Agent from time to time to reflect the addition or deletion of locations at which Collateral is kept, stored or processed (as notified to Agent by the Obligors from time to time pursuant to this Section 5.04), and (B) not one of the Excluded Premises. Except as permitted by the preceding sentence, no Obligor shall remove any amount of Collateral or such books or record to a location not set forth on Schedule 5.04 or otherwise keep any amount of Collateral (other than Real Estate, to the extent described in Schedule 5.04A hereto) at a location not set forth on Schedule 5.04 unless, not less than thirty (30) days prior to the day such removal or other change occurs such Obligor shall give written notice to the Agent of such removal or other change and the new location of such Collateral or such books and records.  No action requiring notice to the Agent under this paragraph shall be effected until such filings and other measures required under applicable Law to continue uninterrupted the first perfected security interest and Lien of the Agent in the Collateral affected thereby shall have been taken, and until the Agent shall have received such opinions of counsel with respect thereto as it shall have reasonably requested.  Each Obligor also agrees to advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or to the security interests granted to the Lenders or the Agent therein.  Each Obligor as to itself, hereby authorizes the Agent to regard its printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of its authorized officers or agents.

Section 5.05.  Covenants Regarding Accounts.  No Obligor will (a) amend, modify, terminate or waive any provision of any contract, license or agreement giving rise to an Account of such Obligor in any manner which could reasonably be expected to materially adversely affect the value of such contract, license or Account as Collateral, (b) fail to exercise promptly and diligently each and every material right which it may have under each material contract, license or agreement giving rise to an Account of such Obligor (other than any right of termination), except in a manner consistent with the ordinary and customary conduct of its business or (c) fail to deliver to the Agent upon its reasonable request a copy of each material demand, notice or document received by it relating in any way to any material contract, license or agreement giving rise to an Account of such Obligor.

Other than in the ordinary course of business as generally conducted by such Obligor over a period of time, no Obligor will grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

Section 5.06.  Continuing Security Interest.  The rights and security interests granted to the Agent for the ratable benefit of the Lenders hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the account maintained in any Borrower’s name on the books of the Agent may from time to time be temporarily in a credit position, until the final payment in full to the Agent and the Lenders of all Obligations and the termination of this Financing Agreement.  Any delay, or omission by the Agent to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver be in writing and signed by the Agent.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

Section 5.07.  Actions by Agent.  To the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other Person, then the Agent shall have the right in its sole discretion to determine which rights, security, Liens, security interests or remedies the Agent shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Agent’s or the Lenders’ rights hereunder.

Section 5.08.  Additional Collateral and Further Assurances.  Upon the request of the Agent, each Obligor will, at the sole expense of such Obligor, promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Financing Agreement, the Security Documents and of the rights and powers herein and therein granted for the benefit of the Agent and the Lenders.

Each Obligor will comply with the requirements of all state and federal Laws in order to grant to the Agent for the benefit of the Lenders valid and perfected first security interests and Liens in the Collateral, subject only to the Permitted Encumbrances.  The Agent is hereby authorized by each Obligor to file any financing statements covering the Collateral whether or not the Obligor’s signature appears thereon.  Each Obligor agrees to do whatever the Agent may request, from time to time, by way of:  filing notices of Liens, financing statements, amendments, renewals and continuations thereof; cooperating with the Agent; keeping stock records; and performing such further acts as the Lenders may reasonably require in order to perfect the Liens contemplated by this Financing Agreement in favor of the Lenders for the benefit of the Lenders.

Any reserves or balances to the credit of any Borrower and any other property or assets of an Obligor in the possession of the Agent or any of the Lenders may be held by such holder as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due.  The Liens and security interests granted herein and any other Lien or security interest the Agent or any Lender may have in any other assets of an Obligor shall secure payment and performance of all now existing and future Obligations.  The Agent may in its discretion charge any or all of the Obligations to the account of an Obligor when due.

This Financing Agreement and the obligation of FiberMark Office to perform all of its covenants and obligations hereunder are further secured by the Mortgage.  FiberMark Office shall give to the Agent for the ratable benefit of the Lenders from time to time such mortgage on the Real Estate as the Agent shall require to obtain a valid first Lien thereon subject only to those exceptions of title as set forth in future title insurance policies that are satisfactory to the Lenders.

Section 5.09.  Additional Information.  Each Obligor will execute and deliver to the Agent, from time to time, such written statements and schedules as the Agent may reasonably require,

designating, identifying or describing the Collateral pledged to the Lenders or the Agent hereunder, including, without limitation, such schedules of Accounts as the Agent may reasonably request to support or confirm any information previously given, and such other appropriate reports designating, identifying and describing the Accounts as the Agent may reasonably require, and changes after the date hereof in the descriptions of the specific properties constituting its owned and leased properties.  An Obligor’s failure, however, to promptly give the Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Lenders’ or the Agent’s security interests in the Collateral.

Section 5.10.  Compliance with Fair Labor Standards Act.  Each Obligor shall comply in all material respects with all provisions of the Fair Labor Standards Act as set forth in Sections 201 through 219 of Title 29 of the United States Code.

ARTICLE VI.         INTEREST, FEES AND EXPENSES.

Section 6.01.  Method of Electing Interest Rates.   The Revolving Credit Loans made to the Borrowers shall bear interest at either the Chase Manhattan Bank Rate or the Libor Rate.  Thereafter, the applicable Borrower may from time to time elect to change or continue the Type borne by each Revolving Credit Loan, as follows:

(a)  if such Revolving Credit Loans are Chase Manhattan Bank Rate Loans, the applicable Borrower may elect to convert such Revolving Credit Loans to Libor Rate Loans as of any Business Day;

(b)  if such Revolving Credit Loans are Libor Rate Loans, the applicable Borrower may elect to convert such Revolving Credit Loans to Chase Manhattan Bank Rate Loans or, or elect to continue such Libor Rate Loans as Libor Rate Loans for an additional Libor Rate Period, in each case effective on the last day of the then current Libor Rate Period applicable to such Revolving Credit Loans.

Each such election shall be made by delivering a notice substantially in the form of Exhibit C hereto (a “Notice of Interest Rate Selection”) to Agent by (1) 12:00 Noon (New York City time) at least one (1) Business Day before the conversion of a Libor Rate Loan into a Chase Manhattan Bank Rate Loan, or (2) 12:00 Noon (New York City time) at least three (3) Business Days before the conversion of a Chase Manhattan Bank Rate Loan into a Libor Rate Loan or the continuation of a Libor Rate Loan as a Libor Rate Loan.  A Notice of Loan Interest Rate Selection may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Revolving Credit Loan; provided that the portion to which such notice applies, and the remaining portion to which it does not apply, each are sufficient to meet the minimum amount specified in Section 3.14.

Each Notice of Interest Rate Selection relating to a Chase Manhattan Bank Rate Loan or Libor Rate Loan shall specify:

(i)  the Revolving Credit Loan (or portion thereof) to which such notice applies;

(ii)  the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of the first paragraph of this Section 6.01;

(iii)  if the Revolving Credit Loans are to be converted, and if such new Revolving Credit Loans are Libor Rate Loans, the duration of the initial Libor Rate Period applicable thereto; and

(iv)  if such Revolving Credit Loans are to be continued as Libor Rate Loans for an additional Libor Rate Period, the duration of such additional Libor Rate Period.

Each Libor Rate Period specified in a Notice of Interest Rate Selection shall comply with the provisions of the definition of Libor Rate Period.  No conversion into a Libor Rate Loan and no continuation of a Libor Rate Loan shall be permitted when a Default or Event of Default has occurred and is continuing.  If the applicable Borrower fails to deliver a timely Notice of Interest Rate Selection to the Agent for any Libor Rate Loans to such Borrower such Revolving Credit Loans shall be converted into Chase Manhattan Bank Rate Loans on the last day of the then current Libor Rate Period applicable thereto.

Anything herein to the contrary notwithstanding, at no time shall there be outstanding more than three (3) different Libor Rate Periods relating to Libor Rate Loans in the aggregate for all Borrowers.

Section 6.02.  Interest.   Each applicable Borrower shall pay interest on the outstanding unpaid principal amount of its Revolving Credit Loans for each day from and including the date such Revolving Credit Loan is made until but excluding the date such Revolving Credit Loan is paid in full, at one of the following rates per annum:

(1)  Chase Manhattan Bank Rate Loan.  For a Chase Manhattan Bank Rate Loan, a rate per annum equal at all times to the sum of the Chase Manhattan Bank Rate in effect for such day plus the Applicable Margin; and

(2)  Libor Rate Loan.  For a Libor Rate Loan, a rate per annum equal at all times during each Libor Rate Period of such Revolving Credit Loan to the sum of the Libor Rate for such Libor Rate Period plus the Applicable Margin.

All accrued and unpaid interest on the Revolving Credit Loans (including accrued and unpaid interest under the September 1999 Agreement as of the Closing Date) will be payable in arrears on each Quarterly Payment Date, regardless of interest rate, and shall be calculated based on a 360 day year.  The Agent shall be entitled to charge the applicable Borrower’s account with the applicable interest rate(s) until all such Obligations have been paid in full.

The interest rate on Chase Manhattan Bank Rate Loans shall change when the Chase Manhattan Bank Rate changes.  Interest on the Chase Manhattan Bank Rate Loans and the Libor Rate Loans shall not exceed the maximum amount permitted under applicable Law.  Upon the occurrence of an Event of Default interest will accrue at the Default Rate of Interest as provided in Section 12.02.

Agent shall determine each interest rate applicable to the Revolving Credit Loans hereunder.  Agent shall give prompt notice to the applicable Borrower and each Lender of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

Section 6.03.  Fees.   On the Closing Date, the Borrowers shall pay the Facility Fee to the Initial Lenders.

During the period from the Closing Date to the Revolving Credit Commitment Termination Date, the Obligors jointly and severally agree to pay to the Agent for the account of each Lender the Unused Line Fee.  All Unused Line Fees are payable in arrears on each Quarterly Payment Date.  Upon receipt of any such Unused Line Fee, the Agent will promptly thereafter cause to be distributed to each Lender its Pro Rata Share of such Fee.

The Borrowers jointly and severally shall reimburse or pay the Agent, as the case may be, for (i) all Out-of-Pocket Expenses of the Agent and/or the Lenders, and (ii) any applicable Documentation Fee.

On the Closing Date, the Borrowers shall pay to the Agent a Collateral Management Fee (for its own account) in the amount of Fifteen Thousand Dollars ($15,000) times a fraction, the numerator of which is the number of days in the period from and including the Closing Date to and including September 29, 2002, and the denominator of which is 365.  On each September 30 thereafter, the Borrowers shall pay to the Agent a Collateral Management Fee (for its own account) in the amount of Fifty Thousand Dollars ($50,000).  All the fees under this paragraph are “Collateral Management Fees” and shall be fully earned when paid and shall not be refundable or rebateable by reason of prepayment, acceleration upon an Event of Default, or any other circumstance and shall survive any termination of this Financing Agreement.

Each Obligor shall pay the Agent’s standard charges for, and the fees and expenses of, the Agent’s personnel used by the Agent for reviewing the books and records of such Obligor and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral, provided, however, that the foregoing shall not be payable until the occurrence of an Event of Default if the Borrowers are paying a Collateral Management Fee.

Each Borrower hereby authorizes the Agent to charge such Borrower’s accounts with the Agent with the amount of all payments due hereunder as such payments become due.  Each Borrower confirms that any charges which the Agent may so make to its account as herein provided will be made as an accommodation to such Borrower and solely at the Agent’s discretion.

Section 6.04.  Payments and Computations.   Each Borrower shall make each principal and interest payment and pay all fees not later than 12:00 Noon (New York time) on the day when due in Dollars in immediately available funds in New York City to Agent at its principal office.

All computations of interest on Libor Rate Loans, Chase Manhattan Bank Rate Loans and fees, shall be made by Agent on the basis of a year of three hundred sixty (360) days and paid, in each case, for the actual number of days elapsed (including the first day but excluding the last day).  Each determination by Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes absent manifest error.

Calculation of all amounts payable to the Agent for the ratable benefit of the Lenders under this Financing Agreement with regard to Libor Rate Loans shall be made as though the Lenders had actually funded the Libor Rate Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such Libor Rate Loans and having a maturity comparable to the relevant Libor Period, provided, however, that the Lenders may fund each of the Libor Rate Loans in any manner as the Agent sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Financing Agreement.

Whenever any payment of principal or interest (except on Libor Rate Loans) or of fees shall be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.  Whenever any payment of principal or interest on a Libor Rate Loan shall be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day.  If the date for any payment of principal is extended by operation of Law or otherwise, interest thereon shall be payable for such extended time.

Section 6.05.  Certain Compensation.   Each Borrower hereby agrees to indemnify the Agent and each Lender and hold the Agent and each Lender harmless from any loss, cost or expense they may sustain or incur as a consequence of the failure by such Borrower to complete any borrowing hereunder of a Libor Rate after notice thereof has been given by such Borrower to the Agent, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by the Agent to fund such borrowing when the applicable amount of the Revolving Credit Loan, as a result of such failure, is not made subject to such interest rates on such date.  The Agent shall certify the amount of its and/or the Lenders’ loss, cost or expense to the applicable Borrower, and such certification shall be final and conclusive absent manifest error.

Without limiting the foregoing, such compensation shall include the Libor Rate Prepayment Premium.

ARTICLE VII.       POWERS.

Section 7.01.  Powers.   Each Obligor hereby constitutes the Agent or any person or agent the Agent may designate as its attorney-in-fact, at such Obligor’s cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Obligations to the Agent and the Lenders have been paid in full after the termination of this Financing Agreement:

(1)  To receive, take, endorse, sign, assign and deliver, all in the name of the Agent, the Lenders, or such Obligor, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

(2)  To receive, open and dispose of all mail addressed to such Obligor and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

(3)  To request from customers indebted on Accounts at any time, in the name of the Agent or such Obligor or that of the Agent’s designee, information concerning the amounts owing on the Accounts;

(4)  To transmit to customers indebted on Accounts notice of the Agent’s and the Lenders’ interest therein and to notify customers indebted on Accounts of such Obligor to make payment directly to the Agent for such Obligor’s account; and

(5)  To take or bring, in the name of the Agent, the Lenders or such Obligor, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts.

Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (2), (4) and (5) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing.

ARTICLE VIII.      REPRESENTATIONS AND WARRANTIES

Each of the Obligors, individually and jointly, represents and warrants that:

Section 8.01.  Incorporation, Good Standing and Due Qualification.   Each Corporate Obligor is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required except to the extent that its failure to be so qualified could not result in a Material Adverse Change.  FiberMark Office is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, has the limited liability company power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign entity and in good standing under the laws of each other jurisdiction in which such qualification is required except to the extent that its failure to be so qualified could not result in a Material Adverse Change.

Section 8.02.  Corporate Power and Authority; No Conflicts.   The execution, delivery and performance by such Obligor of the Loan Documents have been duly authorized by all necessary corporate action and do not and will not: (a) in the case of each Corporate Obligor require any consent or approval of its stockholders and in the case of FiberMark Office require any consent or approval of its members-managers, which consent or approval has not already been obtained; (b) in the case of each Corporate Obligor contravene its certificate of incorporation or by-laws and in the case of FiberMark Office contravene its Articles of Organization or Operating Agreement; (c) violate any provision of, or require any filing (other than the filing of the financing statements contemplated hereby or by the Security Documents), registration, consent or approval under any Law (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such Obligor; (d) result in a breach of or constitute a default under or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Obligor is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien (other than as created hereunder or under the Security Documents), upon or with respect to any of the properties now owned or hereafter acquired by such Person.

Section 8.03.  Legally Enforceable Agreements.   Each Loan Document is a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

Section 8.04.  Litigation.   Except as disclosed in Schedule 8.04 hereto, there are no actions, suits or proceedings pending or, to the knowledge of any of the Obligors, as the case may be, threatened, against or affecting such Obligor before any court, governmental agency or arbitrator, which could, in any one case or in the aggregate, result in a Material Adverse Change.

Section 8.05.  Financial Statements.   The consolidated balance sheet of FiberMark and its Subsidiaries as of December 31, 1999 and December 31, 2000, the related statements of income, statements of stockholders’ equity (deficit) and statements of cash flows of FiberMark for the Fiscal Years then ended, and the accompanying footnotes, together with the opinion thereon of KPMG LLP, independent certified public accountants, copies of which have been furnished to the Lenders, are complete and correct and fairly present the financial condition of FiberMark and its Subsidiaries as at such dates and the results of the operations of FiberMark and its Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied.  There are no liabilities of FiberMark and its Subsidiaries, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than the 2001 Senior Notes and liabilities arising in the ordinary course of business since December 31, 2000.  No information, exhibit, or report furnished by FiberMark and its Subsidiaries to the Agent or any Lender in connection with the negotiation of this Financing Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

The consolidated unaudited balance sheet of FiberMark and its Subsidiaries as of September 30, 2001, the related statements of income, statements of stockholders’ equity (deficit) and statements of cash flows of such entities for the six-month periods then ended, and the accompanying footnotes, copies of which have been furnished to the Lenders, are complete and correct and fairly present the financial condition of FiberMark and its Subsidiaries, as at such dates and the results of the operations of FiberMark and its Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied.  There are no liabilities of FiberMark and its Subsidiaries, fixed or contingent, which are material but not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since September 30, 2001.  No information, exhibit, or report furnished by FiberMark and its Subsidiaries to the Agent or any Lender in connection with the negotiation of this Financing Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

(c)  No Material Adverse Change.  Since December 31, 2000, there has been no Material Adverse Change with respect to any Obligor.

Section 8.06.  Ownership and Liens; Location of Inventory and Equipment.   No Obligor has any fee interests in any real property or leasehold interests in real property having an unexpired term (including any option or renewal periods) in excess of 20 years other than the interest encumbered by the Mortgage.  Each Obligor has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in Section 8.05 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by such Obligor and none of its leasehold interests is subject to any Lien, except Permitted Encumbrances.  The Inventory and Equipment owned or leased by each Obligor is located at the respective facilities set forth under the name of such Obligor on Schedule 5.04.

Section 8.07.  Taxes.   Each Obligor has filed all tax returns (federal, state and local) required to be filed and has paid all taxes,

assessments and governmental charges and levies thereon to be due, including interest and penalties, except to the extent they are the subject of a Good Faith Contest.

Section 8.08.  ERISA.   Each Obligor is substantially in compliance with all applicable provisions of ERISA and the Code.  No Reportable Event has occurred with respect to any Pension Plan; no notice of intent to terminate a Pension Plan has been filed nor has any Pension Plan been terminated; no Obligor nor any other Person, including any fiduciary, has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) which could subject any Obligor, or any entity which any Obligor has an obligation to indemnify, to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA; there is no lien outstanding pursuant to Section 4068 of ERISA or Section 412 of the Code or security interest, within the meaning of Section 401(a)(29) of the Code, given in connection with a Pension Plan; no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Pension Plan, nor has the PBGC instituted any such proceedings; no Obligor, nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; the minimum funding requirements under ERISA and the Code have been satisfied with respect to all Pension Plans and the aggregate unfunded liabilities under all Pension Plans does not exceed Two Hundred Thousand Dollars ($200,000); no Multiemployer Plan is in Reorganization or is Insolvent; and no Obligor, nor any ERISA Affiliate has received notice that indicates the existence of potential or contingent withdrawal liability under a Multiemployer Plan in excess of One Million Eight Hundred Thousand Dollars ($1,800,000).  No Obligor has any liability for retiree medical or life insurance benefits other than liability with respect to active employees covered by the Owensboro, Kentucky location and the total FASB liability for such group is not material to any Obligor.

Section 8.09.  Subsidiaries.   FiberMark has no Subsidiaries other than FiberMark Durable, FiberMark Office, FiberMark Filter, DSI, FiberMark Limited (organized in Hong Kong), FiberMark GmbH, FiberMark Beteiligungs GmbH, FiberMark Gessner GmbH, FiberMark Lahnstein GmbH and FiberMark SARL.  All of the outstanding equity interests in FiberMark Gessner GmbH and FiberMark Lahnstein GmbH are owned by FiberMark Beteiligungs GmbH and FiberMark GmbH.  No Borrower has any Subsidiaries.

Section 8.10.  Operation of Business.   Each Obligor possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted except where failure to so possess could not result in a Material Adverse Change and no Obligor is in violation of any valid rights of others with respect to any of the foregoing.

Section 8.11.  No Default on Outstanding Judgments or Orders.   Each Obligor has satisfied all judgments and no Obligor is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

Section 8.12.  No Defaults on Other Agreements.   No Obligor is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any certificate of incorporation or corporate restriction which could result in a Material Adverse Change.  No Obligor is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument.

Section 8.13.  Labor Disputes and Acts of God.   Neither the business nor the properties of any Obligor are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance).

Section 8.14.  Governmental Regulation.   No Obligor is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

Section 8.15.  Partnerships.   No Obligor is a partner in any partnership.

Section 8.16.  Environmental Protection.   (i)  Each Obligor has obtained all Approvals and Permits required under all Environmental Laws and such Approvals and Permits are in good standing.  Each Obligor is in compliance with all Environmental Laws and the terms and conditions of such Approvals and Permits, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those Laws.

(ii)           No Environmental Lien has attached to the Brattleboro Collateral.

(iii)          None of the Real Estate or any other property owned or leased by any Obligor is listed or proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or listed on the Comprehensive Environmental Response, Compensation and Liability Information System List or any similar state list of sites, and FiberMark Office is not aware of any conditions at the Real Estate which, if known to a Governmental Authority, would qualify such Real Estate for inclusion on any such list.

Except as disclosed in Schedule 8.16 or for matters that, either individually or in the aggregate, cannot reasonably be expected to affect, except to an immaterial extent, any Obligor, or its business, results of operations, condition (financial or otherwise), prospects, profitability, assets, operations or property:

(a)  No Obligor is subject to any plan, order, writ, decree, judgment, settlement or injunction issued, entered into, promulgated or approved under or in connection with any Environmental Laws or any Environmental Discharges;

(b)  No Obligor has received any Environmental Notice;

(c)  There have been no Environmental Discharges at, to, or from the Real Estate or any Obligors other property or facilities or operations, except such Environmental Discharges as have occurred pursuant to and in full compliance with all Environmental Laws and Approvals and Permits issued thereunder;

(d)  There are not and, to the knowledge of each Obligor, have never been any Hazardous Materials present at the Real Property or other properties, facilities or operations of any Obligor, except such Hazardous Materials as are and were managed pursuant to and in full compliance with all Environmental Laws and Approvals and Permits issued thereunder;

(e)  No Obligor has any actual or contingent liability in connection with any Environmental Discharges at any location, including, without limitation, the Real Property, any site to which an Obligor has transported or arranged for the transport of Hazardous Substances, or any site at which an Obligor has disposed of Hazardous Substances; and

(f)  No Obligor has any actual or contingent liability in connection with any property, businesses, or operations previously owned or operated by any such Obligor for (i) any violation of any Environmental Laws, (ii) any Remedial Action, or (iii) any Environmental Discharges at any location, including, without limitation, the Real Property, any property, facilities or operations previously owned or operated by an Obligor, any site to which an Obligor has transported or arranged for the transport of Hazardous Substances, or any site at which an Obligor has disposed of Hazardous Substances.

Section 8.17.  Solvency.   Each Obligor is Solvent.

Section 8.18.  Intellectual Property.   Except as set forth on Schedule 8.18 hereto or for any of the following that, either individually or in the aggregate, cannot reasonably be expected to affect (either positively or negatively), except to an immaterial extent, any Obligor, or its business, results of operations, condition (financial or otherwise), prospects, profitability, assets, operations or property, no Obligor has any trademarks, patents or copyrights or any applications pending for any trademarks, patents or copyrights.

Section 8.19.  License of Intellectual Property.   Except as set forth on Schedule 8.19 hereto or for any of the following that, either individually or in the aggregate, cannot reasonably be expected to affect (either positively or negatively), except to an immaterial extent, any Obligor, or its business, results of operations, condition (financial or otherwise), prospects, profitability, assets, operations or property, no Obligor holds or has entered into any agreement for the use of any license for any trademark, patent, copyright or other intellectual property rights.

Section 8.20.  Environmental Compliance.  Each Obligor has substantially addressed all matters identified as non-compliance with Environmental Laws and has undertaken all Remedial Actions identified in the August 1996 Environmental Due Diligence Report for Custom Papers Group Mill Facilities prepared by ENSR Consulting and Engineering for the Borrowers.

Section 8.21.  Projections.   The Projections attached hereto as Exhibit I have been, and each other written projection delivered hereafter to the Agent by or on behalf of the Borrowers in connection with the transactions contemplated by this Financing Agreement, upon delivery to the Agent, will be, prepared on the basis of the assumptions set forth therein, such assumptions are (or will be, as the case may be) reasonable in light of the financial condition and prospects of the Borrowers and their Subsidiaries; and the Projections attached hereto as Exhibit I represent, and each other such projections will represent, the good faith opinion of the Chief Executive Officer and the Chief Financial Officer of FiberMark, at the time of delivery thereof to the Agent, as to the course of business of the Borrowers and their Subsidiaries during the period covered thereby, it being understood and acknowledged that any and all such projections represent estimates, based on various assumptions, of future results that may or may not in fact occur.

Section 8.22.  Excluded Premises. The aggregate book value of all Collateral located on or in the Excluded Premises does not exceed $1,000,000.

ARTICLE IX.        AFFIRMATIVE COVENANTS.

So long as any Revolving Credit Loans are outstanding or any Lenders has any Lender Loan Commitment hereunder or any other amount is owing to any Lender hereunder or under any Loan Documents:

Section 9.01.  Reporting Requirements.   FiberMark will furnish to each Lender:

(a)  Annual Reporting Requirements:  as soon as practicable, and in any event within one hundred twenty (120) days after the end of each Fiscal Year of FiberMark, an audited consolidated balance sheet of FiberMark and its Subsidiaries as at the end of such Year, and audited consolidated statements of earnings, stockholders’ equity (deficit), and cash flow of FiberMark and its Subsidiaries for such Year, setting forth in each case, in comparative form the figures for the previous Fiscal Year, certified without qualification arising out of the scope of the audit by a nationally recognized firm of independent public accountants or other independent public accountants satisfactory to the Required Lenders, and unaudited consolidating balance sheets of FiberMark and its Subsidiaries as at the end of such Year and unaudited consolidating statements of earnings, stockholders’ equity (deficit) and cash flow of FiberMark and its Subsidiaries for such Year, setting forth in each case in comparative form the figures for the previous Fiscal Year.  FiberMark shall deliver to the Agent and each Required Lender no later than thirty (30) days prior to the start of each new Fiscal Year, annual consolidated and consolidating cash flow projections of FiberMark and its Subsidiaries, including a projected consolidated and consolidating balance sheet and statements of earnings, stockholders’ equity (deficit), and cash flow for such Fiscal Year in form satisfactory to the Required Lenders;

(b)  Quarterly Reporting Requirements:  as soon as practicable, and in any event within sixty (60) days, after the end of each of the fiscal quarters of each Fiscal Year of FiberMark, in unaudited form and including (i) consolidated information, (ii) consolidating information, and (iii) information adjusted to include the results of the FiberMark and its Domestic Subsidiaries only:  (1) balance sheets of FiberMark and its Subsidiaries as at the end of such fiscal quarter, and (2) related statements of income, stockholders’ equity (deficit), and cash flows, setting forth in each case, in comparative form the figures of the comparable period for the previous Fiscal Year, certified as to accuracy by FiberMark (subject to normal year-end audit adjustments);

(c)  Officer’s Certificate:  each financial statement which FiberMark is required to submit hereunder must be accompanied by an officer’s certificate signed by the chief financial officer of FiberMark certifying that: (i) the financial statement(s) fairly and accurately represent(s) the consolidated and consolidating financial condition of FiberMark and its Subsidiaries at the end of the particular accounting period, as well as the consolidated and consolidating operating results of FiberMark and its Subsidiaries during such accounting period, subject to year-end audit adjustments; (ii) during the particular accounting period, (A) there has been no default or condition which, with the passage of time or notice, or both, would constitute a Default or Event of Default under this Financing Agreement and such officer has obtained no knowledge of any Default; provided, however, that if any Executive Officer has knowledge that any Default or Event of Default has occurred during such period, the existence of and a detailed description of same shall be set forth in the Officer’s Certificate; and (B) FiberMark has not received any notice of cancellation with respect to its property insurance policies that have not been replaced; and (iii) for any period ending after September 30, 2002, that each of the covenants set forth in Article XI has been satisfied and setting forth, in reasonable detail, calculations demonstrating the accuracy of such certification;

(d)  Management Letter:  promptly after receipt thereof, a copy of each report delivered to FiberMark by the independent public accountants which certify FiberMark’s financial statements in connection with any annual or interim audit of its books, including any management reports or letters, if any, addressed to FiberMark or any of their respective officers by such accountants;

(e)  Other Information:  from time to time, with reasonable promptness, such other information with respect to each Obligor as Agent or Lender may from time to time reasonably request;

(f)  Accounts Receivable Aging Summaries:  within thirty (30) days after the end of each month, Accounts Receivable aging summaries with respect to each Obligor and within thirty (30) days after the end of each quarter of each Fiscal Year of such Obligor, detailed Accounts Receivable aging schedules with respect to each Obligor, prepared in accordance with GAAP;

(g)  Reports:  promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which FiberMark sends to all its stockholders, and copies of all regular, periodic and special reports, and all registration statements which FiberMark files with the Securities and Exchange Commission or any agency which may be substituted therefor, or with any national securities exchange;

(h)  Borrowing Base Certificate:  A Borrowing Base Certificate (i) no later than the tenth (10th) day of each month, with respect to the last day of the immediately preceding month, and (ii) no later than the twenty-fifth (25th) day of each month, with respect to the fifteenth (15th) day of such month; and (iii) at such other times as Agent may require in its sole discretion; and

(i)  Projections:  No later than September 30, 2002, projections for the Borrowers and their Subsidiaries, in substantially the format of Exhibit I or in such other format as may be reasonably acceptable to the Agent, for the period commencing October 1, 2002 and ending September 30, 2005.

Section 9.02.  Notices.   FiberMark will, promptly upon obtaining knowledge of any of the following occurrences and promptly upon the giving or receipt of any of the following notices, deliver to Agent:

(a)  written notice of the occurrence of any Default or Event of Default, specifically stating that a Default or Event of Default, as the case may be, has occurred and describing such Default or Event of Default;

(b)  written notice of the occurrence of any casualty, damage or loss to or in respect of the Collateral, in an amount greater than Five Hundred Thousand Dollars ($500,000), whether or not giving rise to a claim under any insurance policy, together with copies of any document relating thereto (including copies of any such claim) in possession or control of FiberMark or any agent of FiberMark;

(c)  written notice of any Material Adverse Change;

(d)  written notice of any litigation or proceeding affecting any Obligor which if adversely determined could result in a Material Adverse Change;

(e)  written notice of the assertion of any Lien (other than Permitted Encumbrances) against the Collateral or the occurrence of any event that could have a material adverse effect on the value of the Collateral or the Liens created pursuant to this Financing Agreement or any Security Document;

(f)  written notice of any cancellation of any insurance policy required to be maintained by any Obligor pursuant to Section 9.07 hereof;

(g)  written notice of (i) all expenditures (actual or anticipated) in excess of Five Hundred Thousand Dollars ($500,000) for (A) Remedial Action, (B) compliance with Environmental Laws or (C) environmental testing and the impact of said expenses on any Obligor’s working capital; and (ii) any Environmental Notices advising an Obligor of any liability (real or potential), which liability could result in a Material Adverse Change;

(h)  on each Anniversary Date, a report describing material issues (not previously disclosed to the Lenders under other provisions of this Section 9.02) which have arisen during the prior year pertaining to Environmental Laws, Environmental Discharges, Hazardous Materials, and Remedial Action and the action which is proposed to be taken or being taken with respect thereto;

(i)  if and when an Obligor or any ERISA Affiliate (i) gives or is required to give notice to the PBGC of any Reportable Event with respect to any Pension Plan, a copy of any notice of such Reportable Event given or required to be given to the PBGC; (ii) receives notice of a complete or partial withdrawal liability under Title IV of ERISA or that any Multiemployer Plan is in Reorganization, is Insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Pension Plan or Multiemployer Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Pension Plan under Section 4041(c) of ERISA a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Pension Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any required payment or contribution to any Pension Plan or Multiemployer Plan or makes any amendment to any Pension Plan which has resulted or is reasonably likely to result in the imposition of a Lien, an accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, or the posting of a bond or other security, a certificate of the appropriate financial officer setting forth details as to such occurrence and action, if any which any Obligor or other ERISA Affiliate is required or proposes to take;

(j)  if and when (i) a transaction prohibited under Section 4975 of the Code or Section 406 of ERISA occurs resulting in liability to any Obligor or any entity which any Obligor has an obligation to indemnify, (ii) a Pension Plan intended to qualify under Section 401(a) or 401(k) of the Code fails to so qualify or (c) liability is imposed to enforce Section 515 of ERISA with respect to any Multiemployer Plan, a certificate of the appropriate financial officer setting forth details as to such occurrence and action, if any, which such Obligor or other ERISA Affiliate is required or proposes to take;

(k)  written notice of any change in the location of Collateral having a book value exceeding Five Hundred Thousand Dollars ($500,000) in the aggregate with respect to all Collateral whose location has been changed since the effectiveness of this Financing Agreement, other than to locations that, as of the date hereof, are known to the Agent and for which the Agent has filed financing statements and otherwise perfected its Liens thereon;

(l)  written notice, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to the Agent for the ratable benefit of the Lenders.

Each notice pursuant to this Section 9.02 shall be accompanied by a statement of FiberMark furnishing such notice setting forth details of the occurrence referred to therein and stating what action the applicable Obligor proposes to take with respect thereto.

Section 9.03.  Payment of Taxes and Claims.   Each Obligor will pay, when due, all taxes, assessments, claims and other charges (herein “taxes”) lawfully levied or assessed upon such Obligor or the Collateral and if such taxes remain unpaid after such date fixed for the payment thereof unless such taxes are the subject of a Good Faith Contest or if any Lien shall be claimed thereunder (a) for taxes due the United States of America or (b) which in the Lenders’ reasonable opinion might create a valid obligation having priority over the rights granted to the Lenders herein, the Agent may, on such Obligor’s behalf, pay such taxes, and the amount thereof shall at the Agent’s option be charged to such Obligor’s Revolving Credit Loans (or in the case of FiberMark, to the Revolving Credit Loans of FiberMark Durable) and shall be an Obligation secured hereby.  If the amount of taxes of the Obligors paid by the Agent pursuant to this Section 9.03 is in excess of Availability, then the Borrowers shall be deemed to be in default of this Section 9.03.

Section 9.04.  Maintenance of Existence.   Each Corporate Obligor will preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, except to the extent that its failure to do so qualify could not result in a material adverse change.  FiberMark Office will preserve and maintain its existence as a limited liability company and its good standing in the jurisdiction of its formation, and qualify and remain qualified as a foreign entity in each jurisdiction in which such qualification is required, except to the extent that its failure to do so qualify could not result in a material adverse change.

Section 9.05.  Conduct of Business.   Each Obligor will continue to engage in an efficient and economical manner in a business similar to the type of business as conducted by it as of the date hereof.

Section 9.06.  Compliance with Laws.   Each Obligor will comply with all Laws, except to the extent that failure to do so could not result in a Material Adverse Change; provided that such Obligor may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in the Lenders’ reasonable opinion, materially and adversely effect the Lenders’ rights or priority in the Collateral.

Section 9.07.  Insurance.   (a)  FiberMark Office will maintain, with financially sound and reputable companies, acceptable to the Agent, insurance policies (a) insuring FiberMark Office, the Agent and the Lenders against Comprehensive General Liability and auto liability, liability for personal injury and property damage relating to the Brattleboro Collateral and Inventory and (b) insuring the Brattleboro Collateral and Inventory of FiberMark Office against all risk of loss by fire, explosion, theft and auto comprehensive/collision, and such other casualties as may be reasonably satisfactory to the Agent, such policies to be in such amounts and on such terms as the Agent shall reasonably require.  All policies covering the Brattleboro Collateral and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Lenders, to be made payable to the Agent for the benefit of the Lenders, in case of loss, under a standard non–contributory “mortgage”, “lender” or “secured party” clause and are to contain such other provisions as the Lenders may require to fully protect the Lenders’ interest in the Real Estate and shall protect the Lenders’ interest in the Brattleboro Collateral and Inventory and any payments to be made under such policies.  All original certificates of Insurance, policies or true copies thereof are to be delivered to the Agent, premium prepaid, with the loss payable endorsement in the Agent’s favor for the benefit of the Lenders, and shall provide for not less than thirty (30) days prior written notice to the Agent of the exercise of any right of cancellation.

In addition to the foregoing, FiberMark Office will maintain Business Interruption and Comprehensive Boiler and Machinery Insurance in form and amounts and with insurers acceptable to the Agent.  In addition, Workman’s Compensation Insurance in amounts required by applicable law and in form acceptable to the Agent shall be maintained in connection with the Brattleboro Collateral and Inventory.

(b)  Each Corporate Obligor will maintain, with financially sound and reputable companies, acceptable to the Agent, insurance policies (a) insuring such Corporate Obligor, the Agent and the Lenders against Comprehensive General Liability and auto liability, liability for personal injury and property damage relating to the Inventory of such Corporate Obligor and (b) insuring the Inventory of such Corporate Obligor against all risk of loss by fire, explosion, theft and auto comprehensive/collision, and such other casualties as may be reasonably satisfactory to the Agent, such policies to be in such amounts and on such terms as the Agent shall reasonably require.  All policies covering the Inventory of each such Corporate Obligor are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Lenders, to be made payable to the Agent for the benefit of the Lenders, in case of loss, under a standard non–contributory “lender” or “secured party” clause and are to contain such other provisions as the Lenders may require to fully protect the Lenders’ interest in the Inventory of such Corporate Obligor and any payments to be made under such policies.  All original certificates of Insurance, policies or true copies thereof are to be delivered to the Agent, premium prepaid, with the loss payable endorsement in the Agent’s favor for the benefit of the Lenders, and shall provide for not less than thirty (30) days prior written notice to the Agent of the exercise of any right of cancellation.

In addition to the foregoing, each such Corporate Obligor will maintain Business Interruption and Comprehensive Boiler and Machinery Insurance in form and amounts and with insurers acceptable to the Agent.  In addition, Workman’s Compensation Insurance in amounts required by applicable law and in form acceptable to the Agent shall be maintained in connection with the Inventory of each such Corporate Obligor.

(c)  At the request of FiberMark or if any Obligor fails to maintain such insurance, the Agent may arrange for such insurance, but at the applicable Obligor’s expense and without any responsibility on the Lenders’ part for:  obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.  Upon the occurrence and during the continuance of an Event of Default, the Agent shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Lenders, have the sole right, in the name of the Agent for the benefit of the Lenders or the applicable Obligor, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

In the event of any loss or damage by fire or other casualty, insurance proceeds relating to Inventory shall first reduce all the outstanding Revolving Credit Loans and then be paid to the Agent to be held as cash collateral pending repair, restoration or replacement of the insured property pursuant to the provisions below.

In the event any part of the Brattleboro Collateral is damaged by fire or other casualty and the insurance proceeds for such damage or other casualty (the “Proceeds”) is less than or equal to One Hundred Thousand Dollars ($100,000), the Agent shall promptly apply such Proceeds to reduce the outstanding balances of all the Revolving Credit Loans.

As long as no Event of Default shall have occurred and be continuing, FiberMark Office has sufficient business interruption insurance to replace the lost profits of any of its facilities, and the Proceeds are in excess of One Hundred Thousand Dollars ($100,000), FiberMark Office may elect (by delivering written notice to the Agent) to repair or restore the Brattleboro Collateral to substantially the equivalent condition prior to such fire or other casualty as set forth herein, or to replace the same with substantially the equivalent or functionally equivalent Real Estate or Equipment.  If FiberMark Office does not, or cannot, elect to use the Proceeds as set forth above, the Agent may, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Lenders and the Agent, apply the Proceeds to the payment of the Obligations in such manner and in such order as the Agent may reasonably elect.

If FiberMark Office elects to use the Proceeds for the repair, replacement or restoration of any Real Estate or Equipment, and there is then no Event of Default, (a) proceeds on Equipment and Real Estate in excess of One Hundred Thousand Dollars ($100,000) will be applied to the reduction of the Revolving Credit Loans, and (b) the Agent may set up a reserve against Availability for an amount equal to the amount of proceeds so allocated to the Revolving Credit Loans.  The reserves will collectively be reduced dollar-for-dollar upon receipt of non-cancelable executed purchase orders, delivery receipts or contracts for the replacement, repair or restoration of Equipment or the Real Estate and disbursements in connection therewith, such reduction to be allocated between FiberMark Office’s reserve in such proportions as the Agent shall determine.  Prior to the commencement of any restoration, repair or replacement of Real Estate, FiberMark Office shall provide the Agent with a restoration plan and a total budget certified by the chief executive officer and chief financial officer of FiberMark Office, and, if the total budget exceeds One Million Dollars ($1,000,000), also certified by an independent third party experienced in construction costing.  If there are insufficient proceeds to cover the cost of restoration as so determined, FiberMark Office shall be responsible for the amount of any such insufficiency prior to the commencement of restoration and shall demonstrate evidence of such before the reserve will be reduced.  Completion of restoration shall be evidenced by a final, unqualified certification of the design architect employed, if any, but only if the cost of restoration exceeded One Million Dollars ($1,000,000); an unconditional certificate of occupancy, if applicable; such other certification as may be required by law; or if none of the above is applicable, a written good faith determination of completion by the chief executive officer and chief financial officer of FiberMark Office as the case may be (herein collectively the “Completion”).  Upon Completion, any remaining reserves as established hereunder will be automatically released.

All policies of insurance required under the provisions of this Section 9.07 shall contain (a) an endorsement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of any Obligor that might otherwise give rise to a defense by the insurer to its payment of such loss, and (b) a waiver by the insured of all rights of subrogation to any rights of the additional insureds against the applicable Obligor, and (c) a disclaimer of all rights of setoff, counterclaim or deduction against the insureds other than the applicable Obligor.  The applicable Obligor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required by this Financing Agreement unless the same shall contain a standard non-contributory lender’s loss payable endorsement in scope and form approved by the Required Lenders prior to the Closing Date with loss payable to the Agent for the benefit of the Lenders as its interests may appear.  All retentions and deductibles under policies where the Agent is loss payee shall be the sole responsibility of the applicable Obligor maintaining such policies subject to the Lenders’ approval.

Without limiting any of the foregoing, each of the insurance policies required by this Section 9.07 which is required to name the Agent in its capacity as agent for each of the Lenders, as an additional insured thereunder shall provide:

(a)  that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Agent of written notice thereof;

(b)  that the interests of Agent and each of the Lenders will be insured regardless of any breach by any Obligor or any other Person of any warranties, declarations or conditions contained therein;

(c)  that neither Agent nor any of the Lenders shall have any obligation or liability for premiums, commissions, assessments or calls in connection with such insurance.

On or before the Closing Date and prior to each policy expiration thereafter, each Obligor shall deliver to the Agent an original certificate or binder signed by the insurer or its duly authorized representative showing the insurance then maintained by such Obligor pursuant to this Section 9.07, and stating that such insurance complies with the terms of this Section 9.07, together with evidence that payment of the premiums on such insurance is current.  Each Obligor shall effect such changes in the form (but not the amount or types) of the policies required pursuant to this Section 9.07, as may be required by the Agent, provided such changes (a) are commercially available at reasonable rates, which determination shall be made by Agent and (b) the effect of such changes by FiberMark Office would not result in a violation of the provisions of the Mortgage.

Section 9.08.  Books and Records; Inspection.   Each Obligor will maintain books and records pertaining to the Collateral owned by it in such detail, form and scope as is consistent in all material respects with current practices and agrees that the books and records of such Obligor will reflect the Lenders’ interest in such Collateral.  Each Obligor agrees that all of its books and records, including records handled or maintained for such Obligor by any other company or entity, will be available to the Agent, the Lenders and that the Agent, the Lenders or their respective agents, accountants and attorneys may enter upon such Obligor’s premises or any other properties on or in which any of such Obligor’s Collateral may be located at any time during normal business hours upon reasonable notice (provided, that no such notice is required after the occurrence and during the continuance of an Event of Default), and from time to time, for the purpose of inspecting the Collateral, and any and all records pertaining thereto, including, without limitation, copies of agreements with, or purchase orders from, such Obligor’s customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other Collateral as the Agent may reasonably require.  Each Obligor hereby further agrees that the Lenders may, from and after the date hereof, request any information from, and have access to such Obligor’s officers and its independent public accountant, and such Obligor will cause such officers and direct such accountants to make available to the Lenders such information.

Section 9.09.  ERISA Covenant.   Each Obligor will, and will cause each of its ERISA Affiliates to, maintain all Employee Benefit Plans in compliance in all material respects with all applicable law, including any reporting requirements, and make all contributions due under the terms of each Employee Benefit Plan or as required by law.  As soon as possible following the date hereof (but in no event more than thirty (30) days thereafter) each Obligor contributing to a Multiemployer Plan shall request from each such Multiemployer Plan an estimate, in writing, of withdrawal liability (contingent or otherwise) under such Multiemployer Plan and shall provide a copy of such written withdrawal liability estimate to the Agent.

Section 9.10.  Intercompany Transfer of Funds.   Each Obligor will take such actions as may be necessary in order to enable each other Obligor to pay its respective Obligations, including but not limited to dividends on its capital stock, from funds legally available therefor, or the purchase of shares of capital stock or other equity interest, or the making of loans or advancing of funds to the applicable Obligor.

Section 9.11.  Inventory and Accounts Receivable Analysis of Acquired Entity.   In the event of an acquisition of an Acquired Entity by an Obligor, such Obligor shall or shall cause the Acquired Entity to afford the Agent the right to inspect and perform an analysis within thirty days of the acquisition, satisfactory to the Agent, of the inventory, accounts receivables and personal property of such Acquired Entity.

Section 9.12.  Acquired Entities.   Each of the following conditions shall be satisfied by the Obligors with respect to each Acquired Entity acquired on or after the date hereof:

(a)  the Acquired Entity shall have executed all documentation and taken all steps required pursuant to which such Acquired Entity shall become a Guarantor under this Financing Agreement and shall agree to be bound by the terms of this Financing Agreement applicable to a Guarantor;

(b)  the Acquired Entity shall have executed all documentation and take all steps required to give the Agent a first priority perfected Lien in all of such Acquired Entity’s Inventory and Accounts, which Lien shall not be subject to any other financing arrangement;

(c)  the Agent shall have received a certificate of the Secretary or Assistant Secretary (or other appropriate representative) of such Acquired Entity attesting to the organization documents (e.g. Certificate of Incorporation, Bylaws, Articles of Organization, Operating Agreement)  of such Acquired Entity and all amendments thereto and to all corporate action taken by such Acquired Entity, including resolutions of its Board of Directors (or other governing body) authorizing the execution, delivery and performance of this

Financing Agreement and any other documents executed in connection therewith; and

(d)  the Agent shall have received a favorable opinion of counsel to such Acquired Entity covering all of the matters covered by (a), (b) and (c) above, and as to such other matters as the Agent may reasonably request.

Section 9.13.  Compliance with Environmental Laws.   Each Obligor

(a)  will comply with all Environmental Laws as presently existing or as adopted or amended in the future, all Approvals and Permits issued pursuant to such Environmental Laws, and all writs, decrees, judgments, settlements and orders issued in connection with such Environmental Laws;

(b)  obtain and renew all Approvals and Permits required pursuant to Environmental Laws;

(c)  conduct any Remedial Action in compliance with Environmental Laws; provided, however, that an Obligor shall not be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings, will not result in any non-compliance with Environmental Laws, and appropriate reserves are being maintained with respect to such circumstances; and

(d)  notify the Agent of any of the following that is likely to have a Material Adverse Change:

(i)  any Environmental Notice, including one to take or pay for any Remedial Action with respect to any Hazardous Material at, to, or from any of Obligor’s past, present or future locations or facilities or Real Estate or at, to or from any other location or facility; and

(ii)  any knowledge by any Obligor of an occurrence or condition at, to or from any of Obligor’s past, present or future locations or facilities or Real Estate, or at, to or from any other location or facility, that might reasonably result in a violation of Environmental Law.

Section 9.14.  Appraisals; Audits.  The Borrowers shall cooperate with the Agent in its efforts to obtain, by the date that is forty-five (45) days after the Closing Date, and shall pay the expenses of, (a) the initial

Net Realizable Valuation (which shall additionally include, for informational purposes, appraisals of both the “net orderly liquidation value” of the Equipment and the fair market value of the Real Estate, on a basis according no value to working capital), and (b) the initial Net Inventory Liquidation Valuation.  The Borrowers shall cooperate with the Agent in obtaining and/or conducting, at the Borrowers’ expense, such updated appraisals and audits of the Collateral (including, without limitation, audits of the Accounts Receivable of the Obligors), as the Agent may reasonably request; provided that, unless an Event of Default has occurred and is continuing, the Borrowers shall be obligated to pay, in any one calendar year, the expenses of only one appraisal (or audit, as the case may be) of each of the Inventory, the Brattleboro Collateral and the Accounts.

ARTICLE X.          NEGATIVE COVENANTS

So long as any Revolving Credit Loans are outstanding, or any Lender has any Lender Loan Commitment hereunder or any other amount is owing to the Lenders hereunder or under any other Loan Documents, neither any Obligor nor any Subsidiary shall:

Section 10.01.  Debt.   Create, incur or suffer to exist any Indebtedness other than (i) Permitted Indebtedness or (ii) other Indebtedness, so long as after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio is greater than 2.00 to 1.00.

Section 10.02.  Liens.   Create or suffer to exist or permit any Lien upon or with respect to any of its properties except for Permitted Encumbrances.

Section 10.03.  Sale of Assets.   Sell, lease, assign, transfer or otherwise dispose of (a) its now or hereafter acquired Collateral, except as otherwise specifically permitted by this Financing Agreement or any other document relating to the transactions contemplated hereunder or (b) all or substantially all of its assets, which do not constitute Collateral.

Section 10.04.  Prohibition of Fundamental Changes.   Enter into any transaction of merger or consolidation, or change its form of organization or business, or liquidate or dissolve (or suffer any liquidation or dissolution), or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person or, except pursuant to a transaction effected in compliance with Section 10.05, purchase or otherwise acquire (whether in one transaction or in a series of related transactions) all or substantially all of the assets of any Person; provided, however, that Specialty Japan may be dissolved.

Section 10.05.  Investments.   Make any loan or advance to any Person or purchase or otherwise acquire any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest, or acquire any interest, in any Person, except:  (i) Permitted Investments, (ii) loans, advances, capital contributions and share purchases permitted by Section 9.07 or Section 10.06 of this Financing Agreement, and (iii) loans, advances and capital contributions made by any Obligor in another Obligor, including any loan, advance or capital contribution made by an Obligor in a newly formed Subsidiary which shall become an Obligor hereunder.  Notwithstanding the foregoing, the Obligors shall be permitted to (1) make loans, advances or capital contributions to Subsidiaries (including newly formed Subsidiaries) that are not Obligors, to fund their respective obligations or (2) purchase or otherwise acquire all or substantially all of the assets or stock of any Person, if, in any such case, each of the Restricted Payment Conditions is satisfied with respect to the relevant loan, advance, capital contribution, purchase or acquisition.

Section 10.06.  Transaction with Affiliates.   Enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with any Affiliate of such Obligor unless such transaction shall be on terms no less favorable to such Obligor than would be obtainable at the time in a comparable arm’s length transaction with an unrelated third party; provided, that this Section 10.06 shall not apply to (a) customary fees paid by FiberMark to members of its Board of Directors, (b) any transaction between any Obligor and any employee of such Person that is approved by such Person’s Board of Directors (provided that such approval shall not be required with respect to normal compensation arrangements involving any such employee) and (c) loans, advances, capital contributions and share purchases permitted by Section 9.07 or Section 10.05 of this Financing Agreement.

Section 10.07.  Nature of Business.   Change its corporate name, principal place of business or structure, or enter into or engage in any operation or activity other than activities of the types conducted by each Obligor on the date hereof or as of the date of the acquisition of an Acquired Entity and operations and activities substantially similar thereto and logical extensions thereof.

Section 10.08.  Dividends.   Declare or pay any dividends; or purchase, redeem, retire, or otherwise acquire for value any of the capital stock or securities convertible into capital stock of such Obligor now or hereafter outstanding; or make any distribution of assets to its stockholders as such, whether in cash, assets, or in obligations of the Obligors, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock, except for (i) dividend payments and other distributions by any Subsidiary to FiberMark or to another Obligor, and (ii) provided, in each case, that each of the Restricted Payment Conditions is satisfied with respect thereto: declarations and payments of dividends on its capital stock, or purchases or redemptions of its capital stock, or open market purchases by FiberMark of its outstanding common stock, $0.01 par value.

Section 10.09.  Leases.   Enter into any Operating Lease except to the extent permitted under Section 10.01, treating the obligations of the lessee thereunder as Indebtedness for purposes thereof.

Section 10.10.  Environmental Compliance.   Except in compliance with applicable Environmental Laws, (a) use any of the Real Estate or other property of any Obligor or any portion thereof for the handling, processing, storage or disposal of Hazardous Materials, (b) cause or permit to be located on any of the property of any Obligor any underground tank or other underground storage receptacle for Hazardous Materials, (c) generate any Hazardous Materials on any of the Real Estate or other property of any Obligor, (d) conduct any activity on the Real Estate or other property of any Obligor or use any property in any manner so as to cause an Environmental Discharge or (e) otherwise conduct any activity on the Real Estate or any other property or use any property in any manner that would lead to any claim under or violate any Environmental Law.

Section 10.11.  Fiscal Year.   Change its Fiscal Year from a period of January 1 to December 31.

Section 10.12.  Subsidiary Stock Issuance.   Permit any Subsidiary of any Obligor to issue or sell to any Person, other than such Obligor, any of such Subsidiary’s shares, interests, participation or other equivalents (however designated including stock appreciation rights), warrants or options to acquire capital stock.

ARTICLE XI.        FINANCIAL COVENANTS

Section 11.01.  Consolidated Net Worth.  FiberMark and its Subsidiaries shall, as of the last day of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2002, have a Consolidated Net Worth of not less than such amount as the Agent may establish in good faith based on the Projections delivered by the Borrowers pursuant to Section 9.14 hereof.

Section 11.02.  Consolidated Fixed Charge Coverage Ratio.  FiberMark and its Subsidiaries shall, as of the last day of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2002, maintain a Consolidated Fixed Charge Coverage Ratio of greater than such ratio as the Agent may establish in good faith based on the Projections delivered by the Borrowers pursuant to Section 9.14 hereof.

Section 11.03.  Domestic EBITDA.  FiberMark, its Subsidiaries shall, as of the last day of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2002, maintain a Domestic EBITDA for such fiscal quarter of not less than such amount as the Agent may establish in good faith based on the Projections delivered by the Borrowers pursuant to Section 9.14 hereof.

ARTICLE XII.       EVENTS OF DEFAULT

Section 12.01.  Events of Default.   Notwithstanding anything hereinabove to the contrary, the Agent may, and if directed to do so by the Required Lenders shall, terminate this Financing Agreement immediately upon the occurrence of any of the following (herein “Events of Default”):

(a)  failure of any Obligor to pay any of its Obligations within five (5) business days of the due date thereof, provided that nothing contained herein shall prohibit the Agent from charging such amounts to any Obligor’s account on the due date thereof (if the Agent so charges such Obligor’s account, no Event of Default relating to non-payment of Obligations will be deemed to have occurred) and, provided further, that if the Agent chooses not to charge such amounts to an Obligor’s account on the due date thereof, the Agent shall so notify the Obligor and the Obligor shall have five (5) days from the date it receives such notice to pay such Obligations;

(b)  any representation or warranty of any Obligor contained herein or in any other Loan Document, or any representation, warranty, statement in any certificate, financial statement or other document furnished to Agent or any of the Lenders by or on behalf of any Obligor under any Loan Document shall, as of the time made, confirmed or furnished, prove to have been (i) in the case of such representations and warranties which are not subject to a Material Adverse Change exception, incorrect in any material respect or (ii) in all cases where such representations and warranty is subject to such an exception, incorrect;

(c)  breach by any Obligor of any warranty, representation or covenant contained herein (other than those referred to in subparagraph (d) below) or in any other Loan Document or written agreement entered into in connection with this Financing Agreement between any Obligor and the Lenders and/or the Agent or delivered by such Obligor to any of the Lenders and/or the Agent in connection herewith or the transactions contemplated hereby, if such breach shall not have been remedied to the Required Lenders’ satisfaction within the earlier to occur of the applicable grace period in such written agreement or thirty (30) days from the date of such breach;

(d)  breach by any Obligor of any representation, warranty or covenant contained in Sections 3.05, 3.06, 5.02, 5.03, 5.04, 5.10, 8.06, 8.17, 8.18, 9.01(g), 9.03, 9.07, Article 10 (other than Section 10.11) or Article 11;

(e)  if any Obligor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or readjustment of debts, (v) file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed or (vi) take any corporate or other action for the purpose of effecting any of the foregoing;

(f)  if a proceeding or case shall be commenced without the application or consent of any Obligor in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up, or the composition or readjustment of debts of such Person, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, or a warrant of attachment, execution or similar process shall be issued against property of such Person and such proceeding, case, warrant or process shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall be entered, or any order for relief against such Person shall be entered in an involuntary case under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or readjustment of debts;

(g)  cessation of the business of any Obligor or the calling of a meeting of the creditors of such Person for purposes of compromising the debts and obligations of such Person.

(h)  any Obligor shall (a) fail to pay any Indebtedness in excess of Two Hundred Fifty Thousand Dollars ($250,000) (other than with respect to this Financing Agreement) of such Obligor, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (b) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such Indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration after the giving of notice or passage of time, or both, of the maturity of such Indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such Indebtedness, or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

(i)  if a judgment or judgments for the payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against any Obligor and the same shall remain in effect and unstayed or bonded pending appeal for a period of thirty (30) or more consecutive days;

(j)  if any Loan Document shall cease, for any reason, to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any party thereto, or any party thereof shall deny it has any further liability or obligation under or shall fail to perform its obligations under such Loan Document;

(k)  if any of the following events occur or exist with respect to any Obligor or any ERISA Affiliate: (i) any Obligor or any other Person engages in a transaction in connection with which a Borrower, or any entity which a Borrower has an obligation to indemnify, could be subject to liability for either a civil penalty assessed pursuant to Section 502 of ERISA or a tax imposed under Section 4975 of the Code; (ii) an accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Pension Plan; (iii) any Reportable Event, as defined in ERISA, with respect to any Pension Plan; (iv) the giving under Section 4041 of ERISA of a notice of intent to terminate any Pension Plan or the termination of any Pension Plan; (v) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Pension Plan, or the institution by the PBGC of any such proceedings; (vi) the imposition of liability to enforce Section 515 of ERISA; (vii) the failure of a Pension Plan intended to qualify under Section 401(a) or 401(k) of the Code to so qualify; (viii) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the Reorganization, Insolvency, or termination of any Multiemployer Plan; or (ix) the imposition of liability in respect of any Pension Plan or Multiemployer Plan subject to Title IV of ERISA (other than a liability to the PBGC for insurance premiums under Title IV of ERISA, payment of which is not yet due); (x) pursuant to Section 4068 of ERISA or Section 401(a)(29) or Section 412 of the Code, a lien arises or security interest is granted with respect to any Pension Plan; provided, however, that no Event of Default shall be deemed to exist with respect to any event or condition described in clause (i) through (ix) above unless such event or condition, individually or together with all other such events or conditions, if any, could subject any Obligor to any tax, penalty, or other liability to an Employee Benefit Plan, the PBGC, or otherwise (or any combination thereof) which could result in a Material Adverse Change;

(l)  if there shall occur a default which is not cured or waived within the applicable grace period, if any, under the Mortgage; or

(m)  if any time the Agent for the benefit of the Lenders no longer has a Lien on any of the Collateral; or

(n)  notwithstanding any disclosure by any Obligor made in any schedule to this Agreement or otherwise:

(i)            (A) receipt by any Obligor of a written notice from any Governmental Authority indicating, (B) service of process upon any Obligor in respect of any action commenced by any Person alleging, or (C) the commencement of any mediation or arbitration of any claim alleging, that any Obligor has any actual or contingent liability (including, without limitation, liability for any Remedial Action, personal injury or property damage), or

(ii)           the entry by any Obligor into, or demand for satisfaction or performance by any Obligor under, any agreement calling for the making of any payment or expenditure by any Obligor in respect of any actual or contingent liability (including, without limitation, liability for any Remedial Action, personal injury or property damage), in any case, in connection with any Environmental Discharge at any time at, to, from or under the real property owned, as of the date of this Agreement, by FiberMark, Inc. and located in Lowville, New York (collectively, “Lowville Remediation Liabilities”); provided, however, that it shall not be an Event of Default under this provision if, within thirty (30) days following such occurrence, the Obligors demonstrate to the reasonable satisfaction of Agent that the Obligors, individually or collectively, will not incur during any Fiscal Year more than $1,000,000 in costs (whether direct or indirect, and whether incurred in connection with Remedial Action, settlement, contribution, indemnity, judgment, or otherwise) to satisfy Lowville Remediation Liabilities.

Section 12.02.  Acceleration of Obligations.   Upon the occurrence of a Default and/or an Event of Default, the Agent may (at its option) and shall at the written direction of the Required Lenders declare that all Revolving Credit Loans provided for in this Financing Agreement shall be thereafter in the Agent’s sole discretion and the obligation of the Lenders to make Revolving Credit Loans shall cease unless such Default is cured to the Required Lenders’ satisfaction or such Event of Default is waived.  If an Event of Default shall occur and be continuing, the Agent may, and if directed to do so by the Required Lenders shall, upon notice by the Agent to the Borrowers, (a) declare the Revolving Credit Commitments terminated, whereupon such Revolving Credit Commitments shall forthwith terminate immediately and any accrued fees shall forthwith become due and payable and all Obligations, and, as liquidated damages for loss of a bargain and not as a penalty, a lost transaction fee shall be due and payable in addition to the accelerated amounts set forth herein and all other amounts payable under this Financing Agreement and any other Loan Documents to be, whereupon the same shall become, forthwith due and payable without presentment, demand or protest of any kind, all of which are hereby waived by the Borrowers, anything contained in this Financing Agreement to the contrary notwithstanding, equal to the full outstanding principal amounts of the Revolving Credit Loans being accelerated multiplied by two percent (2%); (b) charge the Borrowers the Default Rate of Interest on all then outstanding or thereafter incurred Obligations, provided (i) the Agent has given the Borrowers written notice of the Event of Default, provided, however, that no notice is required if the Event of Default is the Event listed in paragraph (e), (f) or (g) of Section 12.01 hereof and (ii) the Borrowers have failed to cure the Event of Default within ten (10) days after (x) the Agent deposited such notice in the United States mail or (y) the occurrence of the Event of Default listed in paragraph (e), (f) or (g) or Section 12.01 hereof; and (c) immediately terminate this Financing Agreement upon notice to the Borrowers; provided, however, that no notice of termination is required if the Event of Default is the Event listed in paragraph (e), (f) or (g) of Section 12.01 hereof.  The exercise by the Lenders of any option or remedy hereunder is not exclusive of any other option or remedy, which may be exercised at any time by the Lenders, acting through the Agent.

Section 12.03.  Other Remedies.   Immediately upon the occurrence of any Event of Default and so long as such Event of Default is continuing, the Agent may to the extent permitted by Law:  (a) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or the Agent may use, at the applicable Obligor’s expense, such of the Obligor’s personnel, supplies or space at the Obligor’s places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the applicable Obligor, or the Lenders or the Agent, and generally shall have all other rights respecting said Accounts, including without limitation the right to accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the applicable Obligor, or the Agent; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent’s sole option and discretion, and any one or more of the Lenders or the Agent may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by each Obligor; (d) foreclose the security interests created herein by any available judicial procedure, or to take possession of any or all of the Inventory or the Brattleboro Collateral without judicial process, and to enter any premises where any Inventory and Equipment comprising part of the Brattleboro Collateral may be located for the purpose of taking possession of or removing the same and (e) exercise any other rights and remedies provided in Law, in equity, by contract or otherwise.  The Agent shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of any Obligor, any one or more of the Lenders or the Agent, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker’s board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Agent in its sole discretion may deem advisable, and the Agent and any one or more of the Lenders shall have the right to purchase at any such sale.  If any Inventory and Equipment comprising part of the Brattleboro Collateral shall require rebuilding, repairing, maintenance or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment comprising part of the Brattleboro Collateral in such saleable form as the Agent shall deem appropriate.  FiberMark Office agrees, at the request of the Agent, to assemble the Inventory and Equipment comprising part of the Brattleboro Collateral and to make it available to the Agent at premises of FiberMark Office or elsewhere and to make available to the Agent the premises and facilities of FiberMark Office for the purpose of the Agent’s taking possession of, removing or putting the Inventory and Equipment comprising part of the Brattleboro Collateral in saleable form.  However, if notice of intended disposition of any Collateral is required by Law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law.  The net cash proceeds resulting from the Agent’s exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys’ fees) shall be applied by the Agent to the payment of the Obligor’s Obligations, whether due or to become due, in such order as the Agent may elect, and the Obligors shall remain liable to the Agent and the Lenders for any deficiencies, and the Agent and the Lenders in turn agree to remit to the Obligors or their respective successors or assigns, any surplus resulting therefrom.  The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.  The Mortgage shall govern the rights and remedies of the Agent and the Lenders thereto.

ARTICLE XIII.      AGENCY

Section 13.01.  The Agent.   Each Lender hereby irrevocably designates and appoints CITBC as the Agent for the Lenders under this Financing Agreement and any modifications, supplements and amendments thereto and any other Loan Documents executed in connection therewith and irrevocably authorizes CITBC as Agent for such Lenders, to take such action on its behalf under the provisions of this Financing Agreement and all such ancillary documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Financing Agreement and all such ancillary documents together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Financing Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Financing Agreement and such ancillary documents or otherwise exist against the Agent.

Section 13.02.  Delegation of Duties.   The Agent may execute any of its duties under this Financing Agreement and all ancillary documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties.

Section 13.03.  Exculpatory Provisions.   Neither the Agent nor any of its officers, directors, employees, agents, or attorneys-in-fact shall be (a) liable to any Lender for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Financing Agreement and all ancillary documents (except for its or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Obligor or any officer thereof contained in this Financing Agreement and all ancillary documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Financing Agreement and all ancillary documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Financing Agreement and all ancillary documents or for any failure of any Obligor to perform its obligations thereunder.  The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Financing Agreement or any ancillary document or to inspect the properties, books or records of any Obligor.

Section 13.04.  Reliance by Agent.   The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, facsimile, message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Obligors), independent accountants and other experts selected by the Agent.  The Agent shall be fully justified in failing or refusing to take any action under this Financing Agreement and any ancillary document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by all of the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Financing Agreement and all ancillary documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

Section 13.05.  Notice of Default.   The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or a Borrower describing such Default or Event of Default.  In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders.  The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such direction, the Agent may in the interim (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

Section 13.06.  Non-Reliance on Agent and other Lenders.   Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of any Borrower shall be deemed to constitute any representation or warranty by the Agent to any Lender.  Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Obligors and made its own decision to enter into this Financing Agreement.  Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Financing Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition or creditworthiness of the Obligors.  The Agent, however, shall provide the Lenders with copies of all financial statements, projections and business plans which come into the possession of the Agent or any of its officers, employees, agents or attorneys-in-fact.

Section 13.07.  Indemnification.   The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by any Obligor, and without limiting the obligation of any Obligor to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Financing Agreement on any ancillary documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent’s gross negligence or willful misconduct.  The agreements in this paragraph shall survive the payment of the Obligations.

Section 13.08.  The Agent in its Individual Capacity.   The Agent may make loans to, and generally engage in any kind of business with any Obligor as though the Agent were not the Agent hereunder.  With respect to its loans made or renewed by it or Revolving Credit Loan obligations hereunder as a Lender, the Agent shall have the same rights and powers, duties and liabilities under this Financing Agreement as any Lender and may exercise the same as though it were not the Agent and the terms “Lender” and “Lenders” shall include the Agent in its individual capacity.

Section 13.09.  Successor Agent.   The Agent may resign as Agent upon thirty (30) days’ prior notice to the Lenders and such resignation shall be effective upon the appointment of a successor Agent.  Upon receiving notice from the Agent of the Agent’s intention to resign as Agent, the Lenders shall appoint a successor agent for the Lenders whereupon such successor agent shall succeed to the rights, powers and duties of the Agent and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Financing Agreement.  After any retiring Agent’s resignation hereunder as Agent the provisions of this Article 13 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

Section 13.10.  Arrangements Requiring Consent of Lenders.   Notwithstanding anything contained in this Financing Agreement to the contrary, the Agent will not, without the prior written consent of all of the Lenders:  amend this Financing Agreement to (a) increase the Revolving Credit Facility or the Overadvance Availability; (b) reduce the interest rate; (c) reduce or waive any fees or the repayment of any Obligations due the Lenders or the Agent; (d) extend the maturity of the Obligations; or (e) alter or amend (i) this Section 13.10 or (ii) the definition of Eligible Accounts Receivable and/or Eligible Inventory and the Agent’s criteria for determining compliance therewith.  Except as otherwise hereinabove provided, the Agent will not, without the prior written consent of the Required Lenders:  (a) amend this Financing Agreement or (b) waive any Event of Default under this Financing Agreement.  In all other respects, the Agent is authorized to take such actions or fail to take such actions if the Agent, in its reasonable discretion, deems such to be advisable and in the best interest of the Lenders, including, but not limited to, the making of an Overadvance or the termination of the Revolving Credit Commitments and/or this Financing Agreement upon the occurrence of an Event of Default unless it is specifically instructed to the contrary by the written instructions of the Required Lenders.

Notwithstanding the foregoing, the Agent may (in its sole discretion) and shall at the written direction of the Required Lenders upon the occurrence of an Event of Default and upon written notice to the Lenders and the Borrowers, accelerate the Revolving Credit Loans, and the other Obligations of the Obligors hereunder.  In such event, the Revolving Credit Loans shall be immediately deemed due and payable and each Lender’s interest in the Revolving Credit Loans shall be settled in accordance with this Financing Agreement based on the Revolving Credit Loans outstanding as of the date of such written declaration.  Thereafter, all collections received for application to the Revolving Credit Loans as provided in this Financing Agreement shall be applied first to the costs and expenses of collection and Out-of-Pocket Expenses, if any, then to the payment of interest on the Revolving Credit Loans, then to the principal balance of the Revolving Credit Loans.  The Lenders acknowledge that an orderly repayment of the Revolving Credit Loans and/or liquidation of Collateral may necessitate the making of new Revolving Credit Loans after a declaration of acceleration by the Agent and/or the Required Lenders and that all of the Lenders shall participate in such Revolving Credit Loans based on their respective Pro Rata Shares.  Such new Revolving Credit Loans shall be in accordance with a program of orderly liquidation and shall be treated as costs of collection, Out-of-Pocket Expenses and/or liquidation with respect to the priority of repayment as provided in this paragraph and as otherwise applicable.

Notwithstanding the foregoing, the Agent in its sole discretion may:

(a)  cure any ambiguity, defect or inconsistency in the terms of this Financing Agreement;

(b)  release collateral in bulk (i) as required pursuant to the explicit terms of this Financing Agreement or any of the ancillary documents thereto and (ii) in an amount not to exceed Two Million Dollars ($2,000,000) in any Fiscal Year provided that at the election of the Agent there is a corresponding reduction in the Obligations to the Lenders, as applicable and as set forth in this Financing Agreement;

(c)  within the criteria specified in the definition of “Eligible Accounts Receivable” in Section 1.01 of this Financing Agreement, make determinations of eligibility of Collateral with such non-material temporary modification as the Agent may from time to time implement (provided that the consent of the Lenders to any other modifications thereof shall be implied if the Agent does not receive notice to the contrary within ten (10) business days of sending notice of any proposed change to the Lenders); and

(d)  establish reserves.

Section 13.11.  Recapture of Payments.   If the Agent is required at any time to return to any Obligor or to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by such Obligor to the Agent as a result of a bankruptcy with respect to such Obligor, any guarantor or any other person or entity or otherwise, then each Lender shall, on demand of the Agent, forthwith return to the Agent its Pro Rata Share of any such payments made to such Lender by the Agent, together with its Pro Rata Share of interest or penalties, if any, payable by the Lenders.  This provision shall survive the termination of this Financing Agreement.

ARTICLE XIV.      RIGHTS AND OBLIGATIONS OF THE LENDERS AND THE AGENT

Section 14.01. Adjustments Among Lenders.   Notwithstanding anything herein to the contrary contained in this Financing Agreement, prior to the occurrence of an Event of Default, in the event that any Lender shall obtain payment in respect of a Revolving Credit Note, or interest thereon or upon or following on Event of Default, in the event any Lender shall obtain payment in respect of a Revolving Credit Note, or interest thereon, or receive any Collateral or proceeds thereof with respect to any Revolving Credit Note, whether voluntarily or involuntarily, and whether through the exercise of a right of banker’s Lien, set-off or counterclaim against the applicable Borrower or otherwise, in a greater proportion than any such payment obtained by any other Lender in respect of the corresponding Revolving Credit Note held by such Lender, then the Lender so receiving such greater proportionate payment or such greater proportionate amount of Collateral in the case of an occurrence of an Event of Default shall purchase for cash from the other Lender or Lenders such portion of each such other Lender or Lenders’ Revolving Credit Loan as appropriate, as shall be necessary to cause such Lender receiving the proportionate overpayment to share the excess payment with each Lender or shall provide the other Lenders with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Lender receiving the proportionate overpayment to share the excess payment or benefits of such Collateral or proceeds ratably with each Lender in the case of an occurrence of an Event of Default.  Upon or following an Event of Default payments on any Revolving Credit Note received by each Lender and receipt of Collateral by each Lender shall be in the same proportion as the proportion of:  (a) the Obligations owing to such Lender in respect of all Revolving Credit Notes held by such Lender; to (b) the Obligations owing to all of the Lenders in respect of all of the Revolving Credit Notes; provided, however, that, with respect to the two paragraphs above, if all or any portion of such excess payment or benefits is thereafter recovered from the Lender that received the proportionate overpayment, such purchase of Obligations or payment of benefits, as the case may be, shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

Section 14.02.  Sharing of Payments.   The Agent shall, after receipt of any interest and fees earned under this Financing Agreement, remit to each Lender:  (a) its Pro Rata Share of all fees, provided, however, that no Lender (other than CITBC in its role as Agent) shall share in (i) the Collateral Management Fee or Documentation Fee or the fees provided for in Section 6.03 of this Financing Agreement and (ii) applicable fees, costs, expenses and Out-of-Pocket Expenses of the Agent which shall be remitted to and retained by the Agent; and (b) interest computed at the rate and as provided for in Section 6.02 of this Financing Agreement on all outstanding amounts advanced by such Lender on each Settlement Date, prior to adjustment, that were made subsequent to the last remittance by the Agent to the Lender of such Borrower’s interest.

Section 14.03.  Sale of Participations.   Each Borrower acknowledges each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Financing Agreement (including, without limitation, all or a portion of its

Lender Loan Commitment, the Revolving Credit Loans owing to it, and the Revolving Credit Note(s) held by it); provided, however, that:  (a) any such Lender’s obligations under this Financing Agreement (including, without limitation, its Lender Loan Commitment hereunder) shall remain unchanged, and (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (c) such Lender shall remain the holder of any such Revolving Credit Note(s) executed to its order hereunder for all purposes of this Financing Agreement, and (d) each Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Financing Agreement.  Each Borrower further acknowledges that in doing so, the Lenders may grant to such participants certain rights which would require the participant’s consent to certain waivers, amendments and other actions with respect to the provisions of this Financing Agreement.

Each Obligor authorizes each Lender to disclose to any participant or purchasing lender (each, a “Transferee”) and any prospective Transferee, in each case, that has agreed to be bound by the confidentiality provisions of Section 15.10 hereof, any and all financial information in such Lender’s possession concerning such Obligor and their respective affiliates which has been delivered to such Lender by or on behalf of any Obligor pursuant to this Financing Agreement or which has been delivered to such Lender by or on behalf of any Obligor in connection with such Lender’s credit evaluation of any Obligor and its affiliates prior to entering into this Financing Agreement.

Section 14.04.  Nature of Revolving Credit Commitments.   Each Obligor hereby agrees that each Lender is solely responsible for its Lender Loan Commitment and that neither the Agent nor any Lender shall be responsible for, nor assume any obligations for the failure of any Lender to make available its portion of the Revolving Credit Loans.  Further, should any Lender refuse to make available its portion of the Revolving Credit Loans, then any one or more of the other Lenders may, but without obligation to do so, increase, unilaterally, its portion of the Revolving Credit Loans in which event the applicable Borrower is so obligated to that other Lender.

Section 14.05.  Sharing of Costs and Expenses.   In the event that the Agent, the Lenders or any one of them is sued or threatened with suit by any Obligor or any one of them, or by any receiver, trustee, creditor or any committee of creditors on account of any preference, voidable transfer or lender liability issue, alleged to have occurred or been received as a result of, or during the transactions contemplated under this Financing Agreement, then in such event any money paid in satisfaction or compromise of such suit, action, claim or demand and any expenses, costs and attorneys’ fees paid or incurred in connection therewith, whether by the Agent, the Lenders or any one of them, shall be shared proportionately by the Lenders.  In addition, any costs, expenses, fees or disbursements incurred by outside agencies or attorneys retained by the Agent to effect collection or enforcement of any rights in the Collateral, including enforcing, preserving or maintaining rights under this Financing Agreement shall be shared proportionately by the Lenders to the extent not reimbursed by any Obligor or from the proceeds of Collateral.  The provisions of this paragraph shall not apply to any suits, actions, proceedings or claims that (a) predate the date of this Financing Agreement or (b) are based on transactions, actions or omissions that predate the date of this Financing Agreement.

Section 14.06.  Sharing of Payments.   Each Borrower hereby agrees that, in addition to (and without limitation of) any right of set-off, banker’s Lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, upon the occurrence and during the continuation of an Event of Default, to offset balances held by it at any of its offices, as the case may be, against any principal of or interest on its Revolving Credit Loans payable to such Lender, that is not paid when due (regardless of whether such balances are then due to such Borrower), in which case such Lender shall promptly notify such Borrower and the Agent thereof, provided that such Lenders failure to give such notice shall not affect the validity thereof or create any liability on the part of such Lender whatsoever.  If a Lender shall effect payment of any principal of or interest on Revolving Credit Loans held by such Lender under this Financing Agreement through the exercise of any right of set-off, banker’s Lien, counterclaim or similar right, such Lender shall promptly purchase from the other Lenders participations in the loans and/or advances held by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment pro rata in accordance with the unpaid principal and interest on the loans and/or advances held by each of them.  To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.  Each Borrower agrees that any Lender so purchasing a participation in the Revolving Credit Loans held by the other Lenders may exercise all rights of set-off, banker’s Lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of the Revolving Credit Loans in the amount of such participation.  Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of such Borrower.

Section 14.07.  Assignments.   Each Lender shall have the right at any time to assign to one or more commercial banks, commercial finance lenders or other financial institutions all or a portion of its rights and obligations under this Financing Agreement including, without limitation, its Lender Loan Commitment and Revolving Credit Loans; provided that, unless an Event of Default has occurred and is continuing, any such assignment to a Transferee that cannot claim entitlement to complete exemption from U.S. federal withholding tax on all payments made by the Obligors hereunder may be made only with the prior written consent of FiberMark, not to be unreasonably withheld.  Upon such assignment and provided such assignee assumes its portion of each Lender’s obligations hereunder, (a) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of a Lender hereunder and (b) each Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish their rights and be released from their obligations under this Financing Agreement.  Each Borrower shall, if necessary, execute any documents reasonably required to effectuate the assignments.

In the event any Lender makes any assignment, each such assignment shall be of a constant, and not a varying, percentage of all of such Lender’s rights and obligations under this Financing Agreement.  Upon the execution, delivery, acceptance and recording, from and after the effective date specified in an Assignment and Acceptance substantially in the form of Exhibit G hereto (the “Assignment and Acceptance”).

By executing and delivering an Assignment and Acceptance, the Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than as provided in such Assignment and Acceptance, such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Financing Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Financing Agreement or any other instrument or document furnished pursuant hereto; (b) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Obligor or the performance or observance by any Obligor of any of its obligations under this Financing Agreement or any other instrument or document furnished pursuant hereto; (c) such assignee confirms that it has received a copy of this Financing Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon the Agent, CITBC,

CITEF or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Financing Agreement; (e) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Financing Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (f) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Financing Agreement are required to be performed by it as a Lender.

Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, together with all Revolving Credit Notes subject to such assignment, the Agent shall:  (a) accept such Assignment and Acceptance, and (b) give prompt notice thereof to the Borrowers.  Within five (5) Business Days after its receipt of such notice, each Borrower, at its own expense, shall execute and deliver to the Agent in exchange for each surrendered Revolving Credit Note a new Revolving Credit Notes to the order of such assignee in an amount equal to the applicable Lender Loan Commitment and/or Revolving Credit Loans assumed by it pursuant to such Assignment and Acceptance and, if such Lender has retained a Lender Loan Commitment and/or Revolving Credit Loan hereunder, new Revolving Credit Notes to the order of such Lender in amounts equal to the applicable Lender Loan Commitment retained by it hereunder.  Such new Revolving Credit Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A.

Section 14.08.  Acknowledgements by Agent.   The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion and without the necessity of any notice from the Agent to the Lenders, (a) to acknowledge that neither the Agent nor the Lenders have a Lien on any leased property of any Borrower or any other property in which no Borrower owns any interest; (b) to (i) acknowledge a Purchase Money Lien that conforms to the criteria set forth in the definition of said term in Section 1.01 of this Financing Agreement and (ii) subordinate to any holder of such Purchase Money Lien any Lien on the Equipment subject thereto that the Agent and the Lenders have as long as the applicable Obligor owning such Equipment is indebted to such creditor; and (c) to release any Lien granted to or held by the Agent upon any Collateral:  (i) upon termination of the Lender Loan Commitments and this Financing Agreement and the payment and satisfaction of the Obligations; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property leased to the applicable Obligor under a lease which has expired or been terminated in a transaction permitted under this Financing Agreement or is about to expire and which has not been, and is not intended by the applicable Obligor to be, renewed or extended; (iv) consisting of an instrument evidencing Indebtedness, which instrument has been pledged to the Agent for the ratable benefit of the Lenders, if the Indebtedness evidenced thereby has been paid in full; or (v) if approved, authorized or ratified in writing by all the Lenders.  Upon request by the Agent at any time, the Lenders will confirm in writing the Agent’s authority to release particular types or items of Collateral pursuant to this Section 14.08.

Section 14.09.  Termination of Financing Agreement.   The Agent, at the direction of all of the Lenders, may terminate the Lender Loan Commitments and this Financing Agreement on September 30, 2005 or any Anniversary Date thereafter by giving the Borrowers at least sixty (60) days’ prior written notice of termination.  Notwithstanding the foregoing, the Agent may terminate this Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in paragraph (e), (f) or (g) of Section 12.01 hereof, the Agent may regard this Financing Agreement as terminated and notice to that effect is not required.

Any of the Lenders may terminate this Financing Agreement on September 30, 2005 or any Anniversary Date thereafter by giving the Agent and the other Lenders at least ninety (90) days prior written notice of termination.  Within thirty (30) days of receipt of such notice from any such Lender(s), the Agent shall either:  (a) give notice to the Borrowers of termination of the Lender Loan Commitments and this Financing Agreement in accordance with the terms hereof, in which event the obligations of the Lenders hereunder shall terminate as of the date on which termination of this Financing Agreement with the Borrowers shall become operative and effective or (b) if the other Lenders so elect, they shall have the right to purchase the terminating Lender’s Pro Rata Share of its interest hereunder for the full amount thereof, together with any accrued interest.  Termination of this Financing Agreement by any of the Lenders as herein provided shall not affect the Lenders’ respective rights and obligations under this Financing Agreement incurred prior to the effective date of termination as set forth in the preceding sentence.  This Financing Agreement, unless terminated as herein provided, shall continue.

The Borrowers may terminate this Financing Agreement and the Lender Loan Commitments, in whole, only upon sixty (60) days’ prior written notice by the Borrowers to the Agent, provided that the Borrowers pay to the Agent for the ratable benefit of the Lenders immediately on demand the Libor Rate Prepayment Premium.  All Obligations shall become due and payable as of any termination hereunder or under Article 12 hereof and, pending a final accounting, the Agent may withhold any balances in the Borrowers’ accounts (unless supplied with an indemnity satisfactory to the Agent) to cover all of the Obligations, whether absolute or contingent.  All of the Agent’s and the Lenders’ rights, liens and security interests shall continue after any termination until all Obligations have been paid and indefeasibly satisfied in full.

ARTICLE XV.       MISCELLANEOUS

Section 15.01.  Waivers.   Each Obligor hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment.  No delay or omission of the Agent or any of the Lenders or any Obligor to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default.  No single or partial exercise by the Agent or any of the Lenders of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

Section 15.02.  Entire Agreement.   This Financing Agreement and the documents executed and delivered in connection therewith constitute the entire agreement between the Obligors and the Agent and the Lenders;  supersede any prior agreements; subject to the provisions in Section 13.10, can be changed only by a writing signed by the Obligors, the Agent and the Required Lenders; and shall bind and benefit the Obligors, the Agent and the Lenders and their respective successors and assigns.

Section 15.03.  Usury.   In no event shall any Obligor, upon demand by the Agent for payment of any indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by Law.  Regardless of any provision herein or in any agreement made in connection herewith, the Lenders shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable Law.  If the Agent or any one or more of the Lenders ever receive, collect or apply any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the applicable Obligor.  This paragraph shall control every other provision hereof and of any other agreement made in connection herewith.

Section 15.04.  Payment of Expenses.   All statements, reports, certificates, opinions and other documents or information required to be furnished by any Obligor to Agent or any Lender under this Financing Agreement or any other Loan Document shall be supplied without cost to

Agent or any Lenders.  FiberMark shall pay, on demand, whether or not the Closing Date occurs, (1) all Out-of-Pocket Expenses of Agent and Lenders, including, without limitation, the fees and disbursements of Dewey Ballantine LLP, counsel to Agent and Lenders, incurred in connection with (a) the negotiation, preparation, execution and delivery of the Loan Documents, (b) any waiver of amendment of, or supplement or modification to, the Loan Documents and (c) the review of any of the other agreements, instruments or documents referred to in this Financing Agreement or relating to the transactions contemplated hereby including, without limitation, ongoing review of environmental matters; (d) all cost associated with all policies of title insurance; (e) all costs and expenses of the Agent and Lenders (including fees and disbursements of legal counsel) incident to the successful enforcement, collection, protection or preservation of any right or claim of Agent or Lenders under the Loan Documents (including in connection with any bankruptcy of an Obligor or any appeal); (f) any assignment or participation by a Lender, during the continuation of an Event of Default, of all or any portion of its interests hereunder; and (g) (1) all fees and expenses incurred in connection with the perfection of the Lenders’ Liens, all recording fees, mortgage taxes, serving costs, and costs of searches; (2) the Collateral Management Fee; (3) the Documentation Fee; (4) the Facility Fee; and (5) the Unused Line Fee.

Section 15.05.  Indemnity.   Each Obligor hereby jointly and severally agrees to indemnify the Lenders and the Agent and each of their affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, “Indemnitees”) and agrees to defend and hold the Indemnitees harmless from and against any and all loss, damage, claim, liability, injury, obligation, penalty, action, suit, cost, or expense of whatsoever kind or nature, imposed on, incurred by or asserted against any Indemnitee by reason of (a) any investigation, litigation or other proceedings (including any threatened investigation, litigation or other proceedings) relating to or arising in connection with this Financing Agreement, any other Loan Document or the transactions contemplated hereby or thereby (but excluding any such losses, liabilities, claims or damages incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) and (b) any Environmental Discharge; any handling, storage, use, disposal, manufacture, treatment, recycling, remediation, removal, generation, release, discharge, refining or dumping of any Hazardous Materials; any Remedial Action; or any violation or alleged violation of Environmental Laws, arising from or in connection with the past, present or future operations, properties or equipment of any Obligor or its predecessors in interest.  Each Obligor hereby jointly and severally also agrees to reimburse any Indemnitee for all expenses incurred in connection with any such investigation, litigation or other proceedings (whether actual or threatened), or such Environmental

Discharge; handling, storage, use, disposal, manufacture, treatment, recycling, remediation, removal, generation, release, discharge, refining or dumping of any Hazardous Materials; Remedial Action; or violation or alleged violation of Environmental Laws including, without limitation, the fees and disbursements of counsel incurred in connection with any of the foregoing.  Each Obligor further agrees that this indemnification shall survive termination of this Financing Agreement as well as the payment of all Obligations or amounts payable hereunder.

Section 15.06.  Severability.   If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision’s severance.  Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

Section 15.07.  Waiver of Jury Trial.   EACH OBLIGOR, THE AGENT AND EACH LENDER EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS FINANCING AGREEMENT.  EACH OBLIGOR HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

Section 15.08.  Notices.   Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when hand delivered or sent by telegram or facsimile, or three days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified as follows:

(a) if to CITBC or the Agent at:

The CIT Group/Business Credit, Inc.

1211 Avenue of the Americas

New York, New York 10036

Attn: Regional Manager

Fax (212) 536-1295

(b) if to CITEF at:

The CIT Group/Equipment Financing, Inc.

1540 West Fountainhead Parkway

Tempe, Arizona 85282

Attn:  Frank Young, Senior Vice President

Fax

(c)  if to any party which becomes a Lender subsequent to the date hereof, such address as appears beneath such Lender’s name on the signature page of the Assignment and Acceptance such Lender executes in accordance with Section 14.07 of this Financing Agreement.

(d)  if to FiberMark at:

FiberMark, Inc.

P.O. Box 498

161 Wellington Road

Brattleboro, VT 05302

Attn: Chief Financial Officer

Fax: (802) 257-5973

with a copy to (provided, however, the failure to deliver such copy will not invalidate any notices delivered to FiberMark nor create any liability on the part of the Agent or any Lender):

Hale and Dorr LLP

60 State Street

Boston Massachusetts  02109

Attn:  John D. Sigel, Esq.

Fax:  (617) 526-5000

(e)  if to FiberMark Durable, FiberMark Filter, FiberMark Office or DSI at:

c/o FiberMark, Inc.

P.O. Box 498

161 Wellington Road

Brattleboro, VT 05302

with a copy to (provided, however, the failure to deliver such copy will not invalidate any notices delivered to any Borrower nor create any liability on the part of the Agent or any Lender):

Hale and Dorr LLP

60 State Street

Boston Massachusetts  02109

Attn:  John D. Sigel, Esq.

Fax:  (617) 526-5000

or to such other address as any party may designate for itself by like notice.

Section 15.09.  Governing Law.   THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 15.10.  Confidentiality.   The Lenders shall maintain the confidential nature of, and shall not use (except for purposes relating to this Financing Agreement and the transactions contemplated hereby) or disclose, any Obligor’s financial information, confidential information or trade secrets without first obtaining such Obligors written consent.  Nothing in this Section 15.10 shall require the Agent or the Lenders to obtain the consent of any Obligor before exercising any of their respective rights under the Loan Documents upon the occurrence of a Default or Event of Default.  The obligations of the Agent and the Lenders shall in no event apply to:  (a) providing information about any Obligor to any financial institution contemplated in Section 14.03 or 14.07; (b) any situation in which the Agent or any of the Lenders is required by Law or required by any Governmental Authority or governmental, regulatory or supervisory authority or official to disclose information; (c) providing information to counsel to the Lenders in connection with the transactions contemplated by the Loan Documents; (d) providing information to independent auditors retained by the Lenders; (e) any information that is in or becomes part of the public domain otherwise than through a wrongful act of the Agent or any of the Lenders or any employees or agents thereof; (f) any information that is in the possession of the Agent or any of the Lenders prior to receipt thereof from the applicable Obligor or any other Person known to such Lender to be acting on behalf of such Obligor; (g) any information that is independently developed by the Agent or any of the Lenders; and (h) any information that is disclosed to the Agent or any of the Lenders by a third party that has no obligation of confidentiality with respect to the information disclosed.

Section 15.12.  Effectiveness.  This Financing Agreement shall become effective upon its execution and delivery by all parties to the Financing Agreement.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.  This Financing Agreement shall take effect as of the date set forth above after being accepted below.

FIBERMARK, INC., as Guarantor

By
Name:
Title:

Address for Notices:

P.O. Box 498
161 Wellington Road
Brattleboro, VT 05302

Attn: Bruce Moore
Chief Financial Officer

Telecopy: (802) 257-5973

FIBERMARK DURABLE SPECIALTIES, INC., as Borrower and Guarantor

By
Name:
Title:

Address for Notices:

P.O. Box 498
161 Wellington Road
Brattleboro, VT 05302

Attn: Bruce Moore
Chief Financial Officer

Telecopy: (802) 257-5973

FIBERMARK FILTER AND TECHNICAL PRODUCTS, INC., as Borrower and Guarantor

By
Name:
Title:

Address for Notices:

P.O. Box 498
161 Wellington Road
Brattleboro, VT 05302

Attn: Bruce Moore
Chief Financial Officer

Telecopy: (802) 257-5973

FIBERMARK OFFICE PRODUCTS, LLC, as Borrower and Guarantor

BY	FIBERMARK, INC.,
its sole Member

By
Name:
Title:

Address for Notices:
P.O. Box 498
161 Wellington Road
Brattleboro, VT 05302

Attn: Bruce Moore
Chief Financial Officer

Telecopy: (802) 257-5973

FIBERMARK DSI INC., as Borrower and Guarantor

By
Name:
Title:

Address for Notices:

P.O. Box 498
161 Wellington Road
Brattleboro, VT 05302

Attn: Bruce Moore
Chief Financial Officer

Telecopy: (802) 257-5973

THE CIT GROUP/BUSINESS CREDIT, INC., as Agent

By
Name:
Title:

Applicable Lending Office:
New York

Address for Notices:

1211 Avenue of the Americas
New York, New York 10036

Attn: Steven M. Schuit

Telecopy: (212) 536-1295

THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender

By
Name:
Title:

Applicable Lending Office:
New York

Address for Notices:

1211 Avenue of the Americas
New York, New York 10036

Attn:

Telecopy: (212) [536-1295]

THE CIT GROUP/EQUIPMENT FINANCING, INC., as a Lender

By
Name:
Title:

Applicable Lending Office:
Atlanta

Address for Notices:

900 Ashwood Parkway
Atlanta, Georgia 30338

Attn: [Fred R. Rucker]

Telecopy: [(770) 551-7868]

EXHIBIT G

FORM OF ASSIGNMENT AND ACCEPTANCE

Dated                  , 200

Reference is hereby made to the Fourth Amended and Restated Financing Agreement and Guaranty, dated as of January 31, 2002 (as amended, modified or supplemented from time to time, the “Financing Agreement”), among FiberMark, Inc., a Delaware corporation (“FiberMark”), FiberMark Durable Specialties, Inc., a Delaware corporation (“FiberMark Durable”), FiberMark Filter and Technical Products, Inc., a Delaware corporation (“FiberMark Filter”), FiberMark Office Products, LLC, a Vermont Limited Liability Company, (“FiberMark Office”), FiberMark DSI Inc., a New York corporation (“DSI,” and together with FiberMark, FiberMark, Office, FiberMark Durable and FiberMark Filter, the “Borrowers”), the Lenders signatory thereto (collectively, the “Lenders”) and The CIT Group/Business Credit, Inc. in its capacity as agent for the Lenders (in such capacity, the “Agent”).  Capitalized terms used herein that are defined in this Financing Agreement that are not otherwise defined herein shall have the respective meanings ascribed thereto in this Financing Agreement.

                                                    , a                                                                (the “Assignor”) and,                                                         , a                          , (the “Assignee”) agree as follows:

1.             The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a                                percent (      %) interest in and to all of the Assignor’s rights and obligations under this Financing Agreement as of the Effective Date (as defined below) (including, without limitation, such  percentage interest in the Assignor’s Lender Loan Commitment as in effect on the Effective Date, as evidenced by the Revolving Credit Notes held by the Assignor, and the Obligations owing to the Assignor on the Effective Date.

2.             The Assignor:  (i) represents and warrants that as of the date hereof, (in each case without giving effect to assignments thereof that have not yet become effective) its Revolving Credit Commitment is $                           , and the its Lender Loan Commitment is $                 (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder, and

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that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Financing Agreement or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its Obligations under this Financing Agreement or any other instrument or document furnished pursuant thereto; and (v) attaches each of the Revolving Credit Notes referred to in Paragraph 1 above and requests that the Agent exchange each such note for a new note as follows:  a Revolving Credit Note of such Borrower dated the Effective Date in the principal amount of $                         , such Revolving Credit Note payable to the order of the Assignee; and a Revolving Credit Note of such Borrower dated the Effective Date in the principal amount of $                       such Revolving Credit Note payable to the order of the Assignor.

3.             The Assignee:  (i) confirms that it has received a copy of this Financing Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Financing Agreement; (iii) appoints and authorizes the Agent to take such action as its agent on its behalf and to exercise such powers under this Financing Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligation which by the terms of this Financing Agreement are required to be performed by it as a Lender; and (vi) specifies as its address(es) and telephone numbers for notice the office(s) set forth beneath its name on the signature pages hereof.

4.             The effective date for this Assignment and Acceptance shall be                      (the “Effective Date”).  Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by the Agent.

5.             Upon such acceptance, as of the Effective Date: (i) the Assignee shall be a party to this Financing Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provide in this Assignment and Acceptance, relinquish its rights and be released from its obligations under this Financing Agreement.

6.             Upon such acceptance from and after the Effective Date, the Agent shall make (except as otherwise agreed to by the Agent, the Assignor and the Assignee) all payments under this Financing Agreement and the Revolving

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Credit Note in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee.  The Assignor and Assignee shall make all appropriate adjustments in payments under this Financing Agreement and the notes for periods prior to the Effective Date directly between themselves.

7.             This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

[NAME OF ASSIGNOR]

By
Title

[NAME OF ASSIGNEE]

By
Title

Address for Notices:

Attention:

Telephone No.:

Telex No.:

Accepted this day
of ,

THE CIT GROUP/BUSINESS CREDIT, INC, as Agent

By
Title

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Schedule 101

Applicable Margin and Unused Line Fee Terms

Tier	Leverage Ratio	Applicable Margin		Unused Line Fee
		Chase Manhattan Bank Rate Loans	Libor Rate Loans
1.	Less than or equal to 2.50 to 1.00	0.50%	2.00%	0.375%
2.	Greater than 2.50 to 1.00, but less than or equal to 3.00 to 1.00	0.75%	2.25%	0.375%
3.	Greater than 3.00 to 1.00, but less than or equal to 3.50 to 1.00	1.00%	2.50%	0.375%
4.	Greater than 3.50 to 1.00, but less than or equal to 4.00 to 1.00	1.25%	2.75%	0.500%
5.	Greater than 4.00 to 1.00	1.50%	3.00%	0.500%

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Exhibits

Exhibit A -	Form of Revolving Credit Note
Exhibit B -	Form of Revolving Credit Notice of Borrowing
Exhibit C -	Form of Notice of Interest Rate Selection
Exhibit D -	Form of Amendments to Mortgage
Exhibit E -	Form of Solvency Certificate
Exhibit F -	Forms of Opinions of Counsel to Obligors
Exhibit G -	Form of Assignment and Acceptance
Exhibit H -	Form of Borrowing Base Certificate
Exhibit I -	Initial Projections

Schedules

Schedule 1.01 -	Applicable Margin and Unused Line Fee Terms
Schedule 2.01 -	Excluded Premises
Schedule 5.04 -	List of Inventory and Equipment Locations
Schedule 5.04A -	Real Estate
Schedule 8.04 -	Litigation
Schedule 8.16 -	Environmental Matters
Schedule 8.18 -	Intellectual Property
Schedule 8.19 -	License of Intellectual Property

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